EXHIBIT 10.1

SECOND AMENDMENT TO

CREDIT AGREEMENT

This SECOND AMENDMENT to the Credit Agreement referred to below is entered into as of April 10, 2018 (this “Second Amendment”) by and among GCP APPLIED TECHNOLOGIES INC., a Delaware corporation (the “Borrower”), GCP APPLIED TECHNOLOGIES (UK) LIMITED (FORMERLY GRACE CONSTRUCTION PRODUCTS LIMITED), a limited liability company incorporated under the laws of England and Wales with company number 00614807 (the “UK Borrower”), GCP APPLIED TECHNOLOGIES NV (FORMERLY GRACE NV), a public limited liability company (naamloze vennootschap/société anonyme) organized and existing under the laws of Belgium, having its registered seat at Industriepark 8, B-2220 Heist-Op-Den-Berg with company number 0403.768.141 RLE Antwerp (division Mechelen) (the “Belgian Borrower” and together with the UK Borrower, the “European Borrowers”; the European Borrowers, together with the Borrower, the “Borrowers”), the Guarantors party hereto, the Lenders under the Credit Agreement party hereto and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”), and in its capacity as Collateral Agent. Capitalized terms not otherwise defined in this Second Amendment have the same meanings as specified in the Amended Credit Agreement (as defined below). Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof), Citibank, N.A., Goldman Sachs Bank USA, KeyBank National Association, and PNC Capital Markets LLC (in such capacities, the “Amendment Arrangers”) are acting as joint lead arrangers and bookrunners in connection with this Second Amendment. Bank of America, N.A. is acting as syndication agent (in such capacity, the “Syndication Agent”) in connection with this Second Amendment. Citibank, N.A., Goldman Sachs Bank USA, KeyBank National Association, and PNC Capital Markets LLC (in such capacities, the “Documentation Agents”) are acting as documentation agents in connection with this Second Amendment.

RECITALS

WHEREAS, the Borrowers, the several Lenders from time to time party thereto and the Administrative Agent, have entered into that certain Credit Agreement, dated as of February 3, 2016 as first amended on August 25, 2016 (together with all exhibits and schedules attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Second Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrowers, the undersigned Lenders (including the New Revolving Lender (as defined below)) (the “Lenders”) and the Administrative Agent have agreed to amend the Credit Agreement to, among other things, provide for additional Revolving Commitments in an aggregate principal amount of $100,000,000 having the terms set forth herein (the “New Revolving Commitments”);

WHEREAS, except as otherwise provided herein, the New Revolving Commitments under the Amended Credit Agreement will have the same terms as the Revolving Commitments outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date (as defined below);

WHEREAS, each Revolving Lender under the Credit Agreement immediately prior to the Second Amendment Effective Date (collectively, the “Existing Revolving Lenders”) hereby agrees to the terms and conditions of this Second Amendment and agrees to reallocate all of its Revolving Loans, if any, outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date into Revolving Loans under the Amended Credit Agreement ratably in accordance with the Revolving Commitments held by such Existing Revolving Lender under the Amended Credit Agreement on (and after giving effect to) the Second Amendment Effective Date;

WHEREAS, certain of the Existing Revolving Lenders and the New Revolving Lender have agreed to make New Revolving Commitments to the relevant Borrowers as set forth in this Second Amendment;

WHEREAS, the Borrowers, the Guarantors, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as provided herein to reflect the existence and terms of the New Revolving Commitments;

WHEREAS, each Loan Party and each European Borrower party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Second Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party; and

WHEREAS, the Borrower desires to amend certain other provisions of the Credit Agreement in accordance with Section 10.01 of the Credit Agreement, as hereinafter set forth, and the Administrative Agent and the Lenders agree to such amendments in accordance with the terms of set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date:

(a)    the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

(b)    Schedules 2.01, 7.01(j), 7.02(j), 7.03(d) and 7.08 to the Credit Agreement are hereby amended and restated to read as set forth in Schedules 2.01, 7.01(j), 7.02(j), 7.03(d) and 7.08 hereto.

SECTION 2.    Reallocation of Revolving Loans and Revolving Commitments; Other Terms and Agreements.

(a)    Reallocation of Revolving Loans and Revolving Commitments. Upon the Second Amendment Effective Date, each of the Existing Revolving Lenders shall assign to each of the Revolving Lenders under the Amended Credit Agreement (including the Existing Revolving Lenders and the New Revolving Lender), and each of the Revolving Lenders under the Amended Credit Agreement (including the Existing Revolving Lenders and the New Revolving Lender) shall purchase from each of the Existing Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Second Amendment Effective Date as shall be necessary in order that, immediately after the Second Amendment Effective Date and after giving effect to all such assignments and purchases, such Revolving Loans will be held by Existing Revolving Lenders and the New Revolving Lender ratably in accordance with their Revolving Commitments under the Amended Credit Agreement as of such date. The Borrowers, the Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained in the Amended Credit Agreement or other Loan Documents shall not apply to the transactions effected pursuant to the immediately preceding sentence.

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(b)    New Revolving Lender. Citizens Bank, N.A. (the “New Revolving Lender”) hereby agrees to the terms of the Amended Credit Agreement as a Revolving Lender and commits to provide, on the Second Amendment Effective Date, Revolving Commitments in an amount equal to its commitment set forth on Schedule 2.01 hereto.

SECTION 3.    Conditions of Effectiveness. The effectiveness of this Second Amendment (including the amendments contained in Section 1 and agreements contained in Section 2) are subject to the satisfaction (or written waiver) of the following conditions (the date of satisfaction or waiver of such conditions being referred to herein as the “Second Amendment Effective Date”):

(a)    This Second Amendment shall have been duly executed by the Borrowers, the Guarantors, each Lender (under and as defined in each of the Credit Agreement and herein), each L/C Issuer (under and as defined in the Credit Agreement), and the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method), and delivered to the Administrative Agent;

(b)    The Administrative Agent shall have received a favorable opinion of each of:

(i)	Wachtell, Lipton, Rosen & Katz, special outside counsel to the Borrower;

(ii)	Potter Anderson & Corroon, Delaware counsel to the Borrower;

(iii)	Eubelius, Belgian counsel to the Borrower;

(iv)	Latham & Watkins LLP, English counsel to the Administrative Agent; and

(v)	Loyens and Loeff CVBA, Belgian counsel to the Administrative Agent;

(c)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower as to the matters set forth in paragraph (f) of this Section 3 and paragraph (c) of Section 4 below;

(d)    The Administrative Agent shall have received a certificate dated as of the Second Amendment Effective Date of the secretary or an assistant secretary or director (or such other officer reasonably acceptable to the Administrative Agent) of each Loan Party and each European Borrower (to the extent applicable thereto), in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that either (A) attached thereto is a true and complete and up to date copy of the Organizational Documents for such Person, certified as of a recent date by the appropriate Governmental Authority of its jurisdiction of organization (where applicable), and that the same has not been amended since the date of such certification or (B) the Organizational Documents of such Person delivered on the First Amendment Effective Date to the Administrative Agent have not been amended and are in full force and effect, (ii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors or other comparable governing body or bodies of such Person and, if applicable all the holders of the issued shares of such Person, authorizing and approving the execution, delivery and performance of this Second Amendment and any related Loan Documents to which it is a party, which are in full force and effect without amendment or supersession as of the date of the certificate, and (iii) either (A) as to the incumbency and genuineness of the signature of each officer, director or other comparable authorized manager or attorney of such Person executing this Second Amendment or any of such other Loan Documents or (B) that each of the Persons identified to the Administrative Agent on

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the First Amendment Effective Date as a duly elected and qualified officer of such Loan Party or European Borrower continues to be a duly elected and qualified officer of such Loan Party or European Borrower, as applicable, and each such Person is duly authorized to execute and deliver on behalf of such Loan Party or European Borrower, as applicable, the Second Amendment and any other Loan Documents, and attaching all such copies of the documents described above;

(e)    The Administrative Agent shall have received (x) a certificate as of a recent date of the good standing of each of the Loan Parties and the UK Borrower under the laws of its jurisdiction of organization, from the appropriate Governmental Authority of such jurisdiction (where available in such jurisdiction), (y) a copy of a non-bankruptcy certificate and commercial extract relating to the Belgian Borrower dated not earlier than 2 Business Days before the Second Amendment Effective Date, and (z) from the Borrower, either (A) a counterpart to that certain Supplemental Share Charge, dated the date hereof, supplementing the UK Holdco Pledge Agreement or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of such Supplemental Share Charge) that the Borrower has signed a counterpart of such Supplemental Share Charge;

(f)    No Default or Event of Default has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby;

(g)    The representations and warranties of each Borrower and each of the Guarantors set forth in Section 4 of this Second Amendment are true and correct to the extent set forth therein;

(h)    All fees and expenses of the Amendment Arrangers and the Administrative Agent required to be paid or reimbursed pursuant to Section 10.04 of the Credit Agreement shall have been paid in full in cash or will be paid in full in cash on the Second Amendment Effective Date; and

(i)    The Borrowers shall have, prior to or substantially concurrently with the effectiveness of this Second Amendment, paid (x) to all Existing Revolving Lenders all accrued and unpaid interest and fees payable to such Existing Revolving Lenders pursuant to the Credit Agreement, (y) to all Existing Revolving Lenders, an upfront fee in an amount equal to (A) 10 basis points multiplied by the amount of such Existing Revolving Lender’s Revolving Commitments outstanding immediately prior to the Second Amendment Effective Date, plus (B) 20 basis points multiplied by the amount such Existing Revolving Lender’s Revolving Commitments outstanding under the Amended Credit Agreement on the Second Amendment Effective Date exceeds such Existing Revolving Lender’s Revolving Commitments outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date, and (z) to the New Revolving Lender, an upfront fee in an amount equal to 20 basis points multiplied by the amount of such New Revolving Lender’s Revolving Commitments outstanding under the Amended Credit Agreement on the Second Amendment Effective Date immediately after giving effect to this Second Amendment.

The Administrative Agent shall promptly notify the Borrower and each Lender of the occurrence of the Second Amendment Effective Date, and such notice shall be conclusive and binding upon the parties hereto.

SECTION 4.    Representations and Warranties. To induce the other parties hereto to enter into this Second Amendment and any Note delivered in connection herewith, each Loan Party and each European Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Second Amendment Effective Date:

(a)    This Second Amendment has been duly authorized, executed and delivered by each Loan Party and each European Borrower and constitutes, and the Amended Credit Agreement

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constitutes, its legal, valid and binding obligation, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing;

(b)    After giving effect to this Second Amendment and the transactions contemplated hereby, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent; and

(c)    The representations and warranties of each Loan Party and each European Borrower set forth in Article 5 of the Amended Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is already qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Second Amendment Effective Date (immediately after giving effect to this Second Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is already qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) as of such earlier date.

SECTION 5.    Post-Closing Covenants. On or prior to the date which is sixty (60) days after the Second Amendment Effective Date (or such later date to which the Administrative Agent shall agree in its reasonable discretion), the Borrowers shall deliver, or shall cause to be delivered, to the Administrative Agent the following with respect to each property subject to a Mortgage as of the Second Amendment Effective Date (each a “Mortgaged Property”):

(a)    A duly executed and notarized mortgage amendment (each, a “Mortgage Amendment”), in proper form for recording in all applicable jurisdictions, in form and substance reasonably satisfactory to the Administrative Agent;

(b)    An opinion of counsel in each jurisdiction in which a Mortgaged Property is located with respect to the due authorization, execution and delivery and the enforceability of each applicable Mortgage Amendment and such other matters as the Administrative Agent may reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(c)    An ALTA title insurance date down endorsement or irrevocable commitment to issue the same, together with evidence that the applicable Loan Party has (i) delivered all affidavits and other deliverables required by the title company to provide such coverage; and (ii) paid all expenses and premiums of the title company and all other sums required to be paid in connection with the issuance of the endorsements and all recording fees payable in connection with recording the Mortgage Amendments in the applicable real property records; and

(d)    A completed Flood Certificate with respect to each Mortgaged Property, which Flood Certificate shall (i) be addressed to the Administrative Agent, (ii) be completed by a company which has guaranteed the accuracy of the information contained therein, and (iii) otherwise comply with the Flood Program; and if the Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program, a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 6.07 of the Amended Credit Agreement (including, without limitation, flood insurance policies) and the applicable provisions of the Collateral Documents.

SECTION 6.    Effects on Loan Documents. Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Second Amendment shall

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not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. Each Borrower and each of the Guarantors acknowledges and agrees that, on and after the Second Amendment Effective Date, this Second Amendment and each of the other Loan Documents to be executed and delivered by any Borrower or any Loan Party in connection herewith shall constitute a Loan Document for all purposes of the Amended Credit Agreement. Prior to the Second Amendment Effective Date, each reference in the Credit Agreement to “Revolving Commitments” shall mean and be a reference to the Revolving Commitments prior to giving effect to the Second Amendment, and from and after the Second Amendment Effective Date, each such reference in the Amended Credit Agreement shall mean and be a reference to the Revolving Commitments after giving effect to the Second Amendment. On and after the Second Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Second Amendment and the Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle any Borrower or any Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 7.    Indemnification. Each Borrower hereby confirms that the indemnification provisions set forth in Section 10.05 of the Amended Credit Agreement shall apply to this Second Amendment and the transactions contemplated hereby.

SECTION 8.    Amendment Arrangers; Syndication Agent and Documentation Agents. The Borrowers and the Lenders party hereto agree that the Amendment Arrangers, the Documentation Agents and the Syndication Agent shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Credit Agreement. Except as otherwise agreed to in writing by the Borrower, on the one hand, and the Amendment Arrangers, the Documentation Agents and the Syndication Agent, on the other hand, the Amendment Arrangers, the Documentation Agents and the Syndication Agent shall have no duties, responsibilities or liabilities with respect to this Second Amendment, the Amended Credit Agreement or any other Loan Document.

SECTION 9.    Amendments; Execution in Counterparts; Severability.

(a)    This Second Amendment may not be amended nor may any provision hereof be waived except in accordance with Section 10.01 of the Amended Credit Agreement; and

(b)    To the extent any provision of this Second Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Second Amendment in any jurisdiction.

SECTION 10.    Reaffirmation. Each of the Reaffirming Parties, as party to the Guarantee Agreement and certain of the Collateral Documents and the other Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and (B) any guaranties made by it pursuant to the Guarantee Agreement, (iii) acknowledges and agrees that

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the grants of security interests by it contained in the Security Agreement and any other Collateral Document (including, in the case of the Borrower, the UK Holdco Pledge Agreement) shall remain in full force and effect after giving effect to the Second Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrowers when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, any Revolving Loans under the Amended Credit Agreement.

SECTION 11.    No Novation. The execution, delivery or effectiveness of this Second Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Liens (as defined in the Credit Agreement) or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any Collateral Document or instruments securing the same, which shall remain in full force and effect, as amended or otherwise modified hereby and by any documents or instruments executed concurrently herewith. Nothing implied by this Second Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of the Borrowers or any of their Subsidiaries under the Credit Agreement or the other Loan Documents. Each of the Credit Agreement and the other Loan Documents shall remain in full force and effect as amended or otherwise modified hereby and any documents or instruments executed concurrently herewith or therewith.

SECTION 12.    Administrative Agent. Each Borrower acknowledges and agrees that DBNY, in its capacity as administrative agent under the Credit Agreement, will serve as Administrative Agent under this Second Amendment and under the Amended Credit Agreement.

SECTION 13.    Governing Law; Waiver of Jury Trial; Jurisdiction. This Second Amendment shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflicts of law provisions thereof). The provisions of Sections 10.16(b) and (c) and Section 10.17 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 14.    Headings. Section headings in this Second Amendment are included herein for convenience of reference only, are not part of this Second Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Second Amendment.

SECTION 15.    Counterparts. This Second Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Borrower:

GCP APPLIED TECHNOLOGIES INC.

By:	/s/ Dean P. Freeman
	Name:	Dean P. Freeman
	Title:	Vice President and
Chief Financial Officer

[Signature Page to Second Amendment]

UK Borrower:

GCP APPLIED TECHNOLOGIES (UK) LIMITED

By:	/s/ Dean P. Freeman
	Name:	Dean P. Freeman
	Title:	Authorised Signatory

[Signature Page to Second Amendment]

Belgian Borrower:

GCP APPLIED TECHNOLOGIES NV

By:	/s/ Dean P. Freeman
	Name:	Dean P. Freeman
	Title:	Authorized Signatory

[Signature Page to Second Amendment]

Guarantors:

DAREX PUERTO RICO, INC.

By:	/s/ Dean P. Freeman
	Name:	Dean P. Freeman
	Title:	Vice President and Treasurer

DE NEEF CONSTRUCTION CHEMICALS (US) INC.

By:	/s/ Dean P. Freeman
	Name:	Dean P. Freeman
	Title:	Vice President and Treasurer

GCP INTERNATIONAL INC.

By:	/s/ Dean P. Freeman
	Name:	Dean P. Freeman
	Title:	Vice President and Treasurer

VERIFI LLC

By:	/s/ Dean P. Freeman
	Name:	Dean P. Freeman
	Title:	Vice President and Treasurer

[Signature Page to Second Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent and as an Existing Revolving Lender

By:	/s/ Alicia Schug
	Name:	Alicia Schug
	Title:	Vice President

By:	/s/ Maria Guinchard
	Name:	Maria Guinchard
	Title:	Vice President

[Signature Page to Second Amendment]

CITIZENS BANK, N.A., as New Revolving Lender

By:	/s/ Donald A. Wright
	Name:	Donald A. Wright
	Title:	SVP

[Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as an Existing Revolving Lender

By:	/s/ Brandon Weiss
	Name:	Brandon Weiss
	Title:	Vice President

[Signature Page to Second Amendment]

CITIBANK, N.A., as an Existing Revolving Lender

By:	/s/ Stephanie Epkins
	Name:	Stephanie Epkins
	Title:	Senior Vice President

[Signature Page to Second Amendment]

GOLDMAN SACH BANK USA, as an Existing Revolving Lender

By:	/s/ Josh Rosenthal
	Name:	Josh Rosenthal
	Title:	Authorized Signatory

[Signature Page to Second Amendment]

KEYBANK NATIONAL ASSOCIATION, as an Existing Revolving Lender

By:	/s/ Marcel Fournier
	Name:	Marcel Fournier
	Title:	Senior Vice President

[Signature Page to Second Amendment]

PNC Bank, National Association, as Existing Revolving Lender

By:	/s/ Michael Richards
	Name:	Michael Richards
	Title:	SVP, Managing Director

[Signature Page to Second Amendment]

EXHIBIT A

Attached.

CONFORMED COPY

Following the First Amendment dated August 25, 2016

Following the Second Amendment dated April 10, 2018

CREDIT AGREEMENT

~~Dated~~Originally dated as of February 3, 2016

among

GCP APPLIED TECHNOLOGIES INC.,

as the Borrower,

GCP APPLIED TECHNOLOGIES (UK) LIMITED (FORMERLY GRACE CONSTRUCTION PRODUCTS LIMITED) and GCP APPLIED TECHNOLOGIES NV (FORMERLY GRACE NV),

as the European Borrowers,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent,

THE OTHER LENDERS PARTY HERETO

DEUTSCHE BANK SECURITIES INC.,

~~GOLDMAN SACHS BANK USA,~~ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

~~andCITIGROUP  GLOBAL~~ CITIBANK, N.A., GOLDMAN SACHS BANK USA, KEYBANK NATIONAL ASSOCIATION, and PNC CAPITAL MARKETS ~~INC.~~LLC,

as Joint Lead Arrangers and Joint Bookrunners for the Second Amendment

~~GOLDMAN SACHS~~ BANK ~~USA~~OF AMERICA, N.A.,

as Syndication Agent for the Second Amendment

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

~~and~~

~~CITIGROUP GLOBAL~~CITIBANK, N.A., GOLDMAN SACHS BANK USA, KEYBANK NATIONAL ASSOCIATION, and PNC CAPITAL MARKETS ~~INC.~~LLC

as Co-Documentation Agents for the Second Amendment

TABLE OF CONTENTS

Page
ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS		1

SECTION 1.01	Defined Terms	1
SECTION 1.02	Other Interpretive Provisions	~~88~~91
SECTION 1.03	Accounting Terms	~~89~~92
SECTION 1.04	Rounding	~~90~~92
SECTION 1.05	References to Agreements and Laws	~~90~~93
SECTION 1.06	Times of Day	~~90~~93
SECTION 1.07	Timing of Payment or Performance	~~90~~93
SECTION 1.08	Exchange Rates; Currency Equivalents Generally	~~90~~93
SECTION 1.09	Pro Forma Calculations	~~92~~95
SECTION 1.10	Letter of Credit Amounts	~~94~~96
SECTION 1.11	Certifications	~~94~~97
SECTION 1.12	Compliance with Article ~~VII~~	~~94~~97
97
SECTION 1.13	Limited Condition Transactions	97

ARTICLE 2. THE COMMITMENTS AND CREDIT EXTENSIONS		~~95~~98

SECTION 2.01	The Loans	~~95~~98
SECTION 2.02	Borrowings, Conversions and Continuations of Loans	~~96~~99
SECTION 2.03	Letters of Credit	~~98~~101
SECTION 2.04	Reserved	~~106~~109
SECTION 2.05	Prepayments	~~107~~109
SECTION 2.06	Termination or Reduction of ~~Commitment 119~~Commitments	122
SECTION 2.07	Repayment of Loans	~~120~~123
SECTION 2.08	Interest	~~121~~124
SECTION 2.09	Fees	~~121~~124
SECTION 2.10	Computation of Interest and Fees	~~124~~126
SECTION 2.11	Evidence of Indebtedness	~~124~~127
SECTION 2.12	Payments Generally	~~125~~127
SECTION 2.13	Pro Rata Shares; Sharing of Payments; Availability of Funds	~~125~~128
SECTION 2.14	Increase in Commitments	~~127~~130
SECTION 2.15	Refinancing Amendments	~~132~~135
SECTION 2.16	Extensions of Loans and Commitments	~~134~~137
SECTION 2.17	Cash Collateral	~~136~~139
SECTION 2.18	Defaulting Lenders	~~137~~140
SECTION 2.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~139~~142
SECTION 2.20	Appointment of Borrower as Representative of European Borrowers	~~140~~143

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ARTICLE 3. TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~140~~143

SECTION 3.01	Taxes	~~140~~143
SECTION 3.02	Making or Maintaining Eurocurrency Rate Loans	~~146~~149
SECTION 3.03	Increased Cost; Capital Adequacy	~~148~~151
SECTION 3.04	Funding Losses	~~150~~153
SECTION 3.05	Matters Applicable to Requests for Compensation	~~150~~154
SECTION 3.06	Replacement of Lenders Under Certain Circumstances	~~151~~154
SECTION 3.07	Survival	~~152~~156

ARTICLE 4. CONDITIONS PRECEDENT		~~153~~156

SECTION 4.01	Conditions Precedent to Closing Date	~~153~~156
SECTION 4.02	Conditions Precedent to All Credit Extensions	~~156~~159

ARTICLE 5. REPRESENTATIONS AND WARRANTIES		~~156~~160

SECTION 5.01	Corporate Status	~~156~~160
SECTION 5.02	Corporate Power and Authority	~~157~~160
SECTION 5.03	No Violation	~~157~~161
SECTION 5.04	Governmental Authorization; Other Approvals	~~158~~161
SECTION 5.05	Financial Statements; No Material Adverse Effect; Solvency, etc.	~~158~~161
SECTION 5.06	Litigation and Environmental Matters	~~158~~162
SECTION 5.07	Disclosure	~~159~~162
SECTION 5.08	Use of Proceeds, Margin Regulation	~~159~~162
SECTION 5.09	Taxes	~~159~~163
SECTION 5.10	ERISA Compliance	~~159~~163
SECTION 5.11	Ownership of Property	~~160~~163
SECTION 5.12	Subsidiaries	~~160~~164
SECTION 5.13	Compliance with Law	~~161~~164
SECTION 5.14	Investment Company Act	~~161~~164
SECTION 5.15	Environmental Matters	~~161~~164
SECTION 5.16	Labor Matters	~~162~~165
SECTION 5.17	Intellectual Property	~~162~~166
SECTION 5.18	Collateral Documents	~~163~~166
SECTION 5.19	Patriot Act	~~163~~166
SECTION 5.20	FCPA ~~163~~; Anti-Corruption Laws	167
SECTION 5.21	Sanctioned Persons	~~163~~167
SECTION 5.22	Certain Matters Regarding the Belgian Borrower	~~164~~167
SECTION 5.23	Central Administration: COMI	~~164~~167

ARTICLE 6. AFFIRMATIVE COVENANTS		~~164~~168

SECTION 6.01	Financial Statements	~~164~~168

SECTION 6.02	Certificates; Other Information	~~165~~169
SECTION 6.03	Notices	~~167~~171
SECTION 6.04	Payment of Obligations	~~168~~171
SECTION 6.05	Preservation of Existence, Etc.	~~168~~172
SECTION 6.06	Maintenance of Properties	~~168~~172
SECTION 6.07	Maintenance of Insurance	~~168~~172
SECTION 6.08	Compliance with Laws ~~169~~; UK Pensions	173
SECTION 6.09	Books and Records	~~169~~173
SECTION 6.10	Inspection Rights	~~170~~174
SECTION 6.11	Use of Proceeds	~~170~~174
SECTION 6.12	Unrestricted Subsidiaries; Covenant to Guarantee Obligations and Give Security	~~170~~174
SECTION 6.13	~~Maintenance of Ratings 175~~Reserved	178
SECTION 6.14	Further Assurances	~~175~~179
SECTION 6.15	Post-Closing Covenants	~~176~~180
SECTION 6.16	COMI	~~176~~180

ARTICLE 7. NEGATIVE COVENANTS		~~176~~180

SECTION 7.01	Liens	~~176~~180
SECTION 7.02	Investments	~~177~~181
SECTION 7.03	Indebtedness	~~180~~184
SECTION 7.04	Fundamental Changes	~~185~~189
SECTION 7.05	Dispositions	~~186~~190
SECTION 7.06	Restricted Payments	~~187~~191
SECTION 7.07	Change in Nature of Business	~~190~~195
SECTION 7.08	Transactions with Affiliates	~~191~~196
SECTION 7.09	Burdensome Agreements	~~194~~199
SECTION 7.10	Reserved	~~196~~201
SECTION 7.11	Amendments of Certain Documents	~~196~~201
SECTION 7.12	Fiscal Year	~~196~~201
SECTION 7.13	Reserved	~~196~~201
SECTION 7.14	Financial Covenants	~~196~~201

ARTICLE 8. EVENTS OF DEFAULT AND REMEDIES		~~196~~202

SECTION 8.01	Events of Default	~~196~~202
SECTION 8.02	Remedies Upon Event of Default	~~200~~205
SECTION 8.03	Application of Funds	~~201~~207
SECTION 8.04	Rights not Exclusive	~~201~~207

ARTICLE 9. ADMINISTRATIVE AGENT AND OTHER AGENTS		~~202~~208

SECTION 9.01	Appointment of Agents	~~202~~208
SECTION 9.02	Powers and Duties	~~202~~208
SECTION 9.03	General Immunity	~~202~~209
SECTION 9.04	Agents Entitled to Act as Lender	~~204~~210
SECTION 9.05	Lenders’ Representations, Warranties and Acknowledgment	~~204~~210
SECTION 9.06	Right to Indemnity	~~205~~211
SECTION 9.07	Successor Administrative Agent and Collateral Agent	~~205~~211
SECTION 9.08	Collateral Documents and Guaranty ~~207~~ Agents under Collateral Documents and Guaranty	213
SECTION 9.09	Withholding Taxes	~~209~~215
SECTION 9.10	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~210~~215
SECTION 9.11	Secured Bank Product ~~Provider 211~~Providers and Designated Credit Line Providers	216

ARTICLE 10. MISCELLANEOUS		~~211~~217

SECTION 10.01	Amendments, Etc.	~~211~~217
SECTION 10.02	Notices and Other Communications; Facsimile Copies	~~215~~221
SECTION 10.03	No Waiver; Cumulative Remedies; Enforcement	~~218~~224
SECTION 10.04	Attorney Costs, Expenses and Taxes	~~218~~225
SECTION 10.05	Indemnification by the Borrower	~~219~~225
SECTION 10.06	Marshalling; Payments Set Aside	~~222~~228
SECTION 10.07	Successors and Assigns	~~222~~228
SECTION 10.08	Confidentiality	~~228~~234
SECTION 10.09	Setoff	~~229~~235
SECTION 10.10	Interest Rate Limitation	~~230~~236
SECTION 10.11	Counterparts	~~230~~236
SECTION 10.12	Integration	~~230~~236
SECTION 10.13	Survival of Representations and Warranties	~~230~~237
SECTION 10.14	Severability	~~231~~237
SECTION 10.15	Service of Process	~~231~~237
SECTION 10.16	GOVERNING LAW	~~231~~237
SECTION 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~232~~238
SECTION 10.18	No Advisory or Fiduciary Responsibility	~~233~~239
SECTION 10.19	Electronic Execution of Assignments and Certain Other Documents	~~233~~240
SECTION 10.20	Binding Effect	~~234~~240
SECTION 10.21	PATRIOT Act Notice	~~234~~240
SECTION 10.22	Affiliate Activities	~~234~~241
SECTION 10.23	Obligations Several; Independent Nature of Lenders’ Rights	~~235~~241
SECTION 10.24	Headings	~~235~~241
SECTION 10.25	Parallel Debt	~~235~~241

SIGNATURES	S-1

SCHEDULES

I	Guarantors
1.01(b)	Existing Letters of Credit
2.01	Commitments
4.01(i)	Foreign Credit Facilities
5.11(b)	Material Real Properties
5.12	Subsidiaries
5.16	Labor Matters
6.12	Post-Closing Requirements
7.01(j)	Existing Liens
7.02(j)	Existing Investments
7.03(d)	Existing Indebtedness
7.08	Transactions with Affiliates
10.02	Principal Offices, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B-1	Term Note
B-2	Revolving Note
C	Compliance Certificate
D	Assignment and Assumption
E	Guarantee Agreement
F-1	Security Agreement
F-2	UK Holdco Pledge Agreement
G	Administrative Questionnaire
H	Discount Range Prepayment Notice
I	Discount Range Prepayment Offer
J	Specified Discount Prepayment Notice
K	Specified Discount Prepayment Response
L	Solicited Discounted Prepayment Notice
M	Acceptance and Prepayment Notice
N	Solicited Discounted Prepayment Offer
O	Solvency Certificate
P	Prepayment Notice
Q	Joinder Agreement
R	Certificate re: Non-Bank Status

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of February 3, 2016 among GCP Applied Technologies Inc., a Delaware corporation (the “Borrower”), GCP Applied Technologies (UK) Limited (formerly Grace Construction Products Limited), a limited liability company incorporated under the laws of England and Wales with company number 00614807 (the “UK Borrower”), and GCP Applied Technologies NV (formerly Grace NV), a public limited liability company (naamloze vennootschap/société anonyme) organized and existing under the laws of Belgium, having its registered seat at Industriepark 8, B-2220 Heist-Op-Den-Berg with company number 0403.768.141 RLE Antwerp (division Mechelen) (“Belgian Borrower” and together with the UK Borrower, the “European Borrowers”), each lender from time to time party hereto and Deutsche Bank AG New York Branch, as Administrative Agent.

PRELIMINARY STATEMENTS

The Borrower (or the European Borrowers, as applicable) will incur the Facilities in connection with the distribution by W. R. Grace & Co., a Delaware corporation (“Grace”), to the holders of Grace common Capital Stock on a pro rata basis, all of the outstanding shares of the common Capital Stock of the Borrower, which at the time of the distribution will hold the business, assets and liabilities associated with Grace Construction Products operating segment and the Darex Packaging Technologies business (the “Spin-Off”).

The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth in this Agreement. In consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto covenant and agree as follows:

ARTICLE 1.

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01    Defined Terms

.     As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptance Date” has the meaning specified in Section 2.05(a)(iv)(D)(2).

“Acceptable Discount” has the meaning specified in Section 2.05(a)(iv)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Accepting Lender” has the meaning specified in Section 2.05(b)(vii).

“Account(s)” means “accounts” as defined in the UCC, and includes without limitation a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property or (e) letter-of-credit rights or letters of credit.

“Accounting Changes” has the meaning specified in Section 1.03(d).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary or such acquisition or (3) of a Person at the time such Person merges or amalgamates with or into or consolidates or otherwise combines with the Borrower or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation, amalgamation or other combination.

“Additional Commitments Effective Date” has the meaning specified in Section 2.14(b).

“Additional Refinancing Amount” means, in connection with any Indebtedness Incurred to refinance any Indebtedness, the aggregate principal amount of additional Indebtedness Incurred to pay fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) Incurred in connection therewith.

“Additional Facility” means an Additional Term Facility, an Additional Revolving Facility, or the Additional Revolving Facility Commitments (and the Credit Extensions thereunder), as the context may require.

“Additional Lenders” means the Additional Term Lenders and the Additional Revolving Lenders.

“Additional Loans” means Additional Revolving Loans or Additional Term Loans, as the context may require.

“Additional Notes” means any series of notes evidencing or consisting of Indebtedness that is, at the time of incurrence, secured by the Collateral on a pari passu basis or junior basis with the Loans, provided that (a) the maturity date of such Additional Notes shall be no earlier than the latest Maturity Date at the time incurred, (b) such Additional Notes shall not be secured by any Lien on any asset of any Loan Party that does not also secure the Loans, and shall not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors, (c) the amortization requirements for such Additional Notes may differ from the existing Term Loans, so long as the then remaining Weighted Average Life to Maturity of such Additional Notes is no shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans, (d) shall be subject to a customary intercreditor agreement with terms to be mutually agreed by the Administrative Agent, the Borrower and the trustee or holders of such Additional Notes, (e) the Borrower shall give the Administrative Agent at least three Business Days’ (or such shorter period as the Administrative Agent shall agree) prior written notice of the intent to incur such Additional Notes, and (f) on the date that such Additional Notes are Incurred, after giving Pro Forma Effect to any Incurrence of Indebtedness on such date, (1) the aggregate principal amount of such Additional Notes, taken together with all Additional Loans and Additional Term Commitments then outstanding, does not exceed the General Incremental Availability plus the Ratio Incremental Availability ~~(in each case assuming for the purpose of this calculation that the cash proceeds of such Additional Notes, as applicable, are not treated as Cash on Hand for such purpose)~~ and (2) no Event of Default exists or would exist after giving effect to such incurrence (or to the extent the proceeds of such Additional Notes are being used to finance a Permitted Acquisition or any other permitted Investment, no Event of Default exists or would exist at the time of execution of the applicable definitive agreement, subject to customary SunGard limitations where agreed to by the institutions purchasing such Additional Notes).

“Additional Revolving Borrowing” means a borrowing consisting of simultaneous Additional Revolving Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Additional Revolving Lenders.

“Additional Revolving Commitments” has the meaning specified in Section 2.14(a).

“Additional Revolving Facility” has the meaning specified in Section 2.14(a).

“Additional Revolving Facility Commitments” has the meaning specified in Section 2.14(a).

“Additional Revolving Lenders” means the lenders providing the Additional Revolving Commitments or Additional Revolving Facility Commitments.

“Additional Revolving Loans” means any loans made in respect of any Additional Revolving Commitments or Additional Revolving Facility Commitments that shall have been added pursuant to Section 2.14.

“Additional Term A Loans” means Additional Term Loans that are term A loans.

“Additional Term Borrowing” means a borrowing consisting of simultaneous Additional Term Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Additional Term Lenders.

“Additional Term Commitments” has the meaning specified in Section 2.14(a).

“Additional Term Facility” means the Additional Term Commitments and the Additional Term Loans.

“Additional Term Lenders” means the lenders providing the Additional Term Loans.

“Additional Term Loans” means any loans made in respect of any Additional Term Commitments that shall have been added pursuant to Section 2.14.

“Adjusted Eurocurrency Rate” means for any Interest Rate Determination Date with respect to an Interest Period with respect to a Eurocurrency Rate Borrowing, (I) in relation to a Loan denominated in Canadian Dollars, the CDOR Rate and (II) in all other cases, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate which appears on the Thomson Reuters Screen which displays the average ICE Benchmark Administration Limited interest settlement rate or, in the case of Euros, European Money Markets Institute interest settlement rate, or in each case the successor thereto (such page currently being (x) in relation to a Loan denominated in Dollars or any Alternative Currency (other than Euros or Canadian Dollars), the LIBOR01 page and (y) in relation to a Loan denominated in Euros, the EURIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in the relevant currency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, (b) in the event the rates referenced in the preceding clause (a) do not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other commercially available page or other service which displays an average ICE Benchmark Administration Limited interest settlement rate, or the case of Euros, European Money Markets Institute interest settlement rate, or in each case, the successor thereto, for deposits (for delivery on the first day of such period) with a term equivalent to such period in the relevant currency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the applicable interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in such currency of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurocurrency Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement. Notwithstanding the foregoing, with respect to any determination of the Adjusted Eurocurrency Rate ~~(i)  with respect to Term Loans, the Adjusted Eurocurrency Rate shall not be less than 0.75% per annum, (ii~~, (A) with respect to a Eurocurrency Rate Borrowing with an Interest Period of less than one month, the Adjusted Eurocurrency Rate shall be the rate that would otherwise apply for an Interest Period of one month and (~~iii~~B) in the event that any reference rate referred to in clause (i) of the preceding sentence in respect of a Revolving Loan is less than 0%, such reference rate shall be deemed to be 0% for purposes of such Revolving Loan.

“Administrative Agent” means Deutsche Bank AG New York Branch in its capacity as administrative agent under any of the Loan Documents, or any permitted successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower, the Lenders and the L/C Issuers.

“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit G.

“Affected Lender” has the meaning specified in Section 3.02(b).

“Affected Loans” has the meaning specified in Section 3.02(b).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” means any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower involving aggregate value in excess of $20,000,000, unless:

(1) the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2) in the event such Affiliate Transaction involves an aggregate value in excess of $40,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this definition if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

“Agent-Related Persons” means the Administrative Agent, the Collateral Agent and, in each case, the officers, directors, employees, agents and attorneys-in-fact of such Person.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agents.

“Agreement Currency” has the meaning specified in Section 1.08(h).

“Aggregate Amounts Due” has the meaning specified in Section 2.13(d).

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders. The amount of the Aggregate Revolving Commitments on the ~~Closing~~Second Amendment Effective Date is $~~250,000,000.~~350,000,000.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternative Currency” means with respect to Revolving Loans and Letters of Credit, Euros, Canadian Dollars and Pounds Sterling.

“Alternative Currency Equivalent” means, with respect to an amount denominated in any Alternative Currency, such amount, and with respect to an amount denominated in Dollars or another Alternative Currency, the equivalent in such Alternative Currency of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Alternative Currency Equivalent for purposes of determining the aggregate available Revolving Commitments on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which the Borrower requests the Credit Extension for such Credit Date pursuant to the provisions of this Agreement.

“Anticipated Cure Deadline” has the meaning specified in Section 8.02(c )(i ).

“Anti-Corruption Laws” means all Laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Discount” has the meaning specified in Section 2.05(a)(iv)(C)(2).

“Applicable Law” means, as to any Person: (a) all Laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Rate” means a percentage per annum equal to:

(a)	Reserved,

(b)

~~(a)~~ with respect to ~~Term Loans, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 3.25% and (2) for Base Rate Loans, the Base Rate plus 2.25%,(b) with respect to Revolving Loans, initially, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 2.00% and (2) for Base Rate Loans, the Base Rate plus 1.00%, provided that, from and after delivery of the Compliance Certificate pursuant to Section 6.02(b) for the period ended March 31, 2016, the Applicable Rate with respect to Revolving Loans shall be~~(x) Revolving Loans, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus the applicable margin set forth below ~~and~~, (2) for ~~the~~ Base Rate Loans, the Base Rate plus the applicable margin set forth below, and (y) unused Revolving Commitments, the rate set forth below, in each case, based on the Total

Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Total Leverage Ratio	Margin for ~~Eurodollar~~Eurocurre ncy Rate Loans	Margin for Base Rate Loans	Rate for Revolving Commitment Fee
> 2.00:1.00	2.00%	1.00%	0.30%
≤ 2.00:1.00 and > 1.50:1.00	1.75%	0.75%	0.30%
≤ 1.50:1.00 and > 0.50:1.00	1.50%	0.50%	0.25%
≤ 0.50:1.00	1.25%	0.25%	0.20%

provided that, during the period commencing on the Second Amendment Effective Date until the date on which the Borrower furnishes to the Administrative Agent the information required by Section 6.01(b) with respect to the fiscal quarter ending September 30, 2018, the Applicable Rate shall be no less than (x) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 1.50%, (y) for Base Rate Loans, the Base Rate plus 0.50% and (z) for Revolving Commitment Fees, 0.25%,

(c)	with respect to Letter of Credit fees, the applicable margin then in effect with respect to the Adjusted Eurocurrency Rate for Revolving Loans~~,~~ (taking into account the proviso set forth in clause (b) hereof),

(d)	~~with respect to the unused Revolving Commitments, 0.375%, and~~reserved, and

(e)	with respect to any Additional Term Loans, Additional Revolving Loans in respect of an Additional Revolving Facility, any Extended Term Loans, any Extended Revolving Loans, Extended Revolving Commitments and Replacement Term Loans, such amounts as may be agreed to by the Borrower and the Additional Term Lenders, Additional Revolving Lenders, Extended Term Lenders or Extended Revolving Lenders as the case may be.

Any increase or decrease in the Applicable Rate set forth above resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b).

“Applicable Reserve Requirement” means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurocurrency Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurocurrency Rate Loans. A Eurocurrency Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to the L/C Sublimit, the L/C Issuers and the Revolving Lenders.

“Approved Currency” means Dollars and any Alternative Currency.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Deutsche Bank Securities Inc. ~~and Goldman Sachs Bank USA~~, Merrill Lynch, Pierce, Fenner & Smith Incorporated~~, and Citigroup Global Markets Inc.~~ (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof), Citibank, N.A., Goldman Sachs, KeyBank National Association, and PNC Capital Markets LLC, each in its capacity as a joint lead arranger and joint bookrunner ~~for~~under the ~~Facilities~~Second Amendment.

“Asset Disposition” means:

(a)    the voluntary sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Borrower or any of its Restricted Subsidiaries (in each case other than Capital Stock of the Borrower) (each referred to in this definition as a “disposition”); or

(b)    the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Capital Stock or Disqualified Capital Stock of Restricted Subsidiaries issued in compliance with Section 7.03 or directors’ qualifying shares and shares issued to foreign nationals or other third parties as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)    a disposition by the Borrower or a Restricted Subsidiary to the Borrower or a Restricted Subsidiary; ~~provided that if the transferor of such property is a Loan Party, then (i) the transferee thereof must be a Loan Party, (ii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in accordance with Section 7.02 or (iii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02;~~

(2)    a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3)    a disposition of inventory or other assets (including Settlement Assets) in the ordinary course of business or consistent with past practice or held for sale or no longer used in the ordinary course of business or consistent with past practice ~~or held for sale or no longer used in the ordinary course of business~~;

(4)    a disposition of obsolete, worn out, uneconomic, damaged or surplus property, equipment or other assets or property, equipment or other assets that are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Borrower and its Restricted Subsidiaries whether now or hereafter owned or leased or acquired in connection with an acquisition or used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries (including by ceasing to enforce, allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any intellectual property that is, in the reasonable judgment of the Borrower or the Restricted Subsidiaries, no longer used or useful, or economically practicable to maintain, or in respect of which the Borrower or any Restricted Subsidiary determines in its reasonable business judgment that such action or inaction is desirable);

(5)    transactions permitted under Section 7.04 (other than under Section 7.04(d));

(6)    an issuance of Capital Stock by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(7)    any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Borrower) of less than $25,000,000;

(8)    any Restricted Payment that is permitted to be made, and is made, under Section 7.06 and the making of any Investment that is permitted to be made under Section 7.02;

(9)    dispositions in connection with Permitted Liens;

(10)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)    conveyances, sales, transfers, licenses or sub-licenses or other dispositions of intellectual property, software or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a research or development agreement in which the counterparty to such agreement receives a license in the intellectual property or software that results from such agreement;

(12)    the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(13)    foreclosure, condemnation or any similar action with respect to any property or other assets;

(14)    the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(15)    any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary or an Immaterial Subsidiary;

(16)    any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17)    (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased), and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(18)    sales of accounts receivable or other assets or participations therein, in connection with any Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;

(19)    any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Leaseback Transactions and asset securitizations, permitted hereunder;

(20)    dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;

(21)    any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;

(22)    the unwinding of any Cash Management Services or Hedging Obligations; and

(23)    dispositions of non-core assets.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Disposition and would also be an Investment permitted under Section 7.02 (excluding any transaction that generates Net Cash Proceeds), the Borrower, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Disposition and/or one or more of the types of Investments permitted under Section 7.02.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Associate” means (i) any Person engaged in a Similar Business of which the Borrower or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding voting Capital Stock and (ii) any joint venture entered into by the Borrower or any Restricted Subsidiary.

“Attorney Costs” means and includes all reasonable and documented fees, out-of-pocket expenses and out-of-pocket disbursements of any law firm or other external counsel.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.05(a)(iv); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”) and, in each case, without duplication, the sum of:

(a)	50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter after the ~~Spin-Off~~Second Amendment Effective Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment or Investment for which internal consolidated financial statements of the Borrower are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(b)	100% of the aggregate cash, and the fair market value of property or assets or marketable securities, received by the Borrower from the issue or sale of its Capital Stock or as the result of a merger or consolidation with another Person subsequent to the ~~Closing Date (other than in connection with the Spin-Off)~~Second Amendment Effective Date, or otherwise contributed to the equity (in each case other than through the issuance of Disqualified Capital Stock or Designated Preferred Stock) of the Borrower subsequent to the ~~Closing~~Second Amendment Effective Date (other than (x) cash or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of its employees to the extent funded by the Borrower or any Restricted Subsidiary, (y) cash or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 7.06(f) ~~and~~, (z) Excluded Contributions and (aa) any amount constituting a Cure Amount);

(c)	100% of the aggregate cash, and the fair market value of property or assets or marketable securities, received by the Borrower or any Restricted Subsidiary from the issuance or sale (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of their employees to the extent funded by the Borrower or any Restricted Subsidiary) by the Borrower or any Restricted Subsidiary subsequent to the ~~Closing~~Second Amendment Effective Date of any Indebtedness, Disqualified Capital Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Borrower (other than Disqualified Capital Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Borrower or any Restricted Subsidiary upon such conversion or exchange;

(d)	100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Investments permitted under Section 7.02 made by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such permitted Investments from the Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments permitted under Section 7.02 by the Borrower or its Restricted Subsidiaries, in each case after the ~~Closing~~Second Amendment Effective Date; or (ii) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent of the amount of the Investment in such Unrestricted Subsidiary that constituted an Investment permitted under Section 7.02) or a dividend or ~~a~~ distribution from an Unrestricted Subsidiary after the Second Amendment Effective Date (other than to the extent of the amount of the Investment in such Unrestricted Subsidiary that constituted an Investment permitted under Section 7.02 ~~and will increase the amount available under the applicable clause of Section 7.02) or a dividend from an Unrestricted Subsidiary after the Closing Date~~);

(e)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary after the ~~Closing~~Second Amendment Effective Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted an Investment permitted under Section 7.02 or was made under Section 7.06(q)(ii); ~~and~~

(f)	an amount equal to Retained Declined Proceeds; and

(g)	$50,000,000;

minus, the aggregate amount of any Investments made pursuant to Section 7.02(dd)(ii), and any Restricted ~~Payment~~Payments made pursuant to ~~Section~~Sections 7.06(j) or 7.06(q)(ii) during the period following the ~~Closing~~Second Amendment Effective Date and ending on the Reference Date (but the Available Amount shall not be reduced below zero as a result of such Investments and Restricted Payments);

provided, ~~however, that the calculation under the immediately preceding clauses (a) through (f) shall not include any amounts attributable to, or arising in connection with, the Spin-off and, provided further,~~ however that if at the time such Available Amount is calculated the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis after giving effect to any Investment, Restricted Payment or prepayment of Indebtedness for which the Available Amount is being calculated) is less than 2.00:1.00, the amounts described in clause (a) shall not be included in calculating the Available Amount for purposes of any ~~Investment pursuant to Section 7.02(dd)(ii) or any,~~ Restricted Payment pursuant to Section 7.06(q)(ii).

“Available Liquidity” means, as of any date of determination, the sum of (i) the aggregate amount of undrawn Revolving Commitments that are in effect as of such date, (b) the amount of undrawn commitments in respect of Additional Term Loans that are in effect on such date and (c) the aggregate amount of Cash on Hand.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bank Product” means any of the following products, services or facilities provided to the Borrower or any Restricted Subsidiary: (a) products under Swap Contracts with a Secured Bank Product Provider; or (b) Cash Management Services or other similar banking products or services as may be requested by the Borrower or any Restricted Subsidiary, other than letters of credit, and provided by a Secured Bank Product Provider.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (iii) the sum of (a) the Adjusted Eurocurrency Rate that would be payable on such day for a Eurocurrency Rate Loan with a one-month interest period ~~(which, in respect of Term Loans only, shall in no event be less than 0.75% per annum)~~ plus (b) 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Belgian Borrower” has the meaning specified in the preamble hereto.

“Benefit Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means (i) with respect to the Borrower or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (ii) with respect to any partnership, the board of directors or other governing body of the general partner, as applicable, of the partnership or any duly authorized committee thereof; (iii) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (iv) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the ~~directors~~members of on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Borrower” has the meaning specified in the preamble hereto.

“Borrower DTTP Filing” shall mean an HM Revenue & Customs~~’~~’ Form DTTP2 duly completed and filed by a UK Tax Borrower, which:

(a)    where it relates to a Lender that is a Lender on the day this Agreement is entered into, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 2.01, and

(i)    where the relevant UK Tax Borrower is the UK Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(ii)    where the relevant UK Tax Borrower is not the UK Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that UK Tax Borrower becomes a UK Tax Borrower; or

(b)    where it relates to a Lender that is not a party to this Agreement on the date on which this Agreement is entered contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, as applicable, and

(i)    where the relevant UK Tax Borrower is a UK Tax Borrower as at the assignment date or the date on which any increase or establishment in Commitments takes effect is filed with HM Revenue & Customs within 30 days of that date; or

(ii)    where the relevant UK Tax Borrower is not a UK Tax Borrower as at the relevant assignment date or the date on which any increase or establishment in Commitments takes effect is filed with HM Revenue & Customs within 30 days of the date on which that UK Tax Borrower becomes a UK Tax Borrower.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(a)(iv)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(a)(iv)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.05(a)(iv)(D).

“Borrowing” means a Revolving Borrowing, a Term Borrowing, Extended Term Borrowing, Extended Revolving Borrowing, Replacement Term Borrowing, Additional Revolving Borrowing or Additional Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, when used in relation to the Borrower, New York and, if such day relates to any Eurocurrency Rate Loan in a currency other than Euros, means any such day that is also a London Banking Day and, in the case of a Eurocurrency Rate Loan in Euros, means any such day that is also a TARGET Day.

“Business Successor” means (i) any former Subsidiary of the Borrower and (ii) any Person that, after the ~~Closing~~Second Amendment Effective Date, has acquired, merged or consolidated with a Subsidiary of the Borrower (that results in such Subsidiary ceasing to be a Subsidiary of the Borrower), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of the Borrower in the case of each of clauses (i) and (ii), as a result of a transaction not prohibited hereunder.

“Canadian Dollars” means the lawful money of Canada.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Research and Development Costs and Capitalized Software Expenditures) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment or similar items which should be capitalized, reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries and (b) Capital Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

“Capital Lease Obligations” of any Person means, at the time any determination thereof is to be made, the amount of the liability of such Person in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet of such Person (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capital Stock” means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of any Person, including any Preferred Capital Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Research and Development Costs” means research and development costs that are required to be, in accordance with GAAP, capitalized.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiaries” means, collectively or individually as of any date of determination, those regulated Subsidiaries of the Borrower primarily engaged in the business of providing insurance and insurance-related services to the Borrower and its other Subsidiaries.

“Cash Collateral Account” means a deposit account at a commercial bank selected by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any L/C Issuer and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances denominated in the Approved Currency in which the applicable Letter of Credit was issued, or, if the applicable L/C Issuer benefitting from such collateral agrees in its reasonable discretion, other credit support (including by backstopping with other letters of credit), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent, (b) the applicable L/C Issuer and (c) the Borrower (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(1)    (a) Dollars, Canadian dollars, pounds sterling, Swiss Francs, Euro or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(2)    securities issued or directly and fully Guaranteed or insured by the United States, Canadian, United Kingdom or Swiss governments, a member state of the European Union or, in each case, or any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)    certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100,000,000;

(4)    repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) entered into with any ~~bank~~financial institution meeting the qualifications specified in clause (3) above;

(5)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (3) above;

(6)    commercial paper and variable or fixed rate notes issued by a bank meeting the qualifications specified in clause (3) above (or by the parent company thereof) maturing within one year after the date of creation thereof or any commercial paper and variable or fixed rate note issued by, or guaranteed by a corporation rated at least (A) “A-1” or higher by S&P or “P-1” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) maturing within two years after the date of creation thereof or (B) “A-2” or higher by S&P or “P-2” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) maturing within one year after the date of creation thereof, or, in each case, if no rating is available in respect of the commercial paper or fixed rate notes, the issuer of which has an equivalent rating in respect of its long-term debt;

(7)    marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower), and in each case maturing within 24 months after the date of creation or acquisition thereof;

(8)    readily marketable direct obligations issued by any state, province, commonwealth or territory of the United States of America, Canada, Switzerland, the United Kingdom, any member state of the European Union or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) with maturities of not more than two years from the date of creation or acquisition;

(9)    readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories obtainable by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) with maturities of not more than two years from the date of acquisition;

(10)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower);

(11)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers’ acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(12)    Indebtedness or Preferred Capital Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) with maturities of 24 months or less from the date of acquisition;

(13)    bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(14)    investments in money market funds access to which is provided as part of “sweep” accounts maintained with any bank meeting the qualifications specified in clause (3) above;

(15)    investments in industrial development revenue bonds that (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer and (iii) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by any bank meeting the qualifications specified in clause (3) above;

(16)    investments in pooled funds or investment accounts consisting of investments in the nature described in the foregoing clause (15);

(17)    Cash Equivalents or instruments similar to those referred to in clauses (1) through (16) above denominated in Dollars or any Alternative Currency;

(18)    interests in any investment company, money market, enhanced high yield fund or other investment fund which invests 90% or more of its assets in instruments of the types specified in clauses (1) through (17) above; and

(19)    for purposes of clause (2) of the definition of “Asset Disposition,” any marketable securities portfolio owned by the Borrower and its Subsidiaries on the ~~Closing~~Second Amendment Effective Date.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (9) and clauses (11) through (14) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (14) and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts. For the avoidance of doubt, any items identified as Cash Equivalents under this definition (other than clause (16) above) will be deemed to be Cash Equivalents for all purposes under this Agreement regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to a Secured Bank Product Provider in respect of any overdraft and liabilities arising from treasury, depository and Cash Management Services or similar services designated by the Borrower as constituting Cash Management Obligations.

“Cash Management Services” means any one or more of the following types of services or facilities provided to the Borrower or any Restricted Subsidiary by any Person who on the date of the agreement giving rise thereto is entered into is a Credit Party or any Secured Bank Product Provider: (a) ACH transactions; (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, bank acceptance draft issuance and commercial acceptance draft discounting, sight draft and electronic funds transfer services; (c) foreign exchange facilities; (d) credit card processing services; (e) purchase cards; and (f) credit or debit cards.

“Cash on Hand” means, on any date of determination, the sum of the amount of cash and Cash Equivalents of the Borrower and each Restricted Subsidiary, as set forth on the balance sheet of the Borrower and its Consolidated Subsidiaries (it being understood that such amount shall exclude in any event any cash or Cash Equivalents identified on such balance sheet as “restricted” (including cash or Cash Equivalents subject to a control agreement in favor of any Person other than the Administrative Agent, but excluding cash or Cash Equivalents restricted in favor of the Secured Parties)).

“Casualty Event” means any event that gives rise to the receipt by the Borrower of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property (including any improvements thereon).

“CDOR Rate” means, with respect to each day during an Interest Period pertaining to a Loan denominated in Canadian Dollars, the interest rate per annum which is the rate based on the average rate applicable to Canadian Dollar bankers’ acceptances, for a term comparable to such Interest Period, appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 1991 definitions, as modified and amended from time to time) at approximately 11:00 a.m. (New York City time) on the first day of such Interest Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate for such Interest Period shall be the rate for a term comparable to such Interest Period applicable to Canadian Dollar bankers’ acceptance quoted by a bank listed in Schedule 1 of the Bank Act (Canada) and selected by the Administrative Agent.

“CFC” means a “controlled foreign corporation” (within the meaning of Section 957 of the Code).

“Change of Control” means (i) any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act as in effect on the ~~Closing~~Second Amendment Effective Date) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the ~~Closing~~Second Amendment Effective Date)~~, directly or indirectly,~~ of more than 40% of the total voting power of the voting Capital Stock of the Borrower ~~(other than, prior to the Spin-Off, by Grace and its Subsidiaries)~~ (provided, however, that notwithstanding the foregoing, a transaction or series of transactions will not be deemed to involve a Change of Control if (x) the Borrower becomes a direct or indirect wholly-owned subsidiary of a holding company or other person and (y) (A) the ~~direct or indirect~~ beneficial owners of the voting Capital Stock of such holding company or other person immediately following such transaction or transactions are substantially the same as the beneficial owners of the voting Capital Stock of the Borrower immediately prior to such transaction or transactions or (B) immediately following that transaction no person (other than a holding company or other person satisfying the requirements of this sentence) is the beneficial owner of more than 40% of the voting Capital Stock of such holding company or other person); or (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole to a Person, other than the Borrower or any of its Restricted Subsidiaries in accordance with Section 7.04.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Lenders, Term Lenders, Additional Term Lenders of a Series, Additional Revolving Lenders of a Series or Extending Lenders of a Series, (b) when used with respect to Commitments, refers to whether such Commitments are Term Commitments, Revolving Commitments, Additional Term Commitments of a Series, Additional Revolving Facility Commitments of a Series or Extended Revolving Commitments of a Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term Loans, Revolving Loans, Additional Term Loans of a Series, Additional Revolving Loans of a Series, Extended Term Loans of a Series~~,~~ or Extended Revolving Loans of a Series ~~or Replacement Term Loans of a Series~~.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01, which date is February 3, 2016.

“Code” means the U.S. Internal Revenue Code of 1986, as amended ~~(unless as specifically provided otherwise)~~.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or under the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties; provided, that in no event shall “Collateral” include any equity interests or assets of any Excluded Subsidiary (other than equity interests in any “first tier” Excluded Foreign Subsidiary to the extent required to be pledged pursuant to Section 6.12).

“Collateral Agent” means Deutsche Bank AG New York Branch, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent hereunder.

“Collateral Documents” means, collectively, the Security Agreement, the UK Holdco Pledge Agreement, each Intellectual Property Security Agreement, the Mortgages, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations, including collateral assignments, Security Agreement Supplements and other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12.

“Commitment” means a Term Commitment, a Revolving Commitment, an Additional Term Commitment, an Additional Revolving Commitment, an Additional Revolving Facility Commitment or an Extended Revolving Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Eurocurrency Rate Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form approved by the Administrative Agent and the Borrower.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication, (a) Consolidated cash interest expense in respect of indebtedness for borrowed money of such Person and its Restricted Subsidiaries for such period on a Consolidated basis (excluding amortization of original issue discount or premium resulting from the Issuance of Indebtedness at less than par, amortization of deferred financing costs, costs associated with obtaining or terminating Swap Contracts and fees and expenses in connection with any amendment or waiver of Indebtedness), minus (b) interest income for such period, all determined in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or costs and (iii) capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a Consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)    increased (without duplication of amounts described in more than one clause below or that are included in or added back in computing Consolidated Net Income) by:

(a)    any (x) Transaction Expenses and (y) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to the Refinancing Transactions, any actual, proposed or contemplated GCP Equity Offering (including any expense relating to enhanced accounting functions or other transactions costs associated with becoming a public company), Investment permitted under Section 7.02, acquisition, disposition, recapitalization or the ~~incurrence~~Incurrence of Indebtedness permitted to be Incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including (i) such fees, expenses or charges related to this Agreement, ~~the~~any Senior Notes Indenture, the Senior Notes, any other credit facilities and any Receivables Fees, and (ii) any amendment, waiver or other modification of this Agreement, ~~the~~any Senior Notes Indenture, the Senior Notes, Receivables Facilities, any other credit facilities, any Receivables Fees, any other Indebtedness permitted to be Incurred hereunder or any GCP Equity Offering, in each case, whether or not consummated, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(b)    provision for taxes based on income, profits, revenue or capital, including, without limitation, federal, state, provincial, territorial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), deducted (and not added back) in computing Consolidated Net Income; plus

(c)    any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (provided that if any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period then the cash payment in such future period shall be subtracted from Consolidated EBITDA when paid) or other items classified by the Borrower as special items; plus

(d)    (i) the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the ~~Closing~~Second Amendment Effective Date, including, without limitation, those related to any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to existing lines of business and (ii) fees, costs and expenses associated with acquisition related litigation and settlements thereof; plus

(e)    any net loss included in the Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (“Topic 810”); plus

(f)    the amount of board of director fees, management, monitoring, advisory, consulting, refinancing, subsequent transaction, advisory and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to any member of the Board of Directors of the Borrower to the extent permitted under Section 7.08; plus

(g)    net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 (“Topic 815”) and related pronouncements; plus

(h)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(i)    any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an Equity Issuance (other than Disqualified Capital Stock) of the Borrower solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (1)(c) of the definition of Restricted Payments; plus

(j)    any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of Accounting Standards Codification Topic 715, and any other items of a similar nature; plus

(k)    the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(l)    earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions or an Investment; plus

(m)    (1) pro forma adjustments in respect of cost savings, operating expense reductions and cost synergies relating to any Specified Transaction or the implementation of an operational initiative or operational change, in each case, projected by the Borrower in good faith to result from actions taken or expected to be taken (in the good faith determination of the Borrower) within eighteen (18) months after the date any such Specified Transaction is consummated or such operational initiative or change is implemented and (2) the amount of “run-rate” cost savings, synergies and operating efficiencies projected by the Borrower in good faith to be realized (or for which a plan for realization shall have been established) in connection with any Specified Transaction or the implementation of an operational initiative or operational change, in each case, within eighteen (18) months after the date any such Specified Transaction is consummated or such operational initiative or change is implemented; provided that, in the case of each of clause (1) and (2), (x) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such cost savings or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, (y) such determinations shall be on a Pro Forma Basis as though such cost savings, synergies or operating efficiencies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions and (z) the aggregate amount added back pursuant to this clause (m) for any four fiscal quarter period shall not exceed 20.0% of Consolidated EBITDA (calculated on a Pro Forma Basis after giving effect to this clause (m)) for such period; plus

(n)    Fixed Charges of such Person for such period (including (x) net losses on any Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (t) through (z) in clause (1) thereof), to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(o)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(p)    the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(q)    realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus

(r)    the amount of expenses relating to payments made to option holders of the Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or its Parent Entities, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder; plus

(s)    losses, expenses or charges (including all fees and expenses or charges related thereto) (i) from abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (ii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith; plus

(t)    Public Company Costs; plus

(u)    cost related to the implementation of operational and reporting systems and technology initiatives; plus

(v)    [reserved]; plus

(w)    the amount of loss on sale of assets in connection with a Receivables Facility; plus

(x)    to the extent not already included in Consolidated Net Income, proceeds of business interruption insurance (to the extent actually received and net of expenses incurred to obtain such proceeds, unless otherwise deducted in determining Consolidated Net Income); and

(2)    decreased (without duplication) by:

(a)    non-cash gains increasing Consolidated Net Income of such Person for such period, excluding the recognition of deferred revenue or any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; plus

(b)    any net income included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Topic 810.

There shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring during such period but prior to such acquisition). For purposes of determining the Total Secured Leverage Ratio, Fixed Charge Coverage Ratio, Interest Coverage Ratio, Total Leverage Ratio and First Lien Leverage Ratio, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring during such period but prior to such sale, transfer or disposition); provided that, notwithstanding any classification under GAAP as discontinued operations of any Person, property, business or asset in respect of which a definitive agreement for the sale, transfer or other disposition thereof has been entered into, the Borrower may elect to include for any purpose under this Agreement the Consolidated EBITDA attributable to any such Sold Entity or Business for any period until such sale, transfer or other disposition shall have been consummated. Notwithstanding the forgoing, but subject to any adjustments set forth above with respect to any transactions occurring after the Closing Date, Consolidated EBITDA shall be $40,500,000 for the fiscal quarter ended March 31, 2015, $66,800,000 for the fiscal quarter ended June 30, 2015, $66,700,000 for the fiscal quarter ended September 30, 2015 and $57,000,000 for the fiscal quarter ended December 31, 2015.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)    Consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par (other than the Loans), (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (s) Receivables Fees, (t) penalties and interest relating to taxes, (u) any additional cash interest owing pursuant to any registration rights agreement, (v) accretion or accrual of discounted liabilities other than Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and original issue discount with respect to the Loans and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program, (y) any expensing of bridge, commitment and other financing fees and (z) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP); plus

(2)    Consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)    interest income for such period.

For purposes of this definition, interest (i) on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP and (ii) shall be calculated in the reporting currency of such Person at the spot rate of exchange pursuant to GAAP on the date of determination as further increased or decreased by the fair value of foreign currency Swap Contracts or other derivative instruments (or portions thereof) entered into for the purpose of hedging currency risk related to the interest rate of any Indebtedness on such date of determination, regardless of whether such Swap Contracts or other instruments are recorded under hedge accounting principles in accordance with GAAP.

“Consolidated Joint Venture” of Borrower means a corporation, partnership, limited liability company or other business entity selected by Borrower in its discretion (x) of which 50% or less of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by Borrower, and (y) that is consolidated with Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP before any reduction in respect of Preferred Capital Stock dividends and including the net income (loss) of Consolidated Joint Ventures in an amount not to exceed $20,000,000; provided, however, that there will not be included in such Consolidated Net Income, without duplication:

(1)    any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including Transaction Expenses) or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense or relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the ~~Closing~~Second Amendment Effective Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred with any of the foregoing;

(2)    the cumulative effect of a change in accounting principles, including any impact resulting from an election by the Borrower to apply IFRS at any time following the ~~Closing~~Second Amendment Effective Date;

(3)    any costs associated with the Transactions, including any Transaction Expenses and any other charges, fees, costs or expenses associated with becoming a separate operating company;

(4)    any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with the Refinancing Transactions or any acquisition, Investment, asset disposition, issuance or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the ~~Closing~~Second Amendment Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Financial Accounting Standards Codification No. 805 and gains or losses associated with Financial Accounting Standards Codification No. 460);

(5)    all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(6)    accruals and reserves that are established or adjusted (including any adjustment of estimated payouts on existing earn-outs) that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies;

(7)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts;

(8)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary (including any net income (loss) from investments recorded in such Person under the equity method of accounting) (other than up to $20,000,000 of net income (loss) of Consolidated Joint Ventures), except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by a Responsible Officer of the Borrower) could have been distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (9) below);

(9)    solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than the Borrower and the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s articles, charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to this Agreement, the Senior Notes or ~~the~~any Senior Notes Indenture, and (c) restrictions specified in Section 7.09(m), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(10)    any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized upon the sale or other disposition of any asset (including pursuant to any Sale and Leaseback Transaction) or disposed or discontinued operations of the Borrower or any Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the Board of Directors of the Borrower);

(11)    any unrealized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations;

(12)    any unrealized foreign currency translation increases or decreases or transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(13)    any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP;

(14)    any purchase accounting effects (including in relation to the Spin-Off) including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(15)    any goodwill or other intangible asset impairment charge, write-off or write-down and the amortization of intangibles arising pursuant to GAAP;

(16)    any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments;

(17)    any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Topic 815 and related pronouncements or mark to market movement of other financial instruments pursuant to Accounting Standards Codification Topic No. 825 and related pronouncements;

(18)    any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;

(19)    any non-cash items in respect of (x) pension and other post retirement obligations, (y) environmental obligations and (z) litigation or other disputes in respect of events and exposures will be excluded from Consolidated Net Income; and

(20)    any cash payments in respect of (x) pension and other post retirement obligations, (y) environmental obligations and (z) litigation or other disputes will be deducted from Consolidated Net Income (but only to the extent not already reducing Consolidated Net Income in accordance with GAAP) and in each case of clauses (x) through (z), excluding any payments in respect of charges taken on or prior to the ~~Closing~~Second Amendment Effective Date.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is (A) not denied by the applicable payor in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries (excluding Indebtedness with respect to Cash Management Services and intercompany Indebtedness among the Borrower and its Restricted Subsidiaries), plus (without duplication) (b) the aggregate principal amount of Capital Lease Obligations, Purchase Money Obligations and

unreimbursed drawings under letters of credit of the Borrower and its Restricted Subsidiaries outstanding on such date, minus (c) the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements of the Borrower are available (provided that the cash proceeds of any proposed Incurrence of Indebtedness shall not be included in this clause (c) for purposes of calculating the First Lien Leverage Ratio, Total Leverage Ratio or Total Secured Leverage Ratio, as applicable). For the avoidance of doubt, “Consolidated Total Debt” shall exclude Indebtedness in respect of any Receivables Facility. For purposes of calculating the First Lien Leverage Ratio, Total Leverage Ratio or the Total Secured Leverage Ratio, Consolidated Total Debt shall be calculated in the reporting currency of the Borrower at the spot rate of exchange pursuant to GAAP on the date of determination as further increased or decreased by the fair value of foreign currency Swap Contracts or other derivative instruments or portions thereof entered into for the purpose of hedging currency risk related to the principal amount of any Indebtedness on such date of determination, regardless of whether such Swap Contracts or other instruments are recorded under hedge accounting principles in accordance with GAAP.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, but excluding, without duplication, (a) all Indebtedness consisting of Revolving Loans, L/C Obligations and other revolving loans, letter of credit and bankers acceptance obligations to the extent otherwise included therein, (b) the current portion of interest, (c) the current portion of current and deferred income taxes, (d) the current portion of any Capital Lease Obligations, (e) deferred revenue arising from cash receipts that are earmarked for specific projects, (f) the current portion of deferred acquisition costs, (g) pension assets and the current portion of pension liabilities, and (h) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).

“Contaminant” means any material or substance with respect to which any Environmental Law or Environmental Permit imposes a duty, liability, obligation or standard of conduct or otherwise controls, limits or regulates, including without limitation any pollutant contaminant (as those terms are defined in 42 U.S.C. §9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. §1362(13)), hazardous substance (as that term is defined in 42 U.S.C. §9601(14)), hazardous chemical (as that term is defined by 29 CFR §1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. §6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, (or any fraction thereof), solid waste (as that term is defined in 42 U.S.C. § 6903(27)), or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“Primary Obligations”) of any other Person (the “Primary Obligor”), including any obligation of such Person, whether or not contingent:

(1)    to purchase any such Primary Obligation or any property constituting direct or indirect security therefor;

(2)    to advance or supply funds (a) for the purchase or payment of any such Primary Obligation; or (b) to maintain the working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor; or

(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation against loss in respect thereof.

“Contract Consideration” has the meaning specified in the definition of Excess Cash Flow.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Notice” has the meaning set out in section 38 or section 47 of the UK Pensions Act 2004.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of Consolidated EBITDA.

“Covenant Transaction” has the meaning specified in Section 1.08(d).

“Credit Agreement Refinancing Indebtedness” means (a) any new term loan facilities used to refinance all or a portion of the loans under any Term Loan Facility (the “Refinancing Term Facilities” and each a “Refinancing Term Facility”, and the term loans thereunder, the “Refinancing Term Loans”) entered into with the consent of the Borrower and the institutions providing such Refinancing Term Facility, (b) any new revolving facilities used to refinance all or a portion of the loans and revolving commitments under any Revolving Facility (each, a “Refinancing Revolving Facility” and, together with the Refinancing Term Facilities, the “Refinancing Facilities”) entered into with the consent of the Borrower and the institutions providing such Refinancing Revolving Facility or (c) one or more additional series of senior unsecured notes or senior secured notes that will be secured by the Collateral on a pari passu basis with the Facilities or secured notes that will be secured on a junior priority basis to the Facilities (including any Registered Equivalent Notes) (any such notes or loans, “Refinancing Notes”); provided that (i) any Refinancing Facilities or Refinancing Notes that are secured shall be, to the extent not representing Loans or Commitments hereunder, subject to a customary intercreditor agreement with terms to be mutually agreed by the Administrative Agent, the Borrower and the lenders with respect to such Refinancing Facilities or Refinancing Notes, (ii)(A) all of the net cash proceeds of such Refinancing Term Facility or Refinancing Notes are immediately applied to permanently repay in whole or in part the Term Loan Facility being refinanced, (B) all of the net cash proceeds of such Refinancing Revolving Facility are immediately applied to repay in whole or in part the Revolving Facility being refinanced and the Revolving Commitments being refinanced shall be permanently reduced by the amount of the commitments under the Refinancing Revolving Facility, and (C) such Refinancing Term Facility, Refinancing Notes and Refinancing Revolving Facility are in an original aggregate principal amount not greater than the aggregate principal amount of the Term Loan Facility or Revolving Facility (as applicable) being refinanced except by an amount equal to (x) accrued interest and premium plus (y) upfront fees and OID plus (z) other fees and expenses or other amounts paid, in each case with respect to such Refinancing Term Facility, Refinancing Notes or Refinancing Revolving Facility, as applicable, (iii) such Refinancing Term Facility or Refinancing Notes have a maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the loans under the Term Loan Facility being refinanced and, with respect to any Refinancing Notes, shall not have mandatory prepayment provisions (other than those related to customary asset sale, change of control or similar event offers and “applicable high yield discount obligation” (“AHYDO”) payments) that would result in prepayment of such Refinancing Notes prior to the Term Loans being refinanced (it being understood that the Borrower shall be permitted to prepay or offer to purchase any first lien secured Refinancing Notes pursuant to the proviso in Section 2.05(b)(ii)(A)), (iv) such Refinancing Revolving Facility shall not mature (or require scheduled commitment reductions or amortization) prior to the Maturity Date of the Revolving Commitments being refinanced, (v) there shall be no borrowers or guarantors in respect of any Refinancing Term Facility, Refinancing Notes or Refinancing Revolving Facility that are not the Borrower, the European Borrowers, or a Guarantor, (vi) if secured, such Refinancing Term Facility, Refinancing Notes or Refinancing Revolving Facility shall not be secured by any assets that do not constitute Collateral for the Facilities, (vii) with respect to any Refinancing Revolving Facility in respect of the Revolving Facility, all payment, borrowing, participation and commitment reduction shall be on a pro rata basis with (or more favorable to) the Revolving Facility (provided that (x) subject to the provisions of Section 2.03 to the extent dealing Letters of Credit under any Revolving Facility which mature or expire after a Maturity Date when there exist Commitments under a Refinancing Revolving Facility with a longer Maturity Date, all such Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and any Refinancing Revolving Facility in accordance with their Pro Rata Share of the Revolving Facility and such Refinancing Revolving Facility (on an aggregate basis across the Revolving Facility and Refinancing Revolving Facility) and (y) all borrowings under Revolving Commitments and any Refinancing Revolving Facility and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Commitments under a Refinancing Revolving Facility (and related outstandings) and (B) repayments required upon the Maturity Date of the non-extending Revolving Commitments); and (viii) such Refinancing Term Facility, Refinancing Notes or Refinancing Revolving Facility shall either (A) have covenants no more restrictive (taken as a whole) than those under the Facilities as reasonably determined by the Administrative Agent (except for covenants applicable only to the periods after the final Maturity Date of the Facilities at the time of the incurrence of such Refinancing Term Facility, Refinancing Notes or Refinancing Revolving Facility; it being understood that to the extent that any financial maintenance covenant is added for the benefit of the Facilities, no consent shall be required from the Administrative Agent or any Lender and such Refinancing Term Facility, Refinancing Notes or Refinancing Revolving Facility

shall not be deemed to be more restrictive solely because of such financial maintenance covenant) or (B) be on then current market terms for such type of Indebtedness (as reasonably determined in good faith by the Borrower).

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means (a) the Lenders and Affiliates thereof, (b) the Agents and their respective Affiliates and branches, (c) the Arrangers and (d) the permitted successors and permitted assigns of each of the foregoing.

“Cross-License Agreement” means ~~an~~the agreement ~~to be~~ entered into by and among the Borrower, Grace Conn and Grace GmbH & Co. KG, a wholly owned subsidiary of Grace Conn, providing each party licenses under certain intellectual property assets owned by the other party, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“CTA” means the Corporation Tax Act 2009 of the United Kingdom.

“Cure Amount” has the meaning specified in Section 8.02(c )(i).

“Cure Right” has the meaning specified in Section 8.02(c )(i).

“Debt Issuance” means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, United Kingdom, Belgium or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including, with respect to the Belgian Borrower, the Belgian law of 8 August 1997 on bankruptcy and the Belgian law of 31 January 2009 on the continuity of undertakings.

“Declining Lender” has the meaning specified in Section 2.05(b)(vii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the lapse of grace period, or both, would be an Event of Default.

“Default Rate” means, with respect to overdue principal, an interest rate equal to (a) the Applicable Rate applicable to the respective borrowing plus (b) 2.0% per annum and, with respect to any other overdue amount, the interest rate applicable to Base Rate Loans plus 2.0% per annum (other than to Defaulting Lenders).

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with any of such Lender’s funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Federal or state regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender.

“Designated Credit Line Provider” means any Person that is the lender, administrative agent or other representative with respect to a Designated Credit Line so long as such Person was identified to the Administrative Agent by the Borrower in writing on or prior to the Closing Date or, in the case of any Designated Credit Lines entered into after the Closing Date, on or prior to the date such Designated Credit Line is entered into; provided, that such provider delivers written notice that has been consented to in writing by the Borrower, in form reasonably satisfactory to the Administrative Agent, (i) describing the Designated Credit Line and setting forth the amount of the Designated Credit Line to be secured by the Collateral and (ii) agreeing to be bound by Section 6.02 of the Security Agreement and Article 9 hereof, as provided in Section 9.11.

“Designated Credit Lines” means lines of credit, letter of credit facilities and working capital credit facilities of Foreign Subsidiaries provided by a Designated Credit Line Provider and designated by the Borrower in writing to the Administrative Agent; provided that, at the time of any such designation, the aggregate principal amount of such Designated Credit Line together with all other then outstanding Designated Credit Lines, shall not exceed $80,000,000.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 7.05.

“Designated Preferred Stock” means Preferred Capital Stock of the Borrower or a Parent Entity (other than Disqualified Capital Stock) that is issued for cash (other than to the Borrower or a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any such Subsidiary for the benefit of their employees to the extent funded by the Borrower or such Subsidiary) and that is designated as “Designated Preferred Stock” pursuant to a certificate of a Responsible Officer of the Borrower at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (c) of the definition of “Available Amount”.

“Deutsche Bank” means Deutsche Bank AG New York Branch.

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.05(a)(iv)(B)(2).

“Discount Range” has the meaning assigned to such term in Section 2.05(a)(iv)(C)(1).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.05(a)(iv)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(iv)(C) substantially in the form of Exhibit H.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit I, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.05(a)(iv)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.05(a)(iv)(C)(3).

“Discounted Loan Prepayment” has the meaning assigned to such term in Section 2.05(a)(iv)(A).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.05(a)(iv)(D)(3).

“Discounted Prepayment Effective Date” means in the case of any Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the respective Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(iv)(B), Section 2.05(a)(iv)(C) or Section 2.05(a)(iv)(D), respectively, unless a different period is agreed to between the Borrower and the Auction Agent acting in their reasonable discretion.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Borrower having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Borrower shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower or any options, warrants or other rights in respect of such Capital Stock.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary, as applicable, all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as applicable.

“Disposition” or “Dispose” means the sale, transfer, ~~license, lease~~ or other disposition of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock or solely at the direction of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale or casualty or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale or casualty or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), (b) is redeemable at the option of the holder thereof (other than if the issuer has the option to settle for Qualified Capital Stock and cash in lieu of fractional shares), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loan Facility at the time such capital stock is issued; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of the Borrower (or any Parent Entity) or the Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute

Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means, unless otherwise consented to by the Borrower in writing, (a) those financial institutions, lenders and other Persons identified by the Borrower to the Arrangers by name in writing on or prior to the close of business on January 8, 2016, (b) competitors of the Borrower or their respective affiliates, in the case of this clause (b) identified by the Borrower to the Administrative Agent by name in writing on or prior to the close of business on January 8, 2016 or from time to time after the Closing Date or (c) any affiliates of the foregoing that are readily identifiable according to their names, but excluding (in the case of clauses (b) and (c)) bona fide debt funds.

“Distribution Related Taxes” means any Tax, including without limitation, any income or withholding tax (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), arising as a result of a repatriation or distribution of funds by a Restricted Subsidiary in connection with a Specified Asset Sale, Specified Debt Issuance or Excess Cash Flow payment, as required pursuant to Section 2.05(b)(v) hereof. For the avoidance of doubt, a tax may be a Distribution Related Tax without regard to whether it is imposed on the payor or the recipient of such funds.

“Documentation Agents” means ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global~~Citibank, N.A., Goldman Sachs, KeyBank National Association, and PNC Capital Markets ~~Inc.~~LLC, each in its capacity as a co-documentation agent under ~~this Agreement~~the Second Amendment.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, with respect to an amount denominated in Dollars, such amount, and with respect to an amount denominated in any Alternative Currency, the equivalent in Dollars of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Dollar Equivalent for purposes of determining the aggregate available Revolving Commitments or the European Sublimit on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which any Borrower requests the Credit Extension for such Credit Date pursuant to the provisions of this Agreement.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States of America, any ~~State~~state thereof, or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means, as of any date of determination, (a) a Lender as of such date; (b) an Affiliate of a Lender described in clause (a); (c) an Approved Fund with respect to a Lender described in clause (a); and (d) any other Person (other than a natural person or any Affiliate of the Borrower) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the L/C Issuers and (iii) unless an Event of Default has occurred and is continuing under Section 8.01(a), (e) and (f), the Borrower (each such approval not to be unreasonably withheld or delayed).

“Employee Matters Agreement” means ~~an~~the agreement ~~to be~~ entered into by and among the Borrower, Grace and Grace~~–~~–Conn to allocate certain liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Environmental Claim” means any notice of violation, claim (including common law claims), accusation, allegation, cause of action, suit, administrative, regulatory or judicial action or proceeding, investigation, written demand, lien, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any Person for any liability, loss, damage (foreseeable and unforeseeable), personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, cost recovery, indemnity, indirect or consequential damages, punitive damages, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultant fees, damage to the environment or natural resources, or for nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from, arising from, based upon or related to (i) the occurrence or existence of a Release or threat of a Release (whether sudden or non-sudden or accidental or non-accidental) of, the exposure to or presence of any Contaminant in, into or onto the environment, (ii) the use, handling, generation, transportation, storage, treatment or disposal of any Contaminant, or (iii) the violation, or alleged violation, of any Environmental Law or Environmental Permit.

“Environmental Laws” means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules or regulations or orders, decrees, judgments or directives issued by a Governmental Authority, Environmental Permits or Remedial Action standards, levels or objectives imposing liability, duties, obligations or standards of conduct for or relating to pollution, the protection of health, safety or the environment or the use, treatment, storage, transportation, handling, disposal or release of any hazardous material, substance or waste, including, but not limited to, the following United States statutes, as now written and hereafter amended: the Water Pollution Control Act, as codified in 33 U.S.C. §1251 et seq., the Clean Air Act, as codified in 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C. §2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. §9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C. §11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C. §300f et seq., and any related regulations, as well as all state and local equivalents.

“Environmental Liability” means any liability, loss, duty or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries arising from, resulting from or based upon (a) violation, or alleged violation, of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Contaminant, (c) exposure to any Contaminant, (d) the presence, release or threatened release of any Contaminant into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or Environmental Permits, or (ii) damages relating to, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Permits” means any and all permits, licenses, certificates, authorizations or approvals of any Governmental Authority required by Environmental Laws or necessary or reasonably required for the current and anticipated future operation of the business of any Loan Party or any of their Restricted Subsidiaries.

“Equity Issuance” means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Capital Stock, (b) any of its Capital Stock pursuant to the exercise of options or warrants, (c) any of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. A Disposition shall not be deemed to be an Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974 as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), or in critical or endangered status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; (g) the failure to satisfy the minimum funding standard under Section 412 or 430 of the Code or Section 302 of ERISA, whether or not waived with respect to any Pension Plan; (h) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan~~.~~; or (i) notification that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “~~€”~~ €” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

“Eurocurrency Rate Borrowing” means a Borrowing comprised of Eurocurrency Rate Loans.

“Eurocurrency Rate Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate in accordance with the provisions of Article 2.

“European Borrowers” has the meaning specified in the preamble hereto.

“European Sublimit” means an amount equal to the lesser of (a) $~~50,000,000~~100,000,000 and (b) the Aggregate Revolving Commitments. The European Sublimit is part of, and not in addition to, the Revolving Facility.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)    ~~(a)~~ the sum, without duplication, of:

(i)      ~~(i)~~Consolidated Net Income for such period;

(ii)      ~~(ii)~~ an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

(iii)      ~~(iii)~~decreases in Consolidated Working Capital for such period (other than (v) appreciation of the Dollar relative to other foreign currencies, (w) any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting, (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (y) as a result of a liability or obligation that becomes probable or estimable or (z) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts);

(iv)      ~~(iv)~~an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and

(v)      ~~(v)~~ cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; over

(b)    ~~(b)~~ the sum, without duplication, of:

(i)      ~~(i)~~an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges to the extent included in arriving at such Consolidated Net Income;

(ii)      ~~(ii)~~without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures or Permitted Acquisitions made in cash during such period, except to the extent that such Capital Expenditures or Permitted Acquisitions were financed with the proceeds of an incurrence or issuance of Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;

(iii)      ~~(iii)~~the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including the principal component of Capital Lease Obligations, but excluding (X) Indebtedness created hereunder or under any other Loan Document (other than pursuant to Section 2.07(a)) and (Y) all prepayments in respect of any other revolving credit facility, except, in the case of clause (Y), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;

(iv)      ~~(iv)~~an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v)      ~~(v)~~increases in Consolidated Working Capital for such period (other than (v) appreciation of the Dollar relative to other foreign currencies, (w) any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting, (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (y) as a result of a liability or obligation that becomes probable or estimable or (z) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts);

(vi)      ~~(vi)~~ cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities (other than Indebtedness) of the Borrower and its Restricted Subsidiaries;

(vii)      ~~(vii)~~without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Investments and acquisitions made during such period pursuant to Section 7.02 (other than ~~Section~~Sections 7.02(a), (d) and (dd)(ii)) except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence or issuance of Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;

(viii)     ~~(viii)~~the amount of Restricted Payments paid during such period pursuant to Section 7.06 (other than Section 7.06(q)(ii) attributable to clause (a) of the definition of Available Amount) except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;

(ix)     ~~(ix)~~the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;

(x)      ~~(x)~~the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period (or otherwise deducted in Consolidated Net Income during such period) and were not financed with the proceeds of an incurrence or issuance of Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;

(xi)      ~~(xi)~~without duplication of amounts deducted from Excess Cash Flow in prior periods, (A) the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts and (B) expenditures required to be paid in cash by Borrower or any of its Restricted Subsidiaries pursuant to Applicable Law during the period of four consecutive fiscal quarters of the Borrower following the end of such period (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

(xii)      ~~(xii)~~ the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

(xiii)      ~~(xiii)~~ cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income;

(xiv)     ~~(xiv)~~ to the extent added to Consolidated Net Income, cash losses from discontinued operations; and

(xv)      ~~(xv)~~ without duplication of any other deduction, cash expenditures in respect of pension and other post retirement obligations and environmental obligations in such period.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Thomson Reuters screen at or about 11:00 a.m. (New York time) on such date. In the event that such rate does not appear on the Thomson Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s quoted spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m. (local time), on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Borrower as capital contributions to the equity (other than through the issuance of Disqualified Capital Stock or Designated Preferred Stock) of the Borrower after the ~~Closing~~Second Amendment Effective Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of their employees to the extent funded by the Borrower or any Restricted Subsidiary) of Capital Stock (other than Disqualified Capital Stock or Designated Preferred Stock) of the Borrower, in each case, to the extent designated as an Excluded Contribution pursuant to a certificate of a Responsible Officer of the Borrower.

“Excluded Foreign Subsidiary” means (i) any direct or indirect Foreign Subsidiary, (ii) any direct or indirect Subsidiary of a Foreign Subsidiary or any Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary Holding Company and (iii) any Foreign Subsidiary Holding Company.

“Excluded Information” means information (including material non-public information) regarding the Loans of the applicable Class or the Loan Parties hereunder or the European Borrowers that is not known to a Lender participating in a Discounted Voluntary Prepayment or in an assignment to the Borrower, that may be material to a decision by such Lender to participate in such Discounted Voluntary Prepayment or such assignment to the Borrower, as applicable.

“Excluded Subsidiary” means any (i) Excluded Foreign Subsidiary, (ii) Unrestricted Subsidiary, (iii) Immaterial Subsidiary, (iv) Captive Insurance Subsidiary, (v) Non-Profit Subsidiary, (vi) Joint Venture and (vii) subsidiary which is a special purpose entity.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d), (iv) any U.S. federal withholding Taxes imposed under FATCA and (v) with respect to a payment by a UK Tax Borrower hereunder, any deduction or withholding for or on account of Tax imposed by the United Kingdom on payments of interest to it under this Agreement (a “UK Tax Deduction”), if on the date the payment falls due (a) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority, (b) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Loan Party making the payment or from the Administrative Agent a certified copy of that Direction and (B) the payment could have been made to the Lender without a UK Tax Deduction if that Direction had not been made, (c) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and (A) the relevant Lender has not given a Tax Confirmation to the Administrative Agent or a Loan Party and (B) the payment could have been made to the Lender without a UK Tax Deduction if the Lender had given a Tax Confirmation to the Administrative Agent or a Loan Party, on the basis that the Tax Confirmation would have enabled the relevant Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA and (d) the relevant Lender is a Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without a UK Tax Deduction had that Lender complied with its obligations under Section 3.01(e).

“Expiring Credit Commitment” means a tranche of Revolving Commitments, Additional Revolving Commitments, Additional Revolving Facility Commitments or Extended Revolving Commitments for which the Maturity Date shall have occurred at a time when another tranche or tranches of Revolving Commitments, Additional Revolving Commitments, Additional Revolving Facility Commitments or Extended Revolving Commitments is or are in effect with a longer Maturity Date (each other tranche remaining in effect, a “Non-Expiring Credit Commitment”).

“Extended Loans” means the Extended Term Loans and/or the Extended Revolving Loans, as the context may require.

“Extended Revolving Borrowing” means a borrowing consisting of simultaneous Extended Revolving Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Extended Revolving Lenders.

“Extended Revolving Commitments” has the meaning specified in Section 2.16(a).

“Extended Revolving Lender” has the meaning specified in Section 2.16(a).

“Extended Revolving Loans” has the meaning specified in Section 2.16(a).

“Extended Term Borrowing” means a borrowing consisting of simultaneous Extended Term Loans of the same Type (if applicable) and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Extended Term Lenders pursuant to Section 2.16(a).

“Extended Term Lender” has the meaning specified in Section 2.16(a).

“Extended Term Loans” has the meaning specified in Section 2.16(a).

“Extending Lender” has the meaning specified in Section 2.16(a).

“Extension” has the meaning specified in Section 2.16(a).

“Extension Amendments” has the meaning specified in Section 2.16(c).

“Extension Offer” has the meaning specified in Section 2.16(a).

“Facility” means the Term Loan Facility, the Revolving Facility, or each Additional Term Facility or Additional Revolving Facility, as the context may require.

“FATCA” means (a) Sections 1471 through 1474 of the Code as of the date of this Agreement (and any successor or future version thereof that is substantially comparable and not materially more onerous to comply with), any current or future Treasury regulations promulgated or Revenue Ruling, Revenue Procedure, Notice or other administrative guidance issued thereunder, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, in each case, that relates to an intergovernmental agreement between the U.S. and any other jurisdiction and facilitates the implementation of the preceding clause (a), or (c) any agreement entered into (including pursuant to Section 1471(b)(1) of the Code) regarding the implementation of the preceding clauses (a) or (b) with the ~~United States Internal Revenue Service~~IRS, the U.S. Government or any governmental or taxation authority under any other jurisdiction.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the Facilities Fee Letter executed by the Borrower, the Arrangers and the other parties thereto, dated as of December 23, 2015.

“Financial Covenant” has the meaning specified in Section 7.14.

“Financial Support Direction” has the meaning set out in section 43 of the UK Pensions Act 2004.

“First Amendment” means that certain First Amendment to this Credit Agreement, dated as of August 25, 2016 among the Borrower, the European Borrowers, the Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the First Amendment have been satisfied or waived in accordance with the terms of the First Amendment.

“First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt (other than any portion of Consolidated Total Debt that is unsecured or is secured solely by a Lien that is junior to the Liens securing the Obligations) as of the last day of such Test Period ~~(net of Cash on Hand)~~ to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Borrower for such Test Period to (b) the Fixed Charges of the Borrower for such Test Period.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

(1)    Consolidated Interest Expense of such Person for such period;

(2)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Capital Stock of any Restricted Subsidiary of such Person during such period; and

(3)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock during such period.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“FLSA” means the federal Fair Labor Standards Act, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

“Foreign Plan Event” means (a) a foreign governmental authority has instituted proceedings to terminate a Foreign Pension Plan, (b) a foreign governmental authority has appointed a trustee to administer any Foreign Pension Plan in place of the existing administrator, in each case by reason of a distress termination within the meaning of Section 4041(c) of ERISA, treating such Foreign Pension Plan as if it were subject to ERISA; or (c) any Foreign Pension Plan that is required by applicable law to be funded in a trust or other funding vehicle has failed to comply with such funding requirements.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by the Borrower or one or more of its Subsidiaries or its Affiliates primarily for the benefit of employees of the Borrower or such Subsidiaries or its Affiliates residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means a Domestic Subsidiary all of the assets of which (except for an immaterial amount) consist of the equity or debt of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that (A) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Closing Date, the Borrower may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except with respect to Capital Lease Obligations, and as otherwise provided herein), including as to the ability of the Borrower or the Required Lenders to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (E) the Borrower may only make an election pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by the Borrower, including pursuant to Sections 6.01(a) and (b), in IFRS; provided further, that the treatment of, and all computations with respect to, leases contained in this Agreement may, in the sole discretion of the Borrower, be treated, and performed, in accordance with GAAP as in effect on the ~~Closing~~Second Amendment Effective Date.

“GCP” means Grace’s Construction Products operating segment and Darex Packaging Technologies business.

“GCP Equity Offering” means a sale of Capital Stock of the Borrower or any Parent Entity (other than through the issuance of Disqualified Capital Stock or Designated Preferred Stock or through an Excluded Contribution or through any Cure Amount) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other securities of the Borrower or any Parent Entity and (b) issuances of Capital Stock to any Subsidiary of the Borrower.

“General Incremental Availability” has the meaning specified in Section 2.14(a)(i).

“Goldman Sachs” means Goldman Sachs Bank USA.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grace” has the meaning specified in the preliminary statements hereto.

“Grace~~–~~–Conn” means W. R. Grace & Co.~~–~~–Conn., a Connecticut corporation.

“Grace Transitional License Agreement” means ~~an~~the agreement ~~to be~~ entered into by and between the Borrower and Grace~~–~~–Conn, wherein Grace~~–~~–Conn ~~will provide~~provided a limited license to the Borrower under the Grace trademark for certain products until new brands for those products are phased in, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by a Primary Obligor in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part)~~, and~~ ; provided ~~further~~however that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity or product warranty obligations, including, but not limited to, those in effect on the ~~Closing~~Second Amendment Effective Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related Primary Obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement made by the Borrower and the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit E, together with each other guarantee agreement and guarantee agreement supplement of any Subsidiary in respect of the Obligations of the Borrower delivered pursuant to Section 6.12.

“Guarantors” means, collectively, (a) the Subsidiaries listed as such on Schedule I that, as of the Closing Date, have Guaranteed the Obligations of the Borrower (in its capacity as the Borrower under the Loan Documents) pursuant to the Guarantee Agreement, (b) the Borrower (with respect to Obligations other than the direct Obligations of the Borrower) and (c) each other Restricted Subsidiary that is a Subsidiary of the Borrower that has become a Guarantor pursuant to Section 6.12, provided that in no event shall any European Borrower and any Excluded Subsidiary be a Guarantor under this Agreement. For avoidance of doubt, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not otherwise required to become a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute the Guarantee Agreement and Collateral Documents required by Section 6.12.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Swap Contract.

“Historical Financial Statements” means (i) the audited combined balance sheet of GCP for the fiscal years ended at December 31, 2013 and December 31, 2014, and the related, as applicable, audited combined statements of earnings and cash flows of GCP and (ii) the unaudited combined balance sheet of GCP as at March 31, 2015, June 30, 2015 and September 30, 2015, and the related, as applicable, combined statements of earnings and cash flows of GCP in each case, prepared in accordance with GAAP (except as otherwise disclosed).

“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(iv)(C)(3).

“Identified Qualifying Lender” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary ~~of the Borrower~~ that (i) has not guaranteed any other Indebtedness of the Borrower and (ii) has total assets of less than 5.0% of Total Assets and revenues of less than 5.0% of the total revenues of the Borrower and its Restricted Subsidiaries on a Consolidated basis and, together with all other Immaterial Subsidiaries (as determined in accordance with GAAP), has total assets of less than 10.0% of Total Assets and revenues of less than 10.0% of the total revenues of the Borrower and its Restricted Subsidiaries on a Consolidated basis, in each case, measured at the end of the most recent fiscal period for which internal financial statements are available (provided that prior to the first such availability of financial statements, such determination shall be made based on the Pro Forma Balance Sheet), with revenues being calculated on a pro forma basis giving effect to any acquisitions or dispositions of companies, ~~division~~divisions or lines of business since such Pro Forma Balance Sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary.

“Increased Amount” has the meaning specified in Section 7.01.

“Incremental Equivalent Term Indebtedness” has the meaning specified in Section 2.14(a)(v)(D).

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i)     the principal of Indebtedness of such Person for borrowed money;

(ii)     the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)    all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments which support financial obligations which would otherwise become Indebtedness (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(iv)    the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations to trade creditors), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(v)    Capital Lease Obligations of such Person;

(vi)    the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Capital Stock or, with respect to any Restricted Subsidiary, any Preferred Capital Stock (but excluding, in each case, any accrued dividends);

(vii)    the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person (other than Liens on Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Borrower) and (b) the amount of such Indebtedness of such other Persons;

(viii)    Guarantees by such Person of the principal component of Indebtedness of the type referred to in clauses (i), (ii), (iii), (iv), (v) and (ix) of other Persons to the extent Guaranteed by such Person; and

(ix)    to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

with respect to clauses (i), (ii), (iv) and (v) above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any Parent Entity appearing upon the balance sheet of the Borrower solely by reason of push-down accounting under GAAP shall be excluded.

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the ~~Closing~~Second Amendment Effective Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the ~~Closing~~Second Amendment Effective Date or in the ordinary course of business or consistent with past practice.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business or consistent with past practice, other than Guarantees or other assumptions of Indebtedness;

(ii)	Cash Management Services;

(iii)	any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the ~~Closing~~Second Amendment Effective Date or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice;

(iv)	obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the ~~Closing~~Second Amendment Effective Date or in the ordinary course of business or consistent with past practice;

(v)	in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(vi)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes, or surety bonds, performance bonds or similar obligations;

(vii)	Indebtedness of any Parent Entity appearing on the balance sheet of the Borrower solely by reason of push down accounting under GAAP;

(viii)	obligations under or in respect of Receivables Facilities;

(ix)	Capital Stock (other than Disqualified Capital Stock); or

(x)	amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent~~,~~ or potential) with respect thereto (including any accrued interest).

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Information Memorandum” means the Confidential Information Memorandum related to the Facilities and dated as of January 12, 2016.

“Informational Website” has the meaning specified in Section 6.02.

“Initial Agreement” has the meaning specified in Section 7.09(p).

“Intellectual Property Security Agreement” means, collectively, the Copyright Security Agreement, the Trademark Security Agreement and the Patent Security Agreement (each as defined in the Security Agreement), referred to in and substantially in the forms attached to the Security Agreement executed and delivered pursuant to Section 6.12 or the applicable Security Agreement.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Borrower for such Test Period to (b) Consolidated Cash Interest Expense of the Borrower for such Test Period.

“Interest Payment Date” means (i) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan (provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period) and the Maturity Date of the Facility under which such Loan was made and (ii) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, with respect to any Eurocurrency Rate Loan, the period commencing on the date of such Borrowing and ending on (i) the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter or (ii) if available to all of the relevant Lenders, the numerically corresponding day in the calendar month that is shorter than one month or twelve (12) months thereafter, as selected by Borrower in the applicable Committed Loan Notice; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall, subject to clause (c) of this definition, end on the last Business Day of the calendar month of such Interest Period, and (c) no Interest Period in respect of any Borrowing of any given tranche shall extend beyond the respective Maturity Date therefor. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of advances, loans or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business or consistent with past practice, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons, the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, and all other items that are ~~or would~~required to be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of Section 7.02 and the designation of Restricted and Unrestricted Subsidiaries pursuant to Section 6.12:

(1)	“Investment” will include the portion (proportionate to the Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets (as determined by the Borrower) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)	debt securities or debt instruments with a rating of “~~A~~BBB-” or higher from S&P or “~~A~~Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; and

(4)	investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“IP Rights” has the meaning set forth in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ITA” means the Income Tax Act 2007 of the United Kingdom.

“Joinder Agreement” means an agreement substantially in the form of Exhibit Q, with such changes as are necessary to specify, in compliance with Section 2.14, the terms of any Additional Term Commitments, Additional Revolving Facility Commitments or Additional Revolving Commitments and extensions of credit thereunder.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Restricted Subsidiaries and (b) any Person in whom the Borrower or any of its Restricted Subsidiaries beneficially owns any Capital Stock that is not a Subsidiary.

“Judgment Currency” has the meaning specified in Section 1.08(h).

“Junior Financing” has the meaning specified in the definition of “Restricted Payment”.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Jurisdictional Requirements” means that (i) the Borrower remains organized under the laws of the United States, any ~~state~~jurisdiction thereof, or the District of Columbia, (ii) the UK Borrower remains organized under the laws of England and Wales and (iii) the Belgian Borrower remains organized under the laws of Belgium.

“L/C Advance” means, as to any Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Percentage.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer and acceptable to the Administrative Agent, the applicable L/C Issuer and the Borrower.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed by the Borrower on the date when made or refinanced as a Revolving Borrowing.

“L/C Commitment” means, as to any L/C Issuer, its commitment to issue Letters of Credit, and to amend, renew or extend Letters of Credit previously issued by it, pursuant to Section 2.03, in an aggregate face amount at any time outstanding not to exceed (a) in the case of any L/C Issuer party hereto as of the ~~Closing~~Second Amendment Effective Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 to the Second Amendment under the heading “L/C ~~Commitments~~Commitment” and (b) in the case of any Revolving Lender that becomes a L/C Issuer hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become an L/C Issuer, in each case as the maximum outstanding face amount of Letters of Credit to be issued by such L/C Issuer, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Lender, the Borrower and the Administrative Agent. The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the L/C Sublimit at all times.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or the extension of the expiry date thereof, or the renewal or increase of the principal amount thereof.

“L/C Documents” means, as to any Letter of Credit, each L/C Application and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“L/C Expiration Date” means the day that is five Business Days prior to the scheduled Maturity Date then in effect with respect to the applicable Revolving Facility (or, if such day is not a Business Day, the immediately preceding Business Day).

“L/C Fees” has the meaning assigned to such term in Section 2.09(b)(i).

“L/C Issuer” means each of Bank of America, N.A. and Deutsche Bank AG New York Branch, in each case, in its capacity as issuer of Letters of Credit hereunder and each other Revolving Lender reasonably acceptable to each of the Administrative Agent and the Borrower that has entered into a letter of credit issuer agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, in each case, in its capacity as an issuer of Letters of Credit hereunder, together with their respective permitted successors and assigns in such capacity. Each L/C Issuer may, with the prior written consent of the Borrower, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the L/C Issuer shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts with respect to Letters of Credit, including, without duplication, all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Commitments. The L/C Sublimit is part of, and not in addition to, the Revolving Facility.

“Laws” means, collectively, all applicable international, foreign, federal, state, commonwealth and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, common laws and administrative or judicial precedents or authorities, including the interpretation thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCA Election” has the meaning set forth in Section 1.13.

“LCA Test Date” has the meaning set forth in Section 1.13.

“Lender” means, at any time, any lender that has a Commitment or holds a Loan at such time and, as the context requires, includes each L/C Issuer.

“Letter of Credit” means any letter of credit issued by an L/C Issuer hereunder for the account of the Borrower or any of its Subsidiaries, including each letter of credit ~~listed on Schedule 1.01(b) that is issued and outstanding as of the Closing Date and designated as a~~outstanding under this Agreement immediately prior to the Second Amendment Effective Date (an “Existing Letter of Credit”) . Each such ~~letter of credit listed on Schedule 1.01(b)~~Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the ~~Closing~~Second Amendment Effective Date for all purposes under this Agreement and the other Loan Documents.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, “Lien” shall not be deemed to include any license of any IP Rights or an agreement to sell.

“Limited Condition Financing” means any incurrence of Indebtedness related to, and identified at the time of, any Limited Condition Transaction.

“Limited Condition Transaction” means any Permitted Acquisition by one or more of Borrower or any of the Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means an extension of credit by a Lender to the Borrower or any European Borrower under Article 2.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guarantee Agreement, (d) the Collateral Documents, (e) each L/C Application ~~and~~, (f) the Fee Letter, (g) each Joinder Agreement, (h) each Refinancing Amendment, and (i)  each Extension Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor; provided that, for the avoidance of doubt, “Loan Parties” shall exclude the European Borrowers.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurocurrency market.

“LTM EBITDA” means Consolidated EBITDA of the Borrower measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal Consolidated financial statements of the Borrower have been delivered, in each case calculated on a Pro Forma Basis, as applicable.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent Entity, the Borrower or any Restricted Subsidiary:

(1)    (a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or consistent with past practice or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Borrower, its Subsidiaries or any Parent Entity with (in the case of this sub-clause (b)) the approval of the Board of Directors;

(2)    in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)    not exceeding $10,000,000 in the aggregate outstanding at any time.

“Market Capitalization” means an amount equal to (i)  the total number of issued and outstanding shares of Capital Stock of the Borrower or any Parent Entity, as applicable, on the date of the declaration of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, results of operations, properties or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower, the other Loan Parties and the European Borrowers, taken as a whole, to perform their payment obligations under the applicable Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material First Tier Foreign Subsidiary” means any Foreign Subsidiary (i) whose Capital Stock is directly owned by any Loan Party and (ii) that constitutes a Material Subsidiary.

“Material Indebtedness” means Indebtedness (other than the Obligations under the Loan Documents) of the Loan Parties or any European Borrower, individually or in the aggregate, having an aggregate principal amount exceeding $50,000,000.

“Material Real Property” means (a) as of the Closing Date, the fee owned real property set forth on Schedule 5.11(b) and (b) fee owned real property owned by any Loan Party and acquired after the Closing Date with a fair market value in excess of $20,000,000; provided that, “Material Real Property” shall be limited to fee owned real property located in the United States.

“Material Subsidiary” means any Restricted Subsidiary of the Borrower other than an Immaterial Subsidiary.

“Maturity Date” means (a) with respect to the Revolving Facility, the date that is five years following the ~~Closing Date, (b) with respect to the Term Loan Facility, the date that is six years following the Closing Date~~Second Amendment Effective Date, (b) reserved , (c) with respect to any Additional Term Loans, the maturity date for such Series of Additional Term Loans specified in the applicable Joinder Agreement, (d) with respect to any Additional Revolving Loans in respect of an Additional Revolving Facility, the maturity date for such Series of Additional Revolving Loans specified in the applicable Joinder Agreement and (e) with respect to any Replacement Term Loans, the maturity date for such Series of Replacement Term Loans determined in accordance with Section 10.01; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day; provided, further, that any Maturity Date may be extended as provided by Section 2.16.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Collateral Amount” means, at any time, (a) as to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Minimum Extension Condition” has the meaning specified in Section 2.16(b).

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Mortgage” means any deed of trust, trust deed, mortgages or other comparable instrument covering the Material Real Property required to be mortgaged pursuant to this Agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower executed and delivered pursuant to Section 6.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which contributions are or have, within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by the Borrower or any of its ERISA Affiliates or any Subsidiary of the Borrower or ERISA Affiliates of such Subsidiary.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Cash Proceeds” means:

(a)

with respect to the Disposition of any asset by the Borrower or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries) over (ii) the sum of (A) the principal amount of any Indebtedness ~~that is secured by the asset subject to such Disposition or Casualty Event and~~ that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including, without limitation, attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes (or Restricted Payments to the extent permitted hereunder made in respect of taxes) paid or reasonably estimated to be payable in connection therewith by the Borrower or such Restricted Subsidiary and attributable to such Disposition or Casualty Event (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Restricted Subsidiary organized under the laws of a jurisdiction different from the jurisdiction of organization of the Borrower, deductions in respect of withholding and other Taxes that are payable in cash if such funds are repatriated to the jurisdiction of the Borrower), (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or any of its Restricted Subsidiaries after such sale or other Disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (E) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (E)) attributable to minority interests and not available for distribution to or for the account of Borrower or a wholly owned Restricted Subsidiary as a result thereof and (F) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to Borrower or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Cash Proceeds). It being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in respect of any such Disposition or Casualty Event and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $20,000,000 and (y) no proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $40,000,000 (and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b)	with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) (x) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses (including attorneys’ fees) and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance (including, in the case of Indebtedness of any Foreign Subsidiary, deduction in respect of withholding Taxes that are payable in cash if such funds are repatriated) and (y) all taxes paid or reasonably estimated to be payable as a result thereof.

“Non-Consenting Lender” has the meaning specified in Section 3.06(d).

“Non-Defaulting Lender” means, as to any Facility, a Lender thereunder that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning specified in the definition of “Expiring Credit Commitment”.

“Non-Profit Subsidiary” means any Subsidiary of the Borrower that is qualified under Section 501(c) of the Code as a nonprofit corporation.

~~“Non-Repatriated Amounts” has the meaning specified in Section 2.05(b)(v).~~

“Non-US Lender” has the meaning specified in Section 3.01(d).

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or Revolving Note, as the context may require.

“Obligations” means (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any European Borrower arising under any Loan Document with respect to any Loan or Letter of Credit, (ii) all advances to, and debts, liabilities, obligations, covenants and duties arising under any Designated Credit Line and (iii) all Secured Bank Product Obligations, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any European Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties and the European Borrowers under the Loan Documents include the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or the European Borrowers under any Loan Document and (b) the obligation of any Loan Party or any European Borrower to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party or European Borrower in accordance with the terms of the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Offered Amount” has the meaning specified in Section 2.05(a)(iv)(D)(1).

“Offered Discount” has the meaning specified in Section 2.05(a)(iv)(D)(1).

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutional documents with respect to any non-US jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“OSHA” means the Occupational Health and Safety Act, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

“Other Commitments” means one or more Classes of Loan commitments hereunder that result from a Refinancing Amendment.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising solely from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment.

“Other Taxes” means all present or future stamp, court or documentary, registration, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means with respect to the Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Parallel Debt” has the meaning specified in Section 10.25(a).

“Parent Entity” means any~~,~~ direct or indirect~~,~~ parent of the Borrower.

“Parent Entity Expenses” means:

(1)    costs (including all professional fees and expenses) Incurred by any Parent Entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to the Loans, the Guarantees or any other Indebtedness of the Borrower or any Restricted Subsidiary, including in respect of any reports filed or delivered with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)    customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its articles, charter, by-laws, partnership agreement or other organizational documents or pursuant to written agreements with any such Person to the extent relating to the Borrower and its Subsidiaries;

(3)    obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Borrower and its Subsidiaries;

(4)    (x) general corporate overhead expenses, including professional fees and expenses and (y) other operational expenses of any Parent Entity related to the ownership or operation of the business of the Borrower or any of its Restricted Subsidiaries;

(5)    expenses Incurred by any Parent Entity in connection with (i) any offering, sale, conversion or exchange of Capital Stock or Indebtedness and (ii) related to any compensation paid to officers, directors and employees; and

(6)    amounts to finance Investments that would otherwise be permitted to be made pursuant to Section 7.02 if made by the Borrower; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the capital of the Borrower or one of its Restricted Subsidiaries or (2) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 7.04) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance herewith and such consideration or other payment is included as a Restricted Payment or an Investment hereunder, (D) any property received by the Borrower shall not increase the Available Amount and (E) such Investment shall be deemed to be made by the Borrower or such Restricted Subsidiary pursuant to Section 7.02.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“Participating Lender” has the meaning specified in Section 2.05(a)(iv)(C)(2).

“Party” has the meaning specified in Section 3.01(o).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a perfection certificate in the form of the perfection certificate provided to the Administrative Agent on the Closing Date (or such other form as the Administrative Agent may approve).

“Pension Plan” means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof or that is subject to Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by the Borrower or any of its ERISA Affiliates or any Subsidiary of the Borrower or any ERISA Affiliates of such Subsidiary, but not including any Multiemployer Plan.

“Pensions Regulator” means the body corporate known as the Pensions Regulator and established under Part 1 of the UK Pensions Act 2004.

“Permitted Acquisition” means any purchase or acquisition pursuant to Section 7.02(b) or (c).

“Permitted Additional Junior Debt” shall mean senior unsecured, senior subordinated or subordinated debt (including, as applicable, Registered Equivalent Notes), in each case issued or incurred by the Borrower or any of its Restricted Subsidiaries after the ~~Closing~~Second Amendment Effective Date; provided that such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale, change of control, casualty or condemnation provisions and AHYDO payments), in each case, prior to 91 days after the latest Maturity Date at the time such debt is issued or incurred.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business, or a combination of such assets and cash~~,~~ or Cash Equivalents, between the Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 7.05 and Section 2.05(b)(ii).

“Permitted Liens” means, with respect to any Person:

(a)    pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, return-of-money bonds, performance and completion guarantees, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business or consistent with past practice;

(b)    Liens with respect to outstanding motor vehicle fines and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c)    Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than ~~60~~90 days or, if more than ~~60~~90 days overdue, which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP (or other applicable accounting principles) have been made in respect thereof;

(d)    encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, land use regulations, covenants, conditions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances or matters that would be disclosed in an accurate survey affecting real property) as to the use of real properties or Liens incidental to the conduct of the business of the Borrower and its Restricted Subsidiaries or to the ownership of their properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreement and other agreements, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Borrower and its Restricted Subsidiaries (taken as a whole);

(e)    Liens (i) on assets or property of the Borrower or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted hereunder; (ii) that are contractual rights of set-off or, in the case of clause (ii)(x) or (y) below, other bankers’ Liens (x) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (y) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (z) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business; (iii) on cash accounts securing Indebtedness incurred under Section 7.03(h)(iii) with financial institutions; (iv) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (v) (x) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (y) in favor of a banking institution arising as a matter of law or by operation of customary standard terms and conditions of the account keeping encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (z) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;

(f)    leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(g)    Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default so long as (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, attachment, order or award have not been finally terminated, (ii) the period within which such proceedings may be initiated has not expired or (iii) no more than 60 days have passed after (x) such judgment, decree, attachment, order or award has become final or (y) such period within which such proceedings may be initiated has expired;

(h)    Liens (i) on assets or property of the Borrower or any Restricted Subsidiary for the purpose of securing Capital Lease Obligations, or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (x) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred hereunder and (y) any such Liens may not extend to any assets or property of the Borrower or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) on any interest or title of a licensor, sublicensor, lessor or sublessor under any Capital Lease Obligations or operating lease;

(i)    Liens perfected or evidenced by UCC financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business, including precautionary UCC financing statements;

(j)    Liens existing on the ~~Closing~~Second Amendment Effective Date and described in Schedule 7.01(j) to the Second Amendment (or to the extent not listed on such Schedule 7.01(j), where the fair market value of all property to which such Liens attach is less than $10,000,000 in the aggregate);

(k)    Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Borrower or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Borrower or any Restricted Subsidiary) and any modifications, replacements, refinancings, restructurings, renewals or extensions thereof; provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(l)    Liens on assets or property of any Restricted Subsidiary securing Indebtedness or other obligations of such Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary, or Liens in favor of the Borrower or any Loan Party; provided that such Lien does not cause or result in any assets or property of the Loan Parties becoming assets or property not constituting Collateral;

(m)    (i) Liens securing Refinancing Indebtedness Incurred (as permitted under Section 7.03) to refinance Indebtedness that was previously so secured (excluding the Obligations), and permitted to be secured hereunder; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced and (ii) Liens securing any Refinancing Facility and Refinancing Notes;

(n)    (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(o)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-wholly owned Restricted Subsidiary or joint venture or similar arrangement pursuant to any organizational document, joint venture or similar agreement;

(p)    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(q)    Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(r)    Liens securing Indebtedness permitted by Section 7.03(e); provided that such Liens shall only be permitted if (x) in the case of assumed Indebtedness, such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged, consolidated or amalgamated with or into the Borrower or any Restricted Subsidiary, in any transaction to which such Indebtedness relates and (y) on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence, the Total Secured Leverage Ratio would equal or be less than ~~1.00~~2.25:1.00;

(s)    Liens Incurred to secure obligations in respect of any Indebtedness permitted by Section 7.03(s); provided that only the equipment the acquisition of which is financed by such Indebtedness shall be encumbered by such Liens;

(t)    Liens to secure Indebtedness permitted under Section 7.03 of any Foreign Subsidiary covering only the assets of such Foreign Subsidiary;

(u)    Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(v)    any security granted over the marketable securities portfolio described in ~~clause~~clauses (8) or (9) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(w)    Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any Restricted Subsidiary or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (ii) specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(x)    Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to clients or suppliers of the Borrower or any Restricted Subsidiary;

(y)    Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted hereunder;

(z)    Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(aa)    Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(bb)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted under Section 7.02 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted hereunder, in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(cc)    Liens securing Indebtedness and other obligations not prohibited hereunder in an aggregate principal amount not to exceed the greater of $60,000,000 and 6.0% of Total Assets (determined at the time Incurred) at any one time outstanding, including any Refinancing Indebtedness in respect thereof;

(dd)    [Reserved]

(ee)    Liens deemed to exist in connection with Investments in repurchase agreements permitted by Section ~~7.03,~~7.03; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(ff)    Liens on Receivables Assets incurred in connection with a Receivables Facility;

(gg)    Settlement Liens;

(hh)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;

(ii)    Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(jj)    Liens in the nature of the right of set-off in favor of counterparties to contractual agreements with the Borrower or any other Loan Party in the ordinary course of business;

(kk)    security given to a public or private utility or government authority as required in the ordinary course of business;

(ll)    any exclusive or non-exclusive licenses granted under any intellectual property rights that do not secure or is not granted in connection with incurrence of Indebtedness;

(mm)    the rights reserved to or vested in any Person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Restricted Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(nn)    restrictive covenants affecting the use to which real property may be put;

(oo)    Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(pp)    Liens arising in connection with any Permitted Tax Restructuring or any intercompany license agreement among the Borrower and its Restricted Subsidiaries;

(qq)    Liens on the Collateral pursuant to the documentation securing Additional Notes or Incremental Equivalent Term Indebtedness permitted to be incurred; provided, that such Liens are pari passu or junior in priority to the Obligations pursuant to a customary intercreditor agreement with terms to be mutually agreed by the Administrative Agent, the Borrower and the trustee, agent or holders with respect to such Additional Notes or Incremental Equivalent Term Indebtedness entered into prior to the date of such Incurrence; and

(rr)    Liens pursuant to any Loan Document including Liens securing Replacement Term Loans, Additional Term Loans, Additional Revolving Loans, Additional Revolving Facility Commitments and Additional Revolving Commitments.

In the event that any Permitted Lien meets the criteria of more than one of the categories of Permitted Liens described in clauses (a) through (rr) above, the Borrower in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien to the extent such Permitted Lien would be permitted to be incurred under such clause at the time of such classification or reclassification, and the Borrower will only be required to include the amount and type of such Permitted Lien in one or more of the above clauses; provided that all Liens securing the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (rr) of this definition.

“Permitted Repricing Amendment” has the meaning specified in Section 10.01.

“Permitted Tax Distribution” means:

(a)	if and for so long as the Borrower is a member of a group filing a consolidated ~~or~~, combined, unitary or similar group tax return with any Parent Entity, any dividends or other distributions to fund any income Taxes for which such Parent Entity is liable up to an amount not to exceed the amount of any such Taxes that the Borrower and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Borrower and its Subsidiaries had paid Tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Borrower and its Subsidiaries; and

(b)

for any taxable year (or portion thereof) ending after the ~~Closing~~Second Amendment Effective Date for which the Borrower is treated as a disregarded entity, partnership, or other flow-through entity for federal, state and/or local income Tax purposes, the payment of dividends or other distributions to the Borrower’s direct owner(s) to fund the income Tax liability of such owner(s) (or, if a direct owner is a disregarded entity, partnership or other flow-through entity for federal, state and/or local income ~~Tax~~tax purposes, of the indirect owner(s)) for such taxable year (or portion thereof) attributable to the operations and activities of the Borrower and its direct and indirect Subsidiaries, in an aggregate amount not to exceed the product of (x) the highest combined marginal federal and applicable state, and/or local statutory Tax rate (after taking into account the deductibility of U.S. state and local income Tax for U.S. federal income Tax purposes) and (y) the taxable income of the Borrower for such taxable year (or portion thereof).

“Permitted Tax Restructuring” means one or more transactions pursuant to which the Capital Stock of one or more Foreign Subsidiaries is transferred to another Foreign Subsidiary in exchange for equity or debt of the transferee or as a capital contribution to the transferee; provided that none of the Subsidiaries that were not Excluded Subsidiaries prior to such transactions shall become Excluded Subsidiaries as a result thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.02(d).

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Preferred Capital Stock” means any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Notice” means a notice by the Borrower to prepay Loans, which shall be substantially in the form of Exhibit P (or such other form as the Administrative Agent may approve).

“Prepayment Percentage” means the applicable percentage based on the First Lien Leverage Ratio set forth ~~below for each item set forth below:~~in the Joinder Agreement or other applicable amendment documentation.

~~Level~~	~~Excess Cash Flow~~
~~Level I~~ ≥~~1.50:1.00~~	~~50%~~
~~Level II <1.50:1.00 but~~ ≥~~1.00:1.00~~ 	~~25%~~
~~Level III <1.00:1.00~~	~~0%~~

Any increase or decrease in the Prepayment Percentage resulting from a change in the First Lien Leverage Ratio shall become effective as of the first Business Day immediately following the date financial statements have been delivered pursuant to Section 6.01(a) and a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that, at the option of the Required Lenders (other than with respect to Events of Default under Section 8.01(e) or (f)), ~~Level I~~the highest such percentage shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to but excluding the date on which such Compliance Certificate is so delivered (and thereafter the level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a), (e) or (f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the level otherwise determined in accordance with this definition shall apply).

“Primary Obligation” has the meaning specified in the definition of “Contingent Obligation”.

“Primary Obligor” has the meaning specified in the definition of “Contingent Obligation”.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of the Administrative Agent and each L/C Issuer, such Person’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as such Person may from time to time notify in writing to the Borrower, the Administrative Agent and the L/C Issuers.

“Pro Forma Balance Sheet” has the meaning specified in Section 5.05(c).

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loans of any Lender, as the context requires, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the Revolving Percentage of that Lender, and (iii) with respect to all payments, computations and other matters relating to any other Facility, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and/or Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the aggregate Commitments and/or Loans then outstanding under the applicable Facility or Facilities at such time.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualifying Lender” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Ratio Incremental Availability” has the meaning specified in Section 2.14(a)(i).

“Receivables Assets” means (a) any accounts receivable owed to the Borrower or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Borrower or a Restricted Subsidiary to a commercial bank or Affiliate thereof in connection with a Receivables Facility.

“Receivables Facility” means any of one or more receivables financing facilities (including for factoring, securitizations and sales transactions) as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for Securitization Repurchase Obligations and customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Revolving Lender, and (d) the L/C Issuer, as applicable.

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) the Borrower, (b) the Administrative Agent and (c) each lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Facility” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Indebtedness” means Indebtedness of the Borrower or a Restricted Subsidiary that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the ~~Closing~~Second Amendment Effective Date or Incurred in compliance with ~~the~~ this Agreement (including Indebtedness under any Senior Notes Indenture, Indebtedness of the Borrower that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Borrower or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)	(a) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Capital Stock or Preferred Capital Stock being refunded or refinanced and (y) the Weighted Average Life to Maturity of the then-existing Facility with the greatest remaining Weighted Average Life to Maturity; (b) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, Disqualified Capital Stock or Preferred Capital Stock, such Refinancing Indebtedness is Subordinated Indebtedness, Disqualified Capital Stock or Preferred Capital Stock, respectively, and, in the case of Subordinated Indebtedness, is subordinated to the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced; and (c) to the extent such Refinancing Indebtedness refinances Indebtedness that is secured on a junior lien basis to the Obligations, such Refinancing Indebtedness is ~~subordinated~~unsecured or is secured on a junior lien basis to the Obligations on ~~subordination~~ terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced;

(2)	Refinancing Indebtedness shall not include:

(i)	Indebtedness, Disqualified Capital Stock or Preferred Capital Stock of a Subsidiary of the Borrower that is not the Borrower or a Guarantor that refinances Indebtedness, Disqualified Capital Stock or Preferred Capital Stock of the Borrower or a Guarantor; or

(ii)	Indebtedness, Disqualified Capital Stock or Preferred Capital Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Capital Stock or Preferred Capital Stock of an Unrestricted Subsidiary;

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4)	(a) if such Refinancing Indebtedness is secured, it is secured on the same basis as the Indebtedness being refinanced or by a Lien otherwise permitted by Section 7.01 and (b) such Refinancing Indebtedness is incurred by the Person or Persons who are the obligors on the Indebtedness being refinanced and such new or additional obligors as are permitted under Section 7.03.

Refinancing Indebtedness in respect of any Indebtedness may be Incurred within 180 days after the termination, discharge or repayment of any such Indebtedness.

“Refinancing Notes” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Revolving Facility” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Term Facility” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Transactions” means (i)  the issuance and sale of the 5.500% Senior Notes due 2026 on or about April 10, 2018, (ii) the entry into the Second Amendment, (iii) the redemption (including any satisfaction and discharge in connection therewith) of up to all of the Borrower’s 9.500% Senior Notes due 2023 on or about April 10, 2018, and (iv) the payment of fees, costs and expenses in connection with the foregoing.

“Refunding Capital Stock” has the meaning specified in Section 7.06(b).

“Register” has the meaning set forth in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation” has the meaning specified in Section 5.23.

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Related Taxes” means:

(1)	any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes and other similar fees and expenses (other than (x) Taxes measured by income and (y) withholding Taxes), required to be paid (provided such Taxes are in fact paid) by any Parent Entity by virtue of its:

(i)	being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Borrower or any of the Borrower’s Subsidiaries) or otherwise maintain its existence or good standing under applicable law;

(ii)	being a holding company parent, directly or indirectly, of the Borrower or any of the Borrower’s Subsidiaries;

(iii)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Borrower or any of the Borrower’s Subsidiaries; or

(iv)	having made any payment in respect to any of the items for which the Borrower is permitted to make payments to any Parent Entity pursuant to Section 7.06; or

(2)	any Permitted Tax Distribution.

“Relevant Jurisdiction” means in relation to a European Borrower or other Foreign Subsidiary: its jurisdiction of incorporation.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

“Remedial Action” means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent, minimize or otherwise address the Release or threat of a Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-response or post-response studies and investigations and post-response monitoring and care or any other studies, reports or investigations relating to Contaminants.

“Replacement Term Borrowings” means a borrowing consisting of simultaneous Replacement Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the applicable Lenders.

“Replacement Term Loan” has the meaning set forth in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

~~“Repricing Transaction” has the meaning specified in Section 2.09(d)~~.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, an L/C Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Commitments; provided that the unused Term Commitment of, unused Revolving Commitment of, and the portion of the Total Outstandings held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having more than 50% of the sum of (a) the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s participations (including funded participations) in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Revolving Commitments. The portion of the Total Revolving Outstandings and the unused Revolving Commitment, as applicable, held or deemed held by a Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders at any time.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party or, in the case of the Borrower, any European Borrower or any Foreign Subsidiary, any duly appointed authorized signatory or any director or managing member of such Person and, as to any document delivered on the Closing Date, any secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or European Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party or European Borrower, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or European Borrower, as applicable.

“Restricted Payment” means to:

(1)    declare or pay any dividend or make any distribution on or in respect of the Borrower’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any such payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) except:

(a)    dividends or distributions payable in Capital Stock of the Borrower (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock; or

(b)    dividends or distributions payable to the Borrower or a Restricted Subsidiary (and, in the case of the Borrower or any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Borrower or another Restricted Subsidiary on no more than a pro rata basis); or

(2)    purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Borrower or any Parent Entity held by Persons other than the Borrower or a Restricted Subsidiary; or

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any ~~(x)~~ Subordinated Indebtedness incurred after the ~~Closing Date or (y) Senior Notes (the~~Second Amendment Effective Date (such Indebtedness ~~under each of clauses (x) and (y)~~, “Junior Financing”) (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) payments in respect of Indebtedness Incurred pursuant to Section 7.03(c)).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary. For the avoidance of doubt, each European Borrower shall at all times constitute a Restricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vii).

“Revolving Availability Period” means the period from and including the ~~Closing~~Second Amendment Effective Date to but excluding the Maturity Date of the Revolving Facility or any earlier date on which the Revolving Commitments shall terminate as provided herein.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Revolving Lenders.

“Revolving Commitment” means, as to any Lender, its commitment to (a) make Revolving Loans and (b) purchase participations in L/C Obligations, in an aggregate principal and/or face amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 to the Second Amendment under the heading “Revolving Commitments” or in the Assignment and Assumption or other agreement pursuant to which such Lender became a party hereto, as such commitment may be changed from time to time pursuant to the terms hereof. The amount of the Aggregate Revolving Commitments on the ~~Closing~~Second Amended Effective Date is $~~250,000,000.~~350,000,000.

“Revolving Commitment Fee” has the meaning specified in Section 2.09(a)(i).

“Revolving Facility” means the Revolving Commitments and the Credit Extensions thereunder.

“Revolving Lender” means a Lender that has a Revolving Commitment or, if the Revolving Commitments have expired or been terminated, that holds a Revolving Loan or a participation in a Letter of Credit.

“Revolving Loan” has the meaning set forth in Section 2.01(b)(i).

“Revolving Note” means a promissory note evidencing Revolving Loans made or held by a Revolving Lender, substantially in the form of Exhibit B-2.

“Revolving Percentage” means, as to any Revolving Lender as of any date of determination, the percentage which such Lender’s Revolving Commitment then constitutes of the Aggregate Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the sum of the aggregate Outstanding Amount of the Revolving Loans of such Lender, plus such Lender’s participations in the Outstanding Amount of all L/C Obligations at such time then constitutes of the Aggregate Revolving Commitments, but subject to adjustment as provided in Section 2.18(a)(iv).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing, other than leases between any of the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of April 10, 2018, among the Borrower, the European Borrowers, the Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the Second Amendment have been satisfied or waived in accordance with the terms of the Second Amendment, which date shall be April 10, 2018.

“Secured Bank Product Obligations” means Indebtedness and other obligations or liabilities of the Borrower or any Restricted Subsidiary owing to a Secured Bank Product Provider in connection with a Bank Product.

“Secured Bank Product Provider” means any Person that is providing a Bank Product so long as (i) such Person is a Credit Party on or immediately following the Closing Date and such Bank Product is in effect on the Closing Date, (ii) such Person is a Credit Party on or immediately following the Second Amendment Effective Date and such Bank Product is in effect on the Second Amendment Effective Date, (iii) such Person was a Credit Party when entering into such Bank Product or (~~iii~~iv) such Person was identified in writing on or prior to the Closing Date to the Administrative Agent.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Arrangers, the Secured Bank Product Providers, the Designated Credit Line Providers and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article 9; provided, that in no event shall “Secured Parties” include any Disqualified Institution.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Receivables Facility to repurchase Receivables Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Security Agreement” means the Security Agreement by and among the Borrower, the Guarantors, the Additional Grantors as defined and named therein and the Collateral Agent, dated as of the Closing Date and substantially in the form of Exhibit F-1, together with each related security agreement supplement executed and delivered pursuant to Section 6.12. For the avoidance of doubt, the European Borrowers shall not be party to the Security Agreement.

“Security Agreement Supplement” has the meaning specified in the applicable Security Agreement, if applicable.

“Senior Notes” means those 9.500% Senior Unsecured Notes due 2023 and 5.500% Senior Notes due 2026 issued by the Borrower pursuant to the applicable Senior Notes Indenture.

“Senior Notes Indenture” means, as applicable, (i)  the Indenture, dated as of January 27, 2016, and (ii) the Indenture, to be dated on or about April 10, 2018, in each case among the Borrower, the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee, governing the applicable series of Senior Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Separation and Distribution Agreement” means the separation and distribution agreement ~~to be~~ entered into in connection with the Spin-Off, by and among the Borrower, Grace and Grace~~–~~–Conn, setting forth the mechanics of the Spin-Off, certain organizational matters and other ongoing obligations of the Borrower, Grace and Grace~~–~~–Conn, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Series” means each series of Additional Term Commitments and Additional Term Loans made thereunder as designated in and made pursuant to any Joinder Agreement, each series of Additional Revolving Facility Commitments and Additional Revolving Loans made thereunder as designated in and made pursuant to any Joinder Agreement and each series of Extended Term Loans and each series of Extended Revolving Commitments designated and made pursuant to an Extension.

“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Similar Business” means (a) any businesses, services or activities engaged in by the Borrower or any of its Subsidiaries or any Associates on the ~~Closing~~Second Amendment Effective Date and (b) any businesses, services and activities engaged in by the Borrower or any of its Subsidiaries or any Associates that are reasonably related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of a Borrower Solicitation of ~~Discount~~Discounted Prepayment Offers made pursuant to Section 2.05(a)(iv)(D) substantially in the form of Exhibit L.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets (on a going concern basis) of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the present saleable value of the property

(on a going concern basis) of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured or otherwise due in the ordinary course of business; and (d) such Person is not engaged in, and is not about to engage in, business contemplated as of such date for which it has unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, as determined by such Person in good faith.

“Sold Entity or Business” has the meaning specified in the definition of Consolidated EBITDA.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Asset Sale” has the meaning specified in Section 2.05(b)(v).

“Specified Debt Issuance” has the meaning specified in Section 2.05(b)(v).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(iv)(B) substantially in the form of Exhibit J.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit K, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(B)(1).

“Specified Discount Proration” has the meaning specified in Section 2.05(a)(iv)(B)(3).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Incremental Revolving Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Commitments (including, for this purpose, any Additional Revolving Commitment, Additional Revolving Facility Commitment or Extended Revolving Commitment) above the amount of Revolving Commitments in effect on the ~~Closing~~Second Amendment Effective Date, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $10,000,000 may, at the Borrower’s option, not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Spin-Off” has the meaning set forth in the Preliminary Statements.

“Spin-Off Effective Date” means ~~the effective date of the Spin-Off.~~February 3, 2016.

~~“Spin-Off Outside Date” has the meaning specified in Section 2.05(b)(ix).~~

“Subject Party” has the meaning specified in Section 3.01(o).

“Submitted Amount” has the meaning specified in Section 2.05(a)(iv)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.05(a)(iv)(C)(1).

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the ~~Closing~~Second Amendment Effective Date or thereafter Incurred) of such person which is expressly subordinated in right of payment to the Obligations pursuant to a written agreement. This Agreement will not treat unsecured Indebtedness as Subordinated Indebtedness merely because it is unsecured.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Restricted Subsidiary that has become a Guarantor.

“Supplier” has the meaning specified in Section 3.01(o).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent” means ~~Goldman Sachs~~ Bank ~~USA~~of America, N.A., as syndication agent under ~~this Agreement~~the Second Amendment.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan to a UK Tax Borrower is either (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges (including VAT) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Sharing Agreement” means ~~an~~the agreement ~~to be~~ entered into in connection with the Spin-Off, by and among Grace, Grace~~–~~–Conn and the Borrower, that ~~will~~ generally ~~govern~~governs the parties’ respective rights, responsibilities and obligations after the distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify under Sections 355 and certain other relevant provisions of the Code), tax attributes, the preparation and filing of tax returns, tax elections, tax contests, and certain other tax matters, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type (if applicable) and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders ~~pursuant to Section 2.01(a)(i)~~.

“Term Commitment” means, as to each Lender, its obligation to make a Term Loan to the Borrower in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on ~~Schedule 2.01 under the caption “Term Commitment”~~ the applicable schedule or in the Joinder Agreement or Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Commitments on the ~~First~~Second Amendment Effective Date is $~~274,312,500.~~0.

“Term Lender” means, at any time, any lender that has a Term Commitment or holds a Term Loan.

“Term Loan” means a term loan denominated in Dollars and made by a Lender to the Borrower pursuant to Section 2.01(a)(i), the Additional Term Loans, the Extended Term Loans, the Refinancing Term Loans, and/or the Replacement Term Loans.

“Term Loan Exposure” means, as to any Lender as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment.

“Term Loan Facility” means ~~(a) prior to the funding of the Term Loans on the Closing Date, the~~any Term Commitments and ~~(b) thereafter, the~~any Term Loans made thereunder.

“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

“Total Assets” means the Consolidated total assets of the Borrower and its Restricted Subsidiaries on a Consolidated basis after giving effect to the Transactions, as shown on the most recent Consolidated balance sheet of the Borrower and its Restricted Subsidiaries or, with respect to any determination prior to the first such delivery, the Pro Forma Balance Sheet.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period ~~(net of Cash on Hand)~~ to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.

“Total Secured Leverage Ratio” means with respect to any Test Period, the ratio of (a) Consolidated Total Debt (other than any portion of Consolidated Total Debt that is unsecured) as of the last day of such Test Period ~~(net of Cash on Hand)~~ to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Transaction Agreements” means the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, Cross-License Agreement and Grace Transitional License Agreement, in each case, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Transaction Expenses” means any charges, fees or expenses (including all legal, accounting, advisory, financing-related or other transaction-related charges, fees, costs and expenses and any bonuses or success fee payments and amortization or write-offs of debt issuance costs, deferred financing costs, premiums and prepayment penalties) incurred or paid by the Borrower or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means, collectively, (a) the Spin-Off and the other transactions contemplated thereby, including the entering into of the Transaction Agreements, (b) the entering into of this Agreement and the other Loan Documents and the borrowings hereunder, (c) the issuance of the 9.500% Senior Notes~~,~~ due 2023, and (d) the payment of fees and expenses in connection with the foregoing, in each case, as described in the Information Memorandum.

“Transition Services Agreement” ~~an~~means the agreement ~~to be~~ entered into in connection with the Spin-Off between the Borrower and Grace~~–~~–Conn and/or their respective Subsidiaries, which ~~will provide~~provides for, among other things, the provision of transitional services, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Treasury Capital Stock” has the meaning specified in Section 7.06(b).

“Treaty Lender” shall mean a Lender which (a) is treated as a resident of a Treaty State for the purposes of the relevant Treaty, (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected and (c) fulfills any other conditions under the relevant Treaty which must be satisfied to obtain full exemption from tax imposed by the United Kingdom on payments of interest in respect of a Loan, except that for this purpose it shall be assumed that any necessary procedural formalities (if applicable) are satisfied where the Lender has provided confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.01(j).

“Treaty State” shall mean a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or Eurocurrency Rate Loan.

“UCC” or “ Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the creation or perfection of a security interest in any item or items of Collateral.

“UK Borrower” has the meaning specified in the preamble hereto.

“UK DB Plan” means the Grace UK Pension Plan.

“UK Holdco” means GCP (UK) Holdings Limited, a limited liability company incorporated under the laws of England and Wales with company number 09621665.

“UK Holdco Pledge Agreement” means an English law share charge entered into by the Borrower in favor of the Collateral Agent, dated as of the Closing Date and substantially in the form of Exhibit F-2.

“UK Non-Bank Lender” shall mean (a) with respect to any Lender that ~~became~~is a party to this Agreement on the ~~day on which this Agreement is entered into~~Second Amendment Effective Date, a Lender listed as a UK Non-Bank Lender in Schedule 2.01 to the Second Amendment and (b) with respect to any Lender that became a party to this Agreement after ~~the day on which this Agreement is entered into~~such date, a Lender which gives a Tax Confirmation in the Assignment and Assumption which it executes on becoming a party to this Agreement.

“UK Qualifying Lender” shall mean:

(i) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(A)     a Lender (1) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or (2) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)    a Lender which is (1) a company resident in the United Kingdom for United Kingdom tax purposes; (2) a partnership each member of which is (a) a company so resident in the United Kingdom or (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or (3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)    a Treaty Lender; or

(ii) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

“UK Tax Borrower” means the UK Borrower and any other borrower which becomes a party to this Agreement which is incorporated in the United Kingdom.

“Undisclosed Administration” means, in relation to a Lender or its parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction if the applicable law requires that such appointment is not to be publicly disclosed.

~~“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the creation or perfection of a security interest in any item or items of Collateral.~~

“United States”, “U.S.” and “US” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.12 subsequent to the ~~date hereof~~Second Amendment Effective Date.

“Valuation Date” means (i) the date two Business Days prior to the making, continuing or converting of any Revolving Loan or the date of issuance or continuation of any Letter of Credit and (ii) any other date designated by the Administrative Agent or L/C Issuer (subject to the limitations set forth in Section 1.08(b)).

“VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a), or imposed elsewhere.

“VAT Recipient” has the meaning specified in Section 3.01(o).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Weighted Average Yield” means with respect to any loan or note, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such loan or note on such date and giving effect to any applicable interest rate floor as well as original issue discount and all upfront or similar fees (which shall be deemed to constitute like amounts of original issue discount) payable by Borrower to all of the lenders or note holders generally with respect to such loan or note in the initial primary syndication thereof (with original issue discount being equated to interest based on assumed four-year life to maturity), but excluding customary arrangement, structuring, underwriting, amendment, commitment fees or other fees not paid generally to all lenders of such Loans or payable to the Arrangers (or their affiliates) or other arranger or agent (or their respective affiliates) in connection with such loans or note (and not payable to lenders or note holders generally).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02    Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    ~~(i)~~  (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)    The term “including” is by way of example and not limitation.

(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)    All references to “knowledge” or “awareness” of any Loan Party or a Restricted Subsidiary thereof means the actual knowledge of a Responsible Officer of the Borrower or any European Borrower.

(f)    The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g)    All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

SECTION 1.03    Accounting Terms.

(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, consistently applied, except as otherwise specifically prescribed herein.

(b)    Notwithstanding anything to the contrary herein (unless expressly stated otherwise), for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, or for which any Specified Transaction is given Pro Forma Effect, Consolidated EBITDA, the Interest Coverage Ratio, the Fixed Charge Coverage Ratio, the Total Leverage Ratio, the Total Secured Leverage Ratio, the First Lien Leverage Ratio and Total Assets shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis in accordance with Section 1.09.

(c)    Where reference is made to “the Borrower and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.

(d)    In the event that the Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, the Total Secured Leverage Ratio and the First Lien Leverage Ratio, the Interest Coverage Ratio, the Fixed Charge Coverage Ratio and Total Assets) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

SECTION 1.04    Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or test is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05    References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, refinancing, replacements, renewals, restructurings and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, refinancing, replacements, renewals, restructurings and other modifications are not prohibited by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06    Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07    Timing of Payment or Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

SECTION 1.08    Exchange Rates; Currency Equivalents Generally. ~~(a)~~

(a) The Administrative Agent or Bank of America, N.A. in its capacity as an L/C Issuer, as applicable, shall determine the Exchange Rates as of each Valuation Date to be used for calculating Alternative Currency Equivalent and Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent (or, where applicable, Bank of America, N.A., in its capacity as L/C Issuer) at the Exchange Rate as of any Valuation Date.

(b)    Notwithstanding the foregoing, in the case of Loans and Letters of Credit denominated in an Alternative Currency, the Administrative Agent and Bank of America, N.A. (in its capacity as L/C Issuer) may at periodic intervals (no more frequently than monthly (for both the Administrative Agent and Bank of America, N.A., not individually), or more frequently during the continuance of an Event of Default) recalculate the aggregate exposure under such Loans and Letters of Credit to account for fluctuations in the Exchange Rate affecting the Alternative

Currency in which any such Loans and/or Letters of Credit are denominated. If, as a result of such recalculation, (i) the Total Revolving Outstandings exceed an amount equal to 105% of the Revolving Commitments then in effect, the Borrower will prepay Revolving Loans and, if necessary, Cash Collateralize the outstanding amount of Letters of Credit in the amount necessary to eliminate such excess or (ii) the aggregate L/C Obligations exceeds an amount equal to 105% of the L/C Sublimit, the Borrower will repay Revolving Loans and, if necessary, Cash Collateralize the outstanding amount of Letters of Credit in the amount necessary to eliminate such excess.

(c)    Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 or a unit being rounded upward), as determined by the Administrative Agent or Bank of America, N.A. (in its capacity as L/C Issuer), as the case may be.

(d)    Notwithstanding the foregoing, for purposes of determining compliance with Article 7 (excluding Section 7.14) with respect to any amount of cash on deposit, Indebtedness, Investment, Restricted Payment, Lien or Disposition (each, a “Covenant Transaction”) in a currency other than Dollars, (i) no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred and (ii) such amount will be converted into Dollars based on the relevant Exchange Rate in effect on the date such Covenant Transaction occurs and such basket will be measured at the time such Covenant Transaction occurs.

(e)    For purposes of determining compliance under Section 7.14, the amount of any Indebtedness denominated in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

(f)    For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, except as expressly provided herein, all interest and fees shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).

(g)    If at any time on or following the Closing Date all of the Participating Member States that had adopted the Euro as their lawful currency on or prior to the Closing Date cease to have the Euro as their lawful national currency unit, then the Borrower, the Administrative Agent, and the Lenders will negotiate in good faith to amend the Loan Documents to (a) follow any generally accepted conventions and market practice with respect to redenomination of obligations originally denominated in Euro and (b) otherwise appropriately reflect the change in currency.

(h)    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be the Exchange Rate. The obligation of each Loan Party or European

Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from such Loan Party or European Borrower in the Agreement Currency, such Loan Party or European Borrower each agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party or European Borrower (or to any other Person who may be entitled thereto under applicable law).

SECTION 1.09    Pro Forma Calculations.

(a)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Leverage Ratio, the Total Leverage Ratio, the Total Secured Leverage Ratio, Total Assets, Consolidated EBITDA, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.09; provided that notwithstanding anything to the contrary in Sections 1.09(b), (c) or (d), (i) when calculating the First Lien Leverage Ratio for purposes of the definition of “Prepayment Percentage” and (ii) determining actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with Section 7.14, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower).

(b)    For purposes of calculating any financial ratio or test, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.09(d)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 1.09(a), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.

(c)    Whenever pro forma effect is to be given to Consolidated EBITDA with respect to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realizable as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating initiatives, operating changes and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating initiatives, operating changes and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, in each case, subject to the limitations set forth in and consistent with the definition of Consolidated EBITDA.

(d)    In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Test Period or (ii) subject to Section 1.09(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e)    If any Indebtedness bears a floating rate of interest and is being given pro forma effect for the purposes of determining the Fixed Charge Coverage Ratio, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

SECTION 1.10    Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.11    Certifications.

All certifications to be made hereunder by an officer or representative of a Loan Party or a European Borrower shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party or European Borrower, as applicable, on such Loan Party’s or European Borrower’s behalf and not in such Person’s individual capacity.

SECTION 1.12    Compliance with Article ~~VII~~7.

~~.~~ In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause of such Sections in Article ~~VII,~~7, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion.

SECTION 1.13    ~~SECTION 1.15~~ Limited Condition Transactions.

For purposes of (i) determining compliance with any provision in this Agreement which requires the calculation of the Total Secured Leverage Ratio, Fixed Charge Coverage Ratio, Total Leverage Ratio or First Lien Leverage Ratio, (ii) determining compliance with representations, warranties, Defaults or Events of Default or (iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA) (including, in each case with respect to the incurrence of Indebtedness under Section 2.14), in each case, in connection with a Limited Condition Transaction, at the irrevocable option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), the date of determination of whether any such Limited Condition Transaction is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and any Limited Condition Financing (and the use of proceeds thereof) and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. The Borrower shall make the LCA Election on or prior to the LCA Test Date. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date (including with respect to the incurrence of any Indebtedness) are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the Person acquired in respect of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (1) the date on which such Limited Condition Transaction is consummated or (2) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and any Limited Condition Financing (and the use of proceeds thereof) and other transactions in connection therewith (but not for purposes of calculating the financial performance covenants set forth in Section 7.14) have been consummated.

ARTICLE 2.

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01    The Loans.

(a)    The Term Borrowings.

(i)    Subject to the terms and express conditions set forth herein, each Lender severally agrees to make on the First Amendment Effective Date a single Term Loan to the Borrower in an amount equal to such Lender’s Term Commitment; provided that each Continuing Term Lender (as defined in the First Amendment) agrees to make such Term Loans by converting all of its outstanding Existing Term Loan (as defined in the First Amendment) (or such lesser amount that is allocated to it by the Administrative Agent on or prior to the First Amendment Effective Date) into a like principal amount of Term Loans. Each Lender’s Term Commitments shall terminate immediately and without further action on the First Amendment Effective Date after giving effect to the funding of such Lender’s Term Commitments on such date. The principal amount of Term Loans outstanding on the First Amendment Effective Date shall be exactly equal to the principal amount of Existing Term Loans (as defined in the First Amendment) outstanding immediately prior to the First Amendment Effective Date.

(ii)    Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Subject to Sections 2.05(b) and 2.07(a), all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date for the Term Loan Facility.

(b)    The Revolving Borrowings.

(i)    Subject to the terms and express conditions set forth herein, each Revolving Lender severally agrees to make loans to the Borrower or any European Borrower denominated in Dollars or in an Approved Currency in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment (each such loan by any Revolving Lender, a “Revolving Loan” and collectively, the “Revolving Loans”) from time to time, on any Business Day during the Revolving Availability Period; provided that, after giving effect to the making of any Revolving Loans, in no event shall the Total Revolving Outstandings exceed the Revolving Commitments then in effect; and provided further that in no event shall the Total Revolving Outstandings made to the European Borrowers exceed the European Sublimit.

(ii)    Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and express conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b), in each case without premium or penalty. Revolving Loans denominated in Dollars may be Base Rate Loans or Eurocurrency Rate Loans, and Revolving Loans demoninated in an Approved Currency shall be Eurocurrency Rate Loans, in each case as further provided herein; provided that all Revolving Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type. Each Lender’s Revolving Commitments shall expire on the Maturity Date for the Revolving Facility, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

SECTION 2.02    Borrowings, Conversions and Continuations of Loans. ~~(a)~~

(a) Each Term Borrowing, each Revolving Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable (except as provided in Section 3.02, Section 3.03 and Section 3.04 herein) written notice to the Administrative Agent. Each such notice must be received by the Administrative Agent (x) with respect to any Borrowing on the Closing Date, not later than 11:00 a.m. on the date that is (i) three (3) Business Days before the Closing Date for any Dollar-denominated Borrowing of Eurocurrency Rate Loans, (ii) four (4) Business Days before the Closing Date for any Borrowing of Eurocurrency Rate Loans denominated in an Alternative Currency or (iii) one (1) Business Day before the Closing Date for any Borrowing of Base Rate Loans, (y) with respect to any Borrowing following the Closing Date, (i) not later than 11:00 a.m. on the date that is three (3) Business Days prior to the requested date of any Dollar-denominated Borrowing of Eurocurrency Rate Loans, (ii) not later than 11:00 a.m. on the date that is four (4) Business Days prior to the requested date of any Borrowing of Eurocurrency Rate Loans denominated in an Alternative Currency or (iii) not later than noon on the date of any Borrowing of Base Rate Loans, and (z) with respect to any continuation or conversion of Loans after the Closing Date, not later than 11:00 a.m. on the date that is three (3) Business Days prior to the requested date of any continuation of Eurocurrency Rate Loans or any conversion of Loans from one Type to the other; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is available to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to all the Lenders. Each notice by the Borrower pursuant to this Section 2.02(a) shall consist of delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing (and the Class of Borrowing being requested), a conversion of Term Loans or Revolving Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) in the case of a Revolving Borrowing, the Approved Currency for the requested Borrowing and whether the Borrower or a European Borrower is requesting such Borrowing (and the applicable European Borrower, as the case may be), (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) in the case of Loans in Dollars, the Type of Loans to be borrowed or to which existing Term Loans or Revolving Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the account of the Borrower (or the applicable European Borrower, as applicable) to be credited with the proceeds of such Borrowing. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice with respect to a Borrowing in Dollars or fails to give a timely notice requesting a conversion or continuation with respect to a Borrowing in Dollars, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower fails to give a timely notice requesting a conversion or continuation with respect to a Borrowing in an Alternative Currency, then it will be deemed to have requested a conversion or continuation for an Interest Period of one (1) month. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of Eurocurrency Rate Loans), it will be deemed to have specified an Interest Period of one (1) month.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Principal Office not later than 11:00 a.m. on the Business Day specified in the applicable Committed Loan Notice (or 4:00 pm in the case of any Borrowing in Base Rate for which the Committed Loan Notice was delivered on the same day as such Borrowing). Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Sections 4.01 and 4.02), the Administrative Agent shall make all funds so received available to the Borrower (or the applicable European Borrower, as applicable) in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to the Administrative Agent by the Borrower.

(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the continuance of an Event of Default, the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d)    The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Adjusted Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Appropriate Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the determination of such change.

(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect plus up to three (3) additional Interest Periods in respect of each Additional Facility.

(f)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)    For the avoidance of doubt, no conversion or continuation of any Loan pursuant to this Section shall affect the currency in which such Loan is denominated prior to any such conversion or continuation and each such Loan shall remain outstanding denominated in the currency originally issued.

SECTION 2.03    Letters of Credit.

(a)    The Letter of Credit Commitments.

~~(i )~~ ( i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day from the ~~Closing~~Second Amendment Effective Date until the L/C Expiration Date, to issue Letters of Credit for the account of the Borrower or any Subsidiary of the Borrower (provided that the Borrower hereby irrevocably agrees to be bound jointly and severally to reimburse the applicable L/C Issuer for amounts drawn on any Letter of Credit issued for the account of any Subsidiary) and to amend, renew or extend Letters of Credit previously issued by it, in accordance with paragraph (b) of this Section, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in such Letters of Credit and any drawings thereunder; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension, and no Revolving Lender shall be obligated to participate in any Letter of Credit, if, as of the date of such L/C Credit Extension, (w) the Total Revolving Outstandings would exceed the Revolving Commitments then in effect, (x) the sum of the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Lender’s Revolving Percentage of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolving Commitment, (y) the Outstanding Amount of all L/C Obligations would exceed the L/C Sublimit or (z) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer would exceed its L/C Commitment. Letters of Credit shall constitute utilization of the Revolving

Commitments. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)    Reserved.

(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit or direct that such L/C Issuer refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any material restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the ~~Closing~~Second Amendment Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the ~~Closing~~Second Amendment Effective Date and which such L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000;

(D)    if such Letter of Credit is to be denominated in a currency other than an Approved Currency;

(E)    any Revolving Lender of the applicable Class is at such time a Defaulting Lender, nor shall any L/C Issuer be under any obligation to extend, renew or amend existing Letters of Credit, unless such L/C Issuer has entered into arrangements, including reallocation of such Lender’s Pro Rata Share of the applicable outstanding L/C Obligations pursuant to Section 2.18(a)(iv) or the delivery of Cash Collateral, with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure; or

(F)    such Letter of Credit is not a standby letter of credit or, subject to the ability of such L/C Issuer to issue such a Letter of Credit, a commercial letter of credit.

(iv)    No L/C Issuer shall be under any obligation to amend or extend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(v)    Each Letter of Credit shall expire at or prior to the close of business on the earlier of (A)(1) if a standby Letter of Credit, the date twelve months after the date of issuance of such Letter of Credit (or, in the case of any Auto-Renewal Letter of Credit, twelve months or, in the case of Letters of Credit issued by Bank of America, N.A., eighteen months (or such longer period as may be agreed to by the applicable L/C Issuer) after the then current expiration date of such Letter of Credit) or (2) if a trade or commercial Letter of Credit, the date nine months after the date of issuance of such Letter of Credit and (B) the L/C Expiration Date.

(vi)    The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the L/C Sublimit at all times.

(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. ~~(i)~~ (i )    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three (3) Business Days (or such shorter period as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof and the Approved Currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); and (3) the nature of the proposed amendment. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)    Promptly after receipt of any L/C Application, the applicable L/C Issuer will confirm with the Administrative Agent that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions set forth herein, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a participation in such Letter of Credit in an amount equal to such Lender’s Revolving Percentage of the amount of such Letter of Credit.

(iii)    If the Borrower so requests in any applicable L/C Application, the applicable L/C Issuer shall agree to issue a standby Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit shall permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (or such longer period as may be reasonably agreed to by the applicable L/C Issuer) (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be mutually agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders of the applicable Class shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that such L/C Issuer shall not (x) permit any such renewal if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise) or (B) it has received notice on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such renewal or (y) be obligated to permit such renewal if it has received notice on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied or waived, and in each such case directing such L/C Issuer not to permit such renewal.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)    Drawings and Reimbursements; Funding of Participations. ~~(i)~~ (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof, and such L/C Issuer shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. If such L/C Issuer notifies the Borrower in writing of any payment by such L/C Issuer under a Letter of Credit prior to 3:00 p.m. on the date of such payment, the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the next succeeding Business Day; provided that if such notice is not provided to the Borrower prior to 3:00 p.m. on such payment date, then the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the second succeeding Business Day, and such extension of time shall be reflected in computing fees in respect of such Letter of Credit. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of such payment date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans (in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in Dollars) or Eurocurrency Rate Loans with a period of one month (in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in Dollars or in an Alternative Currency) to be disbursed on such payment date in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, as applicable. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this clause (i) must be in writing.

(ii)    Each Revolving Lender of the applicable Class (including each Revolving Lender acting as an L/C Issuer) shall upon any notice pursuant to paragraph (c)(i) of this Section make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Principal Office in an amount equal to its Revolving Percentage of the relevant Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent (or, in the case of a Letter of Credit denominated in an Alternative Currency, not later than 11:00 a.m. on the date that is three Business Days following receipt of such notice), whereupon, subject to the provisions of paragraph (c)(iii) of this Section, each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan (or, in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in Dollars or in an Alternative Currency, a Eurocurrency Rate Roan with an interest period of one month) to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in accordance with the instructions provided to the Administrative Agent by such L/C Issuer (which instructions may include standing payment instructions, which may be updated from time to time by such L/C Issuer, provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing because the conditions set forth in Section 4.02 are not satisfied or waived or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on written demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Loans or Eurocurrency Rate Loans with an interest period of one month under the Revolving Facility, as applicable. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to paragraph (c)(i) of this Section shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv)    Until each Revolving Lender funds its Revolving Loan or L/C Advance to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)    Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this paragraph (c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this paragraph (c) is subject to the satisfaction or waiver of the conditions set forth in Section 4.02. No such funding of a participation in any Letter of Credit shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under such Letter of Credit, together with interest as provided herein.

(vi)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this paragraph (c) by the time specified in paragraph (c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations. ~~(i)~~ (i )    If, at any time after an L/C Issuer has made payment in respect of any drawing under any Letter of Credit issued by it and has received from any Revolving Lender its L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in like funds as received by the Administrative Agent.

(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender of the applicable Class shall pay to the Administrative Agent for the account of such L/C Issuer its Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit or any term or provision thereof, any Loan Document, or any other agreement or instrument relating thereto;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply strictly with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including arising in connection with any proceeding under any Debtor Relief Law;

(v)    any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (other than the defense of payment or performance);

provided that the foregoing in clauses (i) through (vi) shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s (or its Related Parties’) gross negligence, bad faith, material breach or willful misconduct, in each case, as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f)    Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person executing or delivering any document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of such L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application. The Borrower hereby assumes all risks of the acts of omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of such L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided that, notwithstanding anything in such clauses to the contrary, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct (as opposed to indirect, special, punitive, consequential or exemplary) damages suffered by the Borrower which a court of competent jurisdiction determines in a final nonappealable judgment were caused by such L/C Issuer’s (or its Related Parties’) gross negligence, bad faith, material breach or willful misconduct or such L/C Issuer’s (or its Related Parties’) willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)    Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the

“International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(h)    Conflict with L/C Application. In the event of any conflict between the terms of this Agreement and the terms of any L/C Application, the terms hereof shall control.

(i)    Reporting. Not later than the third Business Day following the last day of each month (or at such other intervals as the Administrative Agent and the applicable L/C Issuer shall agree), each L/C Issuer shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such L/C Issuer during such month.

(j)    Provisions Related to Extended Revolving Commitments. If the L/C Expiration Date in respect of any Expiring Credit Commitment occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Non-Expiring Credit Commitments in respect of which the L/C Expiration Date shall not have so occurred are then in effect, such Letters of Credit shall, to the extent such Letters of Credit could have been issued under such other tranches, automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Non-Expiring Credit Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Non-Expiring Credit Commitments at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit. At all times following the Maturity Date of any Expiring Credit Commitment, the sublimit for Letters of Credit shall in no event exceed the aggregate principal amount of Non-Expiring Credit Commitments then outstanding.

SECTION 2.04    Reserved.

SECTION 2.05    Prepayments. ~~(a)~~

(a) Optional. ~~(i)~~ ( i) Each of the Borrower and any European Borrower (as applicable) may, upon delivery of a Prepayment Notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans, in each case, in whole or in part without premium or penalty (but subject to Section 2.09(d)); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans or (2) one Business Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such Prepayment Notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower (or any European Borrower, if applicable), unless rescinded as set forth in clause (iii) hereof, the Borrower (or any European Borrower, if applicable) shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of any Loans pursuant to this Section 2.05(a) shall be applied to such Loans and in such order of maturity of principal installments as the Borrower (or any European Borrower, if applicable) may direct in its sole discretion; provided that, in the event the Borrower (or any European Borrower, if applicable) fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied, first, to repay outstanding Revolving Loans on a pro rata basis across Classes and pro rata among Lenders within each Class until paid in full, and second, to prepay the Term Loans on a pro rata basis across Classes and pro rata among Lenders within each Class in accordance with the respective outstanding principal amounts thereof (which prepayments shall be applied to the scheduled installments of principal in direct order of maturity). Each prepayment made by the Borrower or any European Borrower shall be paid to the Administrative Agent for the account of (and to be promptly disbursed to) the Lenders in accordance with their respective Pro Rata Shares.

(ii)    Reserved.

(iii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of all or a portion of the Term Loan Facility or Revolving Facility or the occurrence of any other event, which refinancing or event shall not be consummated or shall otherwise be delayed.

(iv)    Notwithstanding anything in this Agreement (including but not limited to Sections 2.07 and 2.13 (which provisions shall not be applicable to this Section 2.05(a)(iv))) or in any other Loan Document to the contrary, so long as a Responsible Officer of the Borrower has delivered a certificate confirming that (A) no Event of Default has occurred and is continuing or would result therefrom and (B) no proceeds of Revolving Loans are used therefor, the Loan Parties and their Subsidiaries may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower), or the Loan Parties or any of their Subsidiaries may purchase such outstanding Term Loans and immediately cancel them, on the following basis:

(A)    Any Loan Party or any of its Subsidiaries shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(iv).

(B)    ~~(1)~~ (1) Any Loan Party or any of its Subsidiaries may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent five (5) Business Days’ notice substantially in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Loan Party or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual Class basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) subject to subsection (K) below, each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended upon notice by the applicable Loan Party or the Subsidiary to the Auction Agent) (the “Specified Discount Prepayment Response Date”).

(2)    Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)    If there is at least one Discount Prepayment Accepting Lender, the relevant Loan Party or Subsidiary will make a prepayment of outstanding Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender on the Discounted Prepayment Effective Date in accordance with the respective outstanding amount and Classes of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount

Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (with the consent of such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Loan Party or Subsidiary of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Loan Party and such Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Loan Party or Subsidiary shall be due and payable by such Loan Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (K) below).

(C)    ~~(1)~~ (1) Any Loan Party or any of its Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with 5 Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Loan Party or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant Class of Loans willing to be prepaid by such Loan Party or such Subsidiary (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) subject to subsection (K) below, each such solicitation by any Loan Party or any of its Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment

Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended by notice from the Loan Party or Subsidiary to the Auction Agent) (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify one or more (but no more than three for any Lender) discounts to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.

(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (with the consent of such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Loan Party or Subsidiary agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent within the Discount Range by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3)    Subject to subsection (K) below, if there is at least one Participating Lender, the relevant Loan Party or Subsidiary will prepay the respective outstanding Loans of each Participating Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (with the consent of such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Loan Party or Subsidiary of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Classes of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Loan Party or Subsidiary and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Loan Party or Subsidiary shall be due and payable by such Loan Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (K) below).

(D)    ~~(1)~~ (1) Any Loan Party or any of its Subsidiaries may from time to time solicit offers for discounted prepayments by providing the Auction Agent with 5 Business Days’ notice in substantially the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Loan Party or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Loans the Loan Party or Subsidiary is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) subject to subsection (K) below, each such solicitation by any Loan Party or any of its Subsidiaries shall remain outstanding through the Solicited Discounted Prepayment

Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer in the form of Exhibit N to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended upon notice from the Loan Party or Subsidiary to the Auction Agent) (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify either one or more (but no more than three) discounts to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and Classes of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.

(2)    The Auction Agent shall promptly provide the relevant Loan Party or Subsidiary with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Loan Party or such Subsidiary shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Loan Party or Subsidiary in its sole discretion (the “Acceptable Discount”), if any. If the Loan Party or Subsidiary elects, in its sole discretion, to accept any Offered Discount as the Acceptable Discount, in no event later than by the third Business Day after the date of receipt by such Loan Party or such Subsidiary from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Loan Party or Subsidiary may submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice in the form of Exhibit M from the Loan Party or Subsidiary by the Acceptance Date, such Loan Party or such Subsidiary shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Loans (the

“Acceptable Prepayment Amount”) to be prepaid by the relevant Loan Party or Subsidiary at the Acceptable Discount in accordance with this Section 2.05(a)(iv)(D). If the Loan Party or Subsidiary elects to accept any Acceptable Discount, then the Loan Party or Subsidiary agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Loan Party or Subsidiary may prepay outstanding Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Loan Party or Subsidiary of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the Classes to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Loan Party or such Subsidiary and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Loan Party or such Subsidiary shall be due and payable by such Loan Party or such Subsidiary on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (K) below).

(E)    In connection with any Discounted Loan Prepayment, the Loan Parties and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary and documented fees and out-of-pocket expenses from a Loan Party or Subsidiary in connection therewith.

(F)    If any Loan is prepaid in accordance with paragraphs (B) through (D) above, a Loan Party or Subsidiary shall prepay such Loans on the Discounted Prepayment Effective Date without premium or penalty. The relevant Loan Party or Subsidiary shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Principal Office in immediately available funds not later than 1:00 p.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Class of Loans on a pro rata basis across such installments. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 2.05(a)(iv) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the Classes and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Class of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(iv), each relevant Loan Party, each European Borrower and Lender shall render customary “big boy” letters to each other and the Auction Agent regarding Excluded Information.

(G)    To the extent not expressly provided for herein, each Discounted Loan Prepayment (which for the avoidance of doubt, shall not include any open market purchases of Loans or Commitments otherwise permitted by the terms hereof) shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(iv) or as otherwise established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(iv), to the extent the Administrative Agent is the Auction Agent, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)    Each of the Loan Parties, the European Borrowers and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(iv) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.05(a)(iv) as well as activities of the Auction Agent.

(J)    In connection with any Term Loans prepaid and cancelled pursuant to this Section 2.05(a)(iv), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

(K)    Each Loan Party and any of its Subsidiaries shall have the right, by written notice to the Auction Agent, to revoke or modify its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date.

(L)    Any failure by such Loan Party or such Subsidiary to make any prepayment to a Lender, pursuant to this Section 2.05(a)(iv) shall not constitute a Default or Event of Default under Section 8.01 or otherwise.

(M)    To the extent the Auction Agent is required to deliver notices or communicate such other information to the Lenders pursuant to this Section 2.05(a)(iv), the Auction Agent will work with the Administrative Agent (and the Administrative Agent will cooperate with the Auction Agent) in order to procure the delivery of such notices and/or the communication of such information to the applicable Lenders.

(N)    Nothing in this Section 2.05(a)(iv) shall require the Loan Parties or any of their Subsidiaries to undertake any Discounted Loan Prepayment.

(b)    Mandatory.

(i)    Excess Cash Flow. Within five (5) Business Days after financial statements are required to have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate is required to have been delivered pursuant to Section 6.02(b), commencing with the fiscal year ended December 31, 2017, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount equal to (A) the Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a) during such fiscal year or after fiscal year-end but prior to the time of such prepayment pursuant to this Section 2.05(b)(i) (other than prepayments of Term Loans financed by incurring other long-term Indebtedness (other than revolving loans)), in the case of prepayments pursuant to Section 2.05(a)(iv), with credit given for the actual amount of cash payment, and (2)

solely to the extent the amount of the Revolving Commitments are permanently reduced pursuant to Section 2.06 in connection therewith (and solely to the extent of the amount of such reduction), the amount of any voluntary prepayments of Revolving Loans made pursuant to Section 2.05(a) during such fiscal year or after fiscal year-end but prior to the time of such prepayment pursuant to this Section 2.05(b)(i); provided that any payments made after fiscal year-end which reduce the prepayment pursuant to this Section 2.05(b)(i) shall not reduce any required prepayments pursuant to this Section 2.05(b)(i) in any subsequent fiscal year.

(ii)    Disposition or Casualty.

(A)    If (x) the Borrower or any Restricted Subsidiary consummates any Asset Disposition or Disposes of any other property that would not constitute an “Asset Disposition” under clauses (15), (20) and (23) of such definition or (y) any Casualty Event occurs, which results in the receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is five (5) Business Days after the date of the receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount equal to 100% of all Net Cash Proceeds received; provided, however, that a ratable portion of the Net Cash Proceeds may be applied to prepay or offer to purchase any first lien senior notes that are Refinancing Notes or Additional Notes if required under the terms of the documentation governing such Refinancing Notes or Additional Notes (determined on the basis of the aggregate outstanding principal amount of the Term Loans, Refinancing Notes and Additional Notes outstanding at such time); provided, further, that to the extent the holders of Refinancing Notes or Additional Notes decline to have such Indebtedness prepaid or purchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(B)    With respect to any Net Cash Proceeds received with respect to any Asset Disposition or other Disposition specifically included in the application of Section 2.05(b)(ii)(A) or any Casualty Event, at the option of the Borrower, the Borrower or its Restricted Subsidiaries may reinvest or cause to be reinvested all or any portion of such Net Cash Proceeds received by it in assets useful for their business and permitted acquisitions within 365 days following the later of (x) receipt of such Net Cash Proceeds and (y) the date of such Disposition or Casualty Event (or, if committed to be reinvested within such 365-day period, so reinvested within 180 days thereafter); provided that if any Net Cash Proceeds are not so reinvested within the applicable time periods set forth above in this Section 2.05(b)(ii)(B), an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Loans as set forth in this Section 2.05.

(iii)    Debt Proceeds. If the Borrower or any Restricted Subsidiary incurs or issues (A) any Indebtedness not permitted to be incurred or issued pursuant to Section 7.03 or (B) any Refinancing Notes or Refinancing Term Facility, the Borrower shall cause to be prepaid an aggregate amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount equal to 100% of all Net Cash Proceeds received therefrom on the date which is three (3) Business Days after the date of receipt of such Net Cash Proceeds.

(iv)    Revolving Loans. If for any reason the aggregate Outstanding Amount of the Revolving Loans and L/C Obligations at any time exceeds the Aggregate Revolving Commitments then in effect, the Borrower (or any European Borrower, if applicable) shall promptly prepay the Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower or any European Borrower, as applicable, shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Loans such aggregate Outstanding Amount exceeds such Aggregate Revolving Commitments then in effect.

(v)    Notwithstanding any other provisions of this Section 2.05(b), to the extent that any of Excess Cash Flow or all or any portion of the Net Cash Proceeds of any asset sale or other Disposition or any Casualty Event or Debt Issuance by a Restricted Subsidiary giving rise to mandatory prepayment pursuant to Section 2.05(b)(ii)(A) or Section 2.05(b)(ii)(B) (each such Disposition and Casualty Event, a “Specified Asset Sale”) or Section 2.05(b)(iii) (each such Debt Issuance, a “Specified Debt Issuance”) (A) are prohibited or delayed by applicable local Law or prohibited by material constituent document restrictions (including as a result of minority ownership) from being repatriated to the jurisdiction of organization of the Borrower or (B) with respect to which the Borrower has determined in good faith that repatriation of any of or all the Excess Cash Flow or Net Cash Proceeds of any Specified Asset Sale or Specified Debt Issuance to the jurisdiction of organization of the Borrower could reasonably be expected to have an adverse tax consequence to the Borrower and its Restricted Subsidiaries (including pursuant to Section 956 of the Code), then, solely to the extent such result is not directly attributable to actions taken by the Borrower or any of its Subsidiaries with the intent of avoiding or reducing any prepayment otherwise required under this Section 2.05(b), (1) an amount equal to the portion of such Excess Cash Flow or Net Cash Proceeds which would be so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Restricted Subsidiary, (2) the Borrower agrees to use and to cause the applicable Restricted Subsidiary to use all reasonable efforts to overcome or eliminate any such restrictions and/or to minimize any such adverse tax consequences to make the relevant prepayment (net of an amount equal to the additional Distribution Related Taxes that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of repatriation, whether or not a repatriation actually occurs) within one year following the date on which the respective prepayment would otherwise have been required and (3) if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds and Excess Cash Flow is permissible under the applicable local law or applicable constituent documents or if such adverse tax consequence no longer exists (even if such cash is actually not repatriated), an amount equal to the amount of Net Cash Proceeds or Excess Cash Flow otherwise subject to such restrictions, that could be repatriated will be promptly (and in any event not later than five (5) Business Days after such repatriation is or such repatriation could be accomplished) applied (net of an amount equal to the additional Distribution

Related Taxes that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of repatriation, whether or not a repatriation actually occurs) to the repayment of the Loans pursuant to this Section 2.05(b). The non-application of any prepayment amounts as a consequence of the foregoing provisions ~~(the aggregate sum of any such amounts related to Excess Cash Flow, “Non-Repatriated Amounts”)~~ will not, for the avoidance of doubt, constitute a Default or an Event of Default.

(vi)    Any prepayment of any Term Loans pursuant to this Section 2.05(b) shall be applied to repay Term Loans of each then outstanding Class on a pro rata basis unless otherwise agreed by any Term Lenders receiving less than their Pro Rata Share and the Borrower (including in the applicable Joinder Agreement, Refinancing Amendment, Extension Amendment or other applicable amendment documentation).    Any prepayment of any Class of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturities and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Share (prior to giving effect to any rejection by any Lender of any such prepayment pursuant to clause (vii) below), subject to this clause (vi) and clause (vii) of this Section 2.05(b).

(vii)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Any Term Lender (a “Declining Lender”, and any Lender which is not a Declining Lender, an “Accepting Lender”) may elect, by delivering not less than two (2) Business Days prior to the proposed prepayment date, a written notice that any mandatory prepayment of a Term Loan otherwise required to be made with respect to the Term Loans held by such Lender pursuant to clauses (i) and (ii) (but not clause (iii)) of this Section 2.05(b) not be made, in which event the portion of such prepayment which would otherwise have been applied to the Term Loans of the Declining Lenders shall instead be retained by the Borrower (“Retained Declined Proceeds”).

(viii)    Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan, as the case may be, pursuant to Section 3.04. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower (or any European Borrower, if applicable) may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower, any other Loan Party or any European Borrower) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower, any other Loan Party or any European Borrower) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b). Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.

(ix)    ~~Failure of Spin-Off. If the Spin-Off Effective Date has not occurred on or prior to July 2, 2016, which date is the 150th day after the Closing Date (such date, the “Spin-Off Outside Date”), then on the such date, the Borrower (and the European Borrowers, as applicable) shall repay the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document, and the Borrower shall Cash Collateralize the L/C Obligations or make other arrangements reasonably acceptable to the Issuing Lenders with respect to any outstanding Letters of Credit.~~ Reserved

SECTION 2.06    Termination or Reduction of ~~Commitments~~Commitments. ~~(a)~~

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the unused portion of the Revolving Commitments, or from time to time reduce the unused Revolving Commitments or the L/C Sublimit; provided that (a) each such notice shall be in writing and must be received by the Administrative Agent at least three Business Days prior to the effective date of such termination or reduction, and shall be irrevocable (provided that a notice of termination of the Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), (b) any such partial reduction shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000 and (c) the Borrower shall not terminate or reduce (i) the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments or (ii) the L/C Sublimit if, after giving effect thereto, the Outstanding Amount of all L/C Obligations would exceed the L/C Sublimit; provided, further, that, upon any such partial reduction of the L/C Sublimit, unless the Borrower, the Administrative Agent and the applicable L/C Issuer otherwise agree, the commitment of each L/C Issuer to issue Letters of Credit will be reduced proportionately by the amount of such reduction. For avoidance of doubt, upon termination of the Revolving Commitments in full, the L/C Sublimit shall automatically terminate. Unless previously terminated, the Revolving Commitments shall automatically terminate on the date specified in clause (a) of the definition of “Maturity Date”. Furthermore, subject to clause (a) and clause (c) of the first sentence of this Section 2.06(a), the Borrower may terminate in whole the Revolving Commitment of any Defaulting Lender.

(b)    Mandatory.

(i)    The Term Commitment of each Lender shall be automatically and permanently reduced to $0 at 5:00 p.m. on the Closing Date upon the funding of the Term Loans.

(ii)    The Revolving Commitment of each Revolving Lender shall be automatically and permanently reduced to $0 on the Maturity Date for the Revolving Facility ~~(or, if the Spin-Off Effective Date has not occurred on or prior to the Spin-Off Outside Date, on the Spin-Off Outside Date)~~.

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the L/C Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced; provided, however, that any termination in whole of the Revolving Commitment of a Defaulting Lender pursuant to the last sentence of Section 2.06(a) shall not result in a reduction of any other Lender’s Revolving Commitments. Subject to Section 2.18(a)(iii), all commitment fees accrued until the effective date of any termination of the Commitments of any Class shall be paid to the Administrative Agent (for distribution to the Appropriate Lenders) on the effective date of such termination.

SECTION 2.07    Repayment of Loans. ~~(a)~~

(a) Term Loans.

(i)    The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Loans (x) in ~~quarterly installments in an amount equal to $687,500, payable on the last Business Day of each March, June, September and December, commencing on June 30, 2016,~~installments at the times and in the amounts set forth in the applicable Joinder Agreement or other applicable amendment documentation, and (y) ~~the balance~~ on the Maturity Date of the Term Loan Facility, which amount, in each case, shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05; provided, however, that the final principal installment in any event shall be in an amount equal to the aggregate principal amount of the Term Loans outstanding on such date.

(b)    Revolving Loans.

(i)    The Borrower and the European Borrowers, as applicable, shall repay to the Administrative Agent for the ratable account of the Revolving Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of all of the Revolving Loans outstanding on such date.

(c)    Reserved.

(d)    Additional Term Loans, Extended Term Loans and Extended Revolving Loans. The Borrower (or any European Borrower, if applicable) shall repay the aggregate amount of any Additional Term Loans, Extended Term Loans and Extended Revolving Loans to the Administrative Agent in accordance with a repayment schedule to be agreed by the Borrower (or any European Borrower, if applicable) and the relevant Additional Term Lenders, Extended Term Lenders or Extended Revolving Lenders, as applicable, and set forth in the applicable Joinder Agreement, Extension Amendment or other applicable amendment documentation.

SECTION 2.08    Interest. ~~(a)~~

(a) (i) Each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Applicable Rate with respect to Eurocurrency Rate Loans; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Applicable Rate with respect to Base Rate Loans.

(b)    While any payment Event of Default exists, each of the Borrower and the European Borrowers shall pay interest on the principal amount of all of its overdue outstanding Obligations incurred hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon written demand.

(c)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09    Fees.

(a)    Commitment Fees.

(i)    The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share, a commitment fee (each, a “Revolving Commitment Fee” and, collectively, the “ Revolving Commitment Fees”) equal to the Applicable Rate times the average daily amount by which the Aggregate ~~U.S.~~ Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations; provided that any Revolving Commitment Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Revolving Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Revolving Commitment Fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(ii)     The Revolving Commitment Fees shall accrue at all times from the ~~date hereof~~Second Amendment Effective Date until the Maturity Date for the Revolving Facility, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the ~~Closing~~Second Amendment Effective Date, and on the Maturity Date for the Revolving Facility. The Revolving Commitment Fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(iii)    All fees referred to in this Section 2.09(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each applicable Lender its Pro Rata Share thereof.

(b)    L/C Fees.

(i)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a Letter of Credit fee with respect to its participations in the outstanding Letters of Credit (a “L/C Fee” and, collectively, the “L/C Fees”) which shall accrue at a rate per annum equal to the Applicable Rate on the average aggregate daily maximum amount then available to be drawn under all Letters of Credit (whether or not such maximum amount is then in effect under any Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit), during the period from and including the ~~Closing~~Second Amendment Effective Date to but excluding the later of the Maturity Date of the Revolving Facility and the date on which such Lender ceases to have any L/C Obligations; provided that any L/C Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Revolving Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account to the extent its remaining Fronting Exposure is not Cash Collateralized or otherwise participated to Revolving Lenders.

(ii)    Accrued L/C Fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the ~~Closing~~Second Amendment Effective Date, and on the Maturity Date of the Revolving Facility; provided that any such fees accruing after such Maturity Date shall be payable on written demand. Notwithstanding anything herein to the contrary, upon the request of the Required Revolving Lenders, while any Event of Default under Section 8.01(a), (e), or (f) exists, all L/C Fees shall accrue at the applicable Default Rate.

(iii)    All fees referred to in this Section 2.09(b) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each applicable Lender its Pro Rata Share thereof.

(c)    L/C Fronting Fees. The Borrower agrees to pay to each L/C Issuer for its own account a fronting fee with respect to the Letters of Credit issued by such L/C Issuer at a rate per annum equal 0.125% on the average aggregate daily maximum amount then available to be drawn under all such Letters of Credit (whether or not such maximum amount is then in effect under any Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit), during the period from and including the ~~Closing~~Second Amendment Effective Date to but excluding the later of the Maturity Date of the Revolving Facility and the date on which such L/C Issuer ceases to have any L/C Obligations. Fronting fees accrued through and including the last day of each March, June, September and December shall be payable on the fifth Business Day following such last day, commencing on the first such date to occur after the ~~Closing~~Second Amendment Effective Date, and on the Maturity Date of the Revolving Facility; provided that any such fees accruing after such Maturity Date shall be payable on written demand. In addition, the Borrower agrees to pay to each L/C Issuer for its own account the customary and reasonable issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect, which fees, costs and charges shall be payable to such L/C Issuer promptly after its written demand therefor (including documentation reasonably supporting such request) and are nonrefundable.

(d)    ~~Term Loan Prepayment Fee. In the event that, after giving effect to the transactions contemplated by the First Amendment, all or any portion of the Term Loans is (i) repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in the case of clause (i)  and clause (ii), in connection with (x) any waiver, consent or amendment to the Term Loans the primary result of which is the lowering of the Weighted Average Yield of the Term Loans or (y) the incurrence of any term loan debt financing the primary result of which is the lowering of the Weighted Average Yield of the Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (a “Repricing Transaction”)) occurring on or prior to the date that is six months following the First Amendment Effective Date, such repayment, prepayment, refinancing, replacement or repricing (in any such case, in connection with a Repricing Transaction) will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If, after giving effect to the transactions contemplated by the First Amendment, all or any portion of the Term Loans held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 3.06 as a result of such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise to a Repricing Transaction) on or prior to the date that is six months following the First Amendment Effective Date, such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced.~~Reserved.

(e)    Other Fees. The Borrower shall pay or cause to be paid to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10    Computation of Interest and Fees.

All computations of interest for Base Rate Loans based on the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11    Evidence of Indebtedness.

(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower and the European Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be prima facie evidence, absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the European Borrowers and the interest and payments thereon; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s or any European Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)    Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain the Register at its Principal Office. The Register shall be available for inspection by the Borrower or any Lender (with respect to (i) any entry relating to such Lender’s Loans and (ii) the identity of the other Lender’s (but not any information with respect to such other Lenders’ Loans)) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.07(c), and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be prima facie evidence thereof, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s Obligations in respect of any Loan.

(c)    Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Borrower (and any European Borrower but solely with respect to the Obligations of such European Borrower) shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.07) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan or Revolving Commitment, as the case may be.

SECTION 2.12    Payments Generally.

(a)    All payments by the Borrower or any European Borrower of principal, interest, fees and other Obligations shall be made (i) with respect to the Term Loans, in Dollars and (ii) with respect to the Revolving Commitments and Letters of Credit, in the applicable Approved Currency in which such Obligations are denominated, in each case, in same day funds, without defense (other than payment in full), recoupment, setoff, condition or deduction for any counterclaim, and delivered to the Administrative Agent not later than 2:00 p.m. on the date due at the Principal Office of the Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower or the applicable European Borrower on the next succeeding Business Day, in the Administrative Agent’s sole discretion.

(b)    Notwithstanding the foregoing provisions hereof, if any Committed Loan Notice with respect to a conversion or continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurocurrency Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(c)    Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(d)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(e)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.02 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by Agents in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 8.03.

SECTION 2.13    Pro Rata Shares; Sharing of Payments; Availability of Funds.

(a)    Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders required to make such Loans or purchase such participations, simultaneously and proportionately to their respective Pro Rata Shares thereof, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)    Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower (or any European Borrower, if applicable) a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter, if such Loan is in Dollars, at the Base Rate, and if such Loan is in Euros or any other Alternative Currency, at the rate certified by the Administrative Agent to be its cost of funds (from any source which it may reasonably select). If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the Base Rate if such Loan is in Dollars, and at the rate certified by the Administrative Agent to be its cost of funds (from any source which it may reasonably select) if such Loan is in Euros or any other Alternative Currency. Nothing in this Section 2.13(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Commitments and Revolving Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)    Affiliates. Each Revolving Lender may, at its option, make any Revolving Loan available to a European Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such European Borrower to repay such Loan in accordance with the terms of this Agreement.

(d)    If, other than as provided elsewhere herein (including, without limitation, any prepayments made in connection with Section 2.05(a)(iv), Section 2.15, Section 2.16 or Section 10.07), any Lender shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or any European Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.

SECTION 2.14    Increase in Commitments. ~~(a)~~

(a) After the Closing Date, upon notice to the Administrative Agent, the Borrower may request increases to the Revolving Commitments (each such increase, the “Additional Revolving Commitments”), and/or add one or more incremental revolving facilities (each an “Additional Revolving Facility” and the revolving commitments thereunder, the “Additional Revolving Facility Commitments”), request increases to any existing Term Loan Facility and/or add one or more new tranches of term loans, including Additional Term A Loans, denominated in either Dollars or Euros (each such increase and/or new tranche, the “Additional Term Commitments”); provided that:

(i)    after giving effect to any such addition, the aggregate amount of Additional Revolving Commitments, Additional Revolving Facility Commitments, Additional Term Commitments and Additional Notes that have been added pursuant to this Section 2.14 and Section 7.03(a)(i) shall not exceed (A) $175,000,000, plus (B) the amount of all voluntary prepayments (other than prepayments of revolving loans without a permanent reduction in commitments) and voluntary commitment reductions of the Facilities prior to the date of any such incurrence (the amounts available pursuant to clauses (A) and (B), the “General Incremental Availability”), plus (C) unlimited additional amounts (the “Ratio Incremental Availability”) to the extent that, in the case of this clause (C) only, as of the last day of the most recently ended Test Period for which financial statements are internally available after giving Pro Forma Effect to such Incurrence of Loans pursuant to such Additional Term Commitments, Additional Revolving Commitments, Additional Revolving Facility Commitments and/or Additional Notes, as applicable, and any Investment consummated with the proceeds therefrom, the Total Secured Leverage Ratio does not exceed ~~1.00~~2.25:1.00 (but assuming for the purpose of each such calculation that (x) the relevant Additional Revolving Commitments and Additional Revolving Facility Commitments shall be treated as fully drawn, (y) ~~the cash proceeds of Additional Revolving Loans, Additional Term Loans and/or Additional Notes, as applicable, are not treated as Cash On Hand for such purpose~~[reserved] and (z) the proceeds of any Additional Loans or Additional Notes that are to be used to repay Indebtedness have been so used to prepay such Indebtedness) and, in each case, it being understood that the Borrower may elect to Incur any such Additional Revolving Commitments, Additional Revolving Facility Commitments, Additional Term Commitments and/or Additional Notes pursuant to the Ratio Incremental Availability prior to the General Incremental Availability, and if both the Ratio Incremental Availability and the General Incremental Availability are available and the Borrower does not make an election, the Borrower will be deemed to have elected the Ratio Incremental Availability (it being further understood and agreed that the Incurrence of the Revolving Commitments on the Second Amendment Effective Date shall not reduce the amount available pursuant to the foregoing clause (i)(A)) ;

(ii)    no existing Lender will be required to participate in any such Additional Facility or Additional Notes without its consent (and any Lender that does not respond by the applicable deadline shall be deemed to have refused to so participate);

(iii)    any such Additional Facility shall be secured on a pari passu basis, except as otherwise provided in clause (vi)(D) below, by the same Collateral securing the Facilities;

(iv)    (a) all Additional Revolving Commitments shall be on the same terms and conditions and subject to the same documentation as the Revolving Facility (other than with respect to any upfront fees) and (b) all Additional Revolving Facility Commitments shall (A) be subject to the same terms and conditions as the Revolving Facility (with pricing, fees, maturity and immaterial terms being as agreed between the Borrower and the incremental lenders providing such Additional Revolving Facility (and, in the case of such other immaterial terms, as are reasonably satisfactory to the Administrative Agent)), (B) not mature (or require scheduled commitment reductions or amortization) prior to the Maturity Date of any then existing Revolving Facility, (C) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Additional Revolving Facility Commitments (and related outstandings), (2) repayments required upon the maturity date of the Additional Revolving Facility Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (D) below)) of Additional Revolving Loans with respect to Additional Revolving Credit Commitments after the associated Additional Commitments Effective Date shall be made on a pro rata basis with all other Revolving Commitments and Additional Revolving Commitments in effect on such Additional Commitment Effective Date, (D) the permanent repayment of Additional Revolving Loans with respect to, and termination of, Additional Revolving Facility Commitments after the associated Additional Commitments Effective Date shall be made on a pro rata basis with all other Revolving Commitments and Additional Revolving Commitments in effect on such Additional Commitment Effective Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any Class on a better than pro rata basis as compared to any other Class with a later maturity date than such Class, (E) subject to the provisions of Section 2.03(j) to the extent dealing with Letters of Credit which mature or expire after a Maturity Date when there exist Non-Expiring Credit Commitments, all Letters of Credit shall be participated on a pro rata basis by all Lenders in accordance with their Pro Rata Share of the aggregate Revolving Commitments, Additional Revolving Commitments and Additional Revolving Facility Commitments on the Additional Commitment Effective Date, (F) assignments and participations of Additional Revolving Facility Commitments (and Additional Revolving Loans thereunder) shall be governed by the same assignment and participation provisions applicable to Revolving Commitments (and Revolving Loans) on the Additional Commitment Effective Date, and (G) in no event shall the European Borrowers be entitled to borrow Revolving Loans and Additional Revolving Loans in an aggregate amount exceeding the European Sublimit; and

(v)    the final maturity date of any Additional Term Loans (other than Additional Term A Loans) shall be no earlier than the latest Maturity Date for ~~the~~any Class of existing Term Loans, the Weighted Average Life to Maturity of any Additional Term Loans (other than Additional Term A Loans) shall be no shorter than the Weighted Average Life to Maturity for the existing Term Loans with the latest Maturity Date, and the terms of any Additional Term Loans shall be determined by the Borrower and the lenders of such Additional Term Loans;

(vi)    the pricing, interest rate margins, discounts, premiums, rate floors, fees and amortization schedule applicable to any Additional Term Loans shall be determined by the Borrower and the lenders providing such Additional Term Loans; provided that:

(A)    ~~with respect to any Additional Term Loans (excluding any Incremental Equivalent Term Indebtedness and any Additional Term A Loans), if the initial “yield” of such Additional Term Loans exceeds the initial “yield” with respect to the existing Term Loans by more than 50 basis points, the applicable margins for the Term Loans shall be increased to the extent necessary so that the initial “yield”  on the existing Term Loans is 50 basis points less than the initial “yield”  on such Additional Term Loans and; provided further that, in determining the interest rate margins applicable to such Additional Term Loan and the existing Term Loans, (x) arrangement, commitment, structuring or other fees payable to the Arrangers (or their respective Affiliates) in connection with the existing Term Loans or to one or more arrangers (or their Affiliates) of any Additional Term Loan that are not shared generally with all Lenders providing such Additional Term Loan shall be excluded, (y) original issue discount and upfront fees paid to the Lenders thereunder shall be included (with original issue discount being equated to interest based on assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity), and (z) if the Additional Term Loans include an interest rate floor greater than the applicable interest rate floor with respect to the applicable existing Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin with respect to the applicable existing Term Loans shall be required, but only to the extent an increase in the interest rate floor in the applicable existing Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to such existing Term Loans shall be increased to the extent of such differential between interest rate floors;~~ reserved;

(B)    the amortization requirements of such Additional Term Loans (which shall be set forth in ~~a separate amortization schedule from the amortization schedule~~the applicable ~~to the existing Term Loans on the Closing Date~~Joinder Agreement) may differ from the existing Term Loans, so long as the Weighted Average Life to Maturity of the Additional Term Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Term Loans~~; provided that Additional Term Loans may be incurred as Additional Term A Loans (and may have a shorter Weighted Average Life to Maturity than the existing Term Loans) so long as (x) the aggregate principal amount of Additional Term A Loans that are~~

~~outstanding at the time of such incurrence does not exceed $100,000,000 and (y) the Weighted Average Life to Maturity of any Additional Term A Loans is not less than three years~~ with the latest Maturity Date;

(C)    any Additional Term Loans shall not be secured by any Lien on any asset of the Borrower or any Guarantor that does not also secure the then outstanding Term Loans, or be guaranteed by any Person other than the Guarantors under the then outstanding Term Loans; and

(D)    the Additional Term Loans may rank junior in right of security to ~~the~~any existing Term Loan Facility, in which case such Additional Term Commitments and corresponding Term Loans will be established as a separate facility than ~~the~~each existing Term Loan Facility hereunder (such Indebtedness, “Incremental Equivalent Term Indebtedness”), and shall be established in each case under a separate credit agreement or credit agreements, and the lender representative validly acting on behalf of the holders of such Indebtedness shall have become party to a customary intercreditor agreement with terms reasonably acceptable to the Administrative Agent and the Borrower, and the provisions of Section 2.14(a)(vi)(A) shall not apply;

(E)    any Additional Term Loans otherwise permitted to be incurred under this Section 2.14 may be incurred as Additional Notes and the provisions of Section 2.14(a)(vi)(A) shall not apply; and

(F)    to the extent the terms and documentation with respect to any Additional Term Loans (other than Additional Term A Loans) are not consistent with ~~the~~any existing Term Loan Facility (except to the extent permitted under clauses (A) and (B) of this Section 2.14(a)(vi)) in a manner that is more favorable to the lenders of such Additional Term Loans, the terms and documentation shall be reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to the periods after the latest Maturity Date of any existing Facility or any existing Additional Facility at the time such Additional Term Loans are incurred); it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any such Additional Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any existing Term Loan Facility).

(b)    If any Additional Term Commitments, Additional Revolving Facility Commitments or Additional Revolving Commitments are added in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (each, an “Additional Commitments Effective Date”) and the final amount of such addition. The Administrative Agent shall promptly notify the Borrower and the Lenders providing such Additional Term Commitments, Additional Revolving Facility Commitments or Additional Revolving Commitments (each of which shall be an Eligible Assignee and, to the extent that consent of the Administrative Agent or any L/C Issuer would be required for an assignment of Loans pursuant to Section 10.07 to any such Lender, consented to by the Administrative Agent or each L/C Issuer, as applicable) of the final amount of such addition and the Additional Commitments Effective Date. The Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and (ii) no Event of Default exists or would exist after giving effect to such addition, subject in the case of clauses (i) and (ii) where agreed to by the Lenders providing such Additional Term Loans, Additional Revolving Facilities or Additional Revolving Commitments to customary SunGard limitations to the extent the proceeds of any Additional Loans are being used to finance a Permitted Acquisition or any other permitted Investment.

(c)    The effectiveness of any Additional Loans, Additional Revolving Facility Commitments or Additional Revolving Commitments (and any amendment entered into in connection therewith) shall be subject to the satisfaction (or waiver) on the Additional Commitments Effective Date of each of the conditions as the parties thereto shall agree, including (a) to the extent requested by the Lenders providing such Additional Loans, Additional Revolving Facility Commitments or Additional Revolving Commitments, receipt by the Administrative Agent of (i) customary officer’s certificates and board resolutions and (ii) customary opinions of counsel to the Loan Parties or the European Borrowers, if applicable, in each case, to the extent so requested by such Lenders and, to the extent applicable, consistent with those delivered on the ~~Closing~~Second Amendment Effective Date or thereafter in accordance with the terms of this Agreement (other than changes to legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) or with respect to opinions provided with respect to Foreign Subsidiaries (if any), customary for such jurisdiction and (b) supplemental, additional or reaffirmation agreements and/or such amendments to the Collateral Documents and/or the Guarantee Agreement as may be reasonably requested by the Administrative Agent (including Mortgage amendments) in order to ensure that any Additional Loans, Additional Revolving Facility Commitments or Additional Revolving Commitments (as applicable) are provided with the benefit of the applicable Loan Documents. Any Additional Loans, Additional Revolving Facility Commitments or Additional Revolving Commitments made pursuant to this Section 2.14 shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, each Additional Lender and the Administrative Agent and shall be evidenced by one or more entries in the Register maintained by the Administrative Agent in accordance with the provisions set forth in Section 2.11. Any Additional Term Loans, Additional Revolving Facility Commitments or Additional Revolving Commitments made on an Additional Commitments Effective Date shall be designated a separate Series (or a part of an existing Series, as applicable) for all purposes of this Agreement.

(d)    On any Additional Commitments Effective Date on which Additional Revolving Commitments or Additional Revolving Facility Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Commitments shall assign to each of the Additional Revolving Lenders with Additional Revolving

Commitments, and each of such Additional Revolving Lenders shall purchase from each of such Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on such Additional Commitments Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders with Revolving Commitments and Additional Revolving Lenders with Additional Revolving Commitments ratably in accordance with their Revolving Commitments after giving effect to the addition of such Additional Revolving Commitments to the Revolving Commitments, (b) each Additional Revolving Commitment and Additional Revolving Facility Commitment shall be deemed for all purposes a Revolving Commitment and each Additional Revolving Loan shall be deemed, for all purposes, a Revolving Loan (in the case of Additional Revolving Facility Commitments of a separate Series and Class), and (c) each Additional Revolving Lender shall become a Revolving Lender, as applicable, with respect to its Additional Revolving Commitment or its Additional Revolving Facility and all matters relating thereto (in the case of Additional Revolving Facility Commitments, of a separate Series and Class).

(e)    This Section 2.14 shall supersede any provisions in Section 2.05, Section 2.13 and Section 10.01 to the contrary. The Administrative Agent and the Lenders hereby (i) agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the Incurrence of Indebtedness expressly provided for in this Section 2.14 and (ii) waive the requirements of any other provision of this Agreement or any other Loan Document that may otherwise prohibit the Incurrence of any Indebtedness expressly provided for by this Section 2.14. Notwithstanding any other provision of any Loan Document (except as expressly enumerated in this Section 2.14), each Joinder Agreement may, without the consent of any other Lender, amend the terms of the Loan Documents, if necessary or reasonably advisable, to provide for terms applicable to each Additional Revolving Commitment, Additional Revolving Facility Commitment and Additional Term Commitment.

SECTION 2.15    Refinancing Amendments.

At any time after the Closing Date, the Borrower may obtain, from any Lender or any Affiliates thereof or any other lender that is an Eligible Assignee (other than in the case of Refinancing Notes), Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans, Commitments, Additional Loans, Additional Term Commitments, Additional Revolving Facility Commitments or Additional Revolving Commitments then outstanding under this Agreement in the form of Refinancing Term Facilities, Refinancing Revolving Facilities or Refinancing Notes, in each case, other than Refinancing Notes, pursuant to a Refinancing Amendment. Any Refinancing Term Facility or Refinancing Revolving Facility shall be denominated in the same currency as the portion of the Loans, Commitments, Additional Loans, Additional Term Commitments, Additional Revolving Facility Commitments or Additional Revolving Commitments so refinanced or Dollars or Euros. Any Refinancing Term Facility or Refinancing Revolving Facility may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) with the Term Loan Facilities or Revolving Facility, as applicable, in any voluntary or mandatory prepayments (and with respect to the Revolving Facility, extensions of credit and termination of Commitments) hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction or waiver on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements generally consistent with those delivered under Section 4.01 (which in the case of legal opinions, take into account changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Credit Agreement Refinancing Indebtedness incurred under this Section 2.15 shall (i) be in an aggregate principal amount that is not less than $25,000,000 and (ii) with respect to any Refinancing Term Facilities or Refinancing Notes in the case of any Term Loans being refinanced, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced; provided that the requirements of this clause (ii) shall not apply to Credit Agreement Refinancing Indebtedness that constitutes Additional Term A Loans to the extent that, after giving effect to such Credit Agreement Refinancing Indebtedness, the aggregate principal amount of all such Additional Term A Loans then outstanding does not exceed $100,000,000. In addition, subject to Section 2.03(j), to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments, Additional Revolving Commitments, Additional Revolving Facility Commitments and Extended Revolving Commitments (and, except as provided in Section 2.03(j), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15 and reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Loans and/or Other Commitments). If, in connection with any proposed Refinancing Amendment, the Administrative Agent and the Borrower reasonably determine that such Credit Agreement Refinancing Indebtedness shall be effected by an amendment of all or a portion of the existing Term Loans (in lieu of an equivalent repayment thereof), then upon the payment in cash to each such Lender of the amounts that otherwise would have been payable to such Lender in connection with such Credit Agreement Refinancing Indebtedness (including any applicable premium with respect thereto), such Lender shall be deemed to have agreed to a concurrent assignment of an equivalent portion of such Lender’s applicable Term Loans to the Administrative Agent or such other Lender as the Borrower and the Administrative Agent may agree (without further action by such Lender) pursuant to Section 10.07 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance and without any representation or warranty by such Lender). This Section 2.15 shall supersede any provisions in Section 2.05, Section 2.13 or Section 10.01 to the contrary. The Lenders hereby waive the requirements of any other provision of this Agreement or any other Loan Document that may otherwise prohibit the Incurrence of any Indebtedness expressly provided for in this Section 2.15.

SECTION 2.16    Extensions of Loans and Commitments.

~~(a)~~  (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to (i) all Lenders of Term Loans or Revolving Loans of the same Class with a like Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Loans of such Class with a like Maturity Date) or (ii) all Revolving Lenders with a Revolving Commitment of the same Class with a like termination date on a pro rata basis (based on the aggregate Revolving Commitments of such Class with a like termination date) and, in each case, on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Loans or Revolving Commitments and otherwise modify the terms of such Loans or such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans or such Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”), and each group of Loans or Revolving Commitments as so extended, as well as the original Loans (not so extended) or Revolving Commitments (not so extended), being a Series; any Extended Term Loans, Extended Revolving Loans or Extended Revolving Commitments (each as defined below) shall constitute a separate Series of Loans or Revolving Commitments from the Series of Loans or Revolving Commitments from which they were converted, so long as the following terms are satisfied or waived: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders and no Event of Default shall exist immediately after the effectiveness of any Extended Loans or Extended Revolving Commitments, as applicable, (ii) except as to interest rates, yield, AHYDO payments, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Loans or Revolving Commitments, as applicable, of any Lender that agrees to an Extension with respect to such Loans or Revolving Commitments, as applicable (each, an “Extended Term Lender” or an “Extended Revolving Lender” and, together, the “Extending Lenders”) extended pursuant to any Extension (any such Term Loan whose Maturity Date is so extended, an “Extended Term Loan”, any such Revolving Loan whose Maturity Date is so extended, an “Extended Revolving Loan”, and any such Revolving Commitment whose termination date is so extended, an “Extended Revolving Commitment”) shall have substantially same terms or terms that are more favorable to the Borrower and its Restricted Subsidiaries (taken as a whole and as reasonably determined in good faith by the Borrower) than those applicable to the Class of Loans or the Class of Revolving Commitments, as applicable, subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then latest Maturity Date for the Facilities), (iii) the amortization schedule applicable to any Extended Term Loans pursuant to Section 2.07 for the periods prior to the original Maturity Date for the applicable Term Loan Facility may not be increased, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the applicable Extension Offer (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the Maturity Date of the non-extending Revolving Commitments), (vi) if the aggregate principal amount of Loans (calculated on the face amount thereof) or Revolving Commitments, as applicable, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans or Revolving Commitments, as applicable, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or the Revolving Commitments, as applicable, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing and (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. In addition, subject to Section 2.03(j), to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments, Additional Revolving Commitments, Additional Revolving Facility Commitments and Extended Revolving Commitments (and, except as provided in Section 2.03(j), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued).

(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.16, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) each Extension Offer is required to be in a minimum amount of $25,000,000, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans or Revolving Commitments of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.13 and 10.01) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.16.

(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to its Revolving Commitments (or a portion thereof) or one or more of its Loans (or a portion thereof). All Extended Loans, Extended Revolving Commitments and all Obligations in respect of the foregoing shall be Obligations under this Agreement and the other Loan Documents and, unless (x) the Loans or Revolving Commitments being extended by this Section 2.16 are unsecured or (y) otherwise agreed by the Borrower and the Lender providing such Extension, such Extended Loans or Extended Revolving Commitments shall be secured by the Collateral on a pari passu basis with all other applicable secured Obligations under this Agreement and the other Loan Documents, where applicable, subject to a customary intercreditor agreement with terms to be mutually agreed by the Administrative Agent, the Borrower and the lenders with respect to such Extended Loans or Extended Revolving Commitments; provided, however, no Extension may provide for any Class of Extended Loans or Extended Revolving Commitments to be secured by any Collateral or other assets of any Loan Party or subsidiary thereof that does not also secure the existing Loans and Commitments. The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents with the Borrower as may be necessary or reasonably advisable in order to establish new Series in respect of the Loans or the Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Series, in each case on terms consistent with this Section 2.16. All such Extension Amendments entered into with Borrower by Administrative Agent hereunder shall be binding on the Lenders.

(d)    In connection with any Extension, the Borrower will provide notification to Administrative Agent (for distribution to the Lenders of the applicable Class) of the requested new maturity date for the extended Loans of each such Class and the due date for Lender responses. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. Any Extension shall be effected pursuant to such procedure, if any, as may be mutually agreed by Administrative Agent and Borrower to accomplish the purposes of this Section 2.16.

(e)    No conversion of Loans pursuant to any Extension shall constitute a voluntary or mandatory prepayment for purposes of this Agreement. This Section 2.16 shall supersede any provisions in Section 2.05, Section 2.13 or Section 10.01 to the contrary.

SECTION 2.17    Cash Collateral.

(a)    Obligation to Cash Collateralize. Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, or as otherwise required pursuant to Section 8.01, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount not less than the Minimum Collateral Amount. At any time that there shall exist a Defaulting Lender, immediately within one Business Day of written request of the Administrative Agent or any applicable L/C Issuer (in each case, with a copy to the Administrative Agent), the Borrower shall Cash Collateralize all Fronting Exposure of such L/C Issuer, with respect to such Defaulting Lender (determined after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in Cash Collateral Accounts which shall bear interest for the benefit of the Borrower. The Borrower and, to the extent provided by any Lender, such Lender, hereby grants to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuers and the applicable Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and all proceeds of the foregoing, as security for the obligations to which such Cash Collateral may be applied pursuant to paragraph (c) of this Section. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim (other than non-consensual Permitted Liens which do not have priority over the claim of the Administrative Agent) of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount or, if applicable, the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly following written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)    Application. Notwithstanding anything herein to the contrary, Cash Collateral provided under this Section, Section 2.18 or Section 8.01 or otherwise in respect of Letters of Credit shall be applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligations) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07)), or (ii) the determination by the Administrative Agent that there exists excess Cash Collateral; provided that (A) Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default under Section 8.01(a) or an Event of Default (and following application as provided in this Section may be otherwise applied in accordance with Section 8.03) and (B) the Person providing Cash Collateral and the applicable L/C Issuer(s) may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations hereunder.

SECTION 2.18    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 unless otherwise agreed by the Borrower and the Administrative Agent.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable L/C Issuer(s) hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders or the applicable L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the applicable L/C Issuers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and, eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 (or, if such Loans or were made in the initial Credit Extension, Sections 4.01 and 4.02) were satisfied or waived, such payment shall be applied solely to pay the Loans of, and the L/C Borrowings owed to, all the Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this clause (ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Commitment and L/C Fees. (x) No Defaulting Lender shall be entitled to receive any commitment fees payable under Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) each Defaulting Lender shall be limited in its right to receive L/C Fees as provided in Section 2.09(b).

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be automatically reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the sum of the aggregate Outstanding Amount of the Revolving Loans of any Non-Defaulting Lender,

plus such Lender’s Revolving Percentage of the Outstanding Amount of all L/C Obligations at such time, to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 2.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c)    New Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend or amend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 2.20    Appointment of Borrower as Representative of European Borrowers.

Each of the European Borrowers hereby appoints the Borrower as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to the European Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by the European Borrowers under this Agreement, (iv) service of process and (v) all other purposes incidental to any of the foregoing. Each of the European Borrowers agrees that any action taken by the Borrower as the agent, attorney-in-fact and representative of any European Borrower shall be binding upon such European Borrower to the same extent as if directly taken by such European Borrower.

ARTICLE 3.

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01    Taxes. ~~(a)~~

(a) Payments to Be Free and Clear. Subject to Section 3.01(b), all sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein.

(b)    Withholding of Taxes. If any Loan Party or the Administrative Agent is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by or on behalf of any Loan Party to the Administrative Agent, or any Lender under any of the Loan Documents: (i) the Borrower shall notify the Administrative Agent or the Administrative Agent shall notify the Borrower, as applicable, of any such requirement or any change in any such requirement as soon as reasonably possible after the Borrower or the Administrative Agent becomes aware of it; (ii) the Borrower or Administrative Agent (or other relevant Loan Party) shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (iii) in the case of an Indemnified Tax, the sum payable by such Loan Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding, the Administrative Agent or such Lender, as the case may be, receives on the relevant due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and (iv) within thirty days after paying any sum from which any deduction or withholding has been made, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of such deduction or withholding and of the remittance thereof to the relevant tax or other authority; provided, no such additional amount shall be required to be paid under clause (iii) above with respect to any Excluded Taxes.

(c)    Payment of Other Taxes. Without duplication of any obligation in paragraph (b) hereof, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent or the Lenders timely reimburse it for the payment of any Other Taxes.

(d)    Evidence of Exemption From U.S. Withholding Tax. Each Lender (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to the Administrative Agent and Borrower, on or prior to the ~~Closing~~Second Amendment Effective Date (in the case of each Lender listed on the signature pages hereof on the ~~Closing~~Second Amendment Effective Date) or on or prior to the date of the Assignment and Assumption pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times prescribed by applicable law or as may be necessary in the determination of the Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two executed ~~original~~ copies of ~~Internal Revenue Service~~IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (claiming the benefits of any applicable income tax treaty), IRS Form W-8EXP, IRS Form W-8ECI and/or IRS Form W-8IMY (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code or reasonably requested by the Borrower or Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of ~~United States~~U.S. federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, or (ii) a certificate substantially in the form of Exhibit R to the effect that such Lender is not (x) a “bank” or other Person described in Section 881(c)(3) of the Code, (y) not a 10 percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, or (z) a ~~controlled foreign corporation~~CFC related to the Borrower with the meaning of Section 864(d) of the Code, together with two executed ~~original~~ copies of ~~Internal Revenue Service~~IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (and/or IRS Form W-8IMY, if applicable) (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code or reasonably requested by the Borrower or Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of ~~United States~~U.S. federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents. If any Lender provides an ~~Internal Revenue Service~~IRS Form W-8IMY, such Lender must also attach the additional documentation that must be transmitted with ~~Internal Revenue Service~~IRS Form W-8IMY, including the appropriate forms described in this Section 3.01(d). Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Non-US Lender under any of the Loan Documents (for example, in the case of a typical participation by such Non-US Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Non-US Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), two duly signed, properly completed copies of IRS Form W-8IMY (or any successor thereto), together with any form, certificate, and/or statement required to be attached thereto under the Code or the regulations thereunder, to establish that such Non-US Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-US Lender and to establish what the applicable U.S. withholding tax is with respect to payments made with respect to such portion. Each Lender (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) and whose name does not indicate that it is an “exempt recipient” (as such term is defined in Section 1.6049-4(c) of the United States Treasury Regulations) shall deliver to the Borrower and Administrative Agent on or prior to the ~~Closing~~Second Amendment Effective Date (in the case of each Lender listed on the signature pages hereof on the ~~Closing~~Second Amendment Effective Date) or on or prior to the date of the Assignment and Assumption pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower and Administrative Agent (each in the reasonable exercise of its discretion) two executed ~~original~~ copies of ~~Internal Revenue Service~~IRS Form W-9 (or successor forms). Notwithstanding anything to the contrary contained herein, a Non-US Lender shall not be required to deliver any form or statement pursuant to this Section 3.01(d) that such Non-US Lender is not legally able to deliver. Each Lender (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 3.01(d) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to the Borrower two new ~~original~~ copies of ~~Internal Revenue Service~~IRS Form W-8BEN~~,~~ or IRS Form W-8BEN-E, as applicable, IRS Form W-8EXP, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-9, or a Certificate re Non-Bank Status and two ~~original~~ copies of ~~Internal Revenue Service~~IRS Form W-8BEN~~,~~ or IRS Form W-8BEN-E, as applicable, or IRS Form W-8IMY (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code or reasonably requested by the Borrower or Administrative Agent to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of ~~United States~~U.S. federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Notwithstanding anything to the contrary herein, nothing in this Section 3.01(d) shall require any Lender to provide any applicable forms it has previously provided to the Borrower or Administrative Agent, provided such forms have not yet expired. The Administrative Agent shall provide documentation to the Borrower pursuant to this Section 3.01(d) as if it were a Lender.

(e)    Evidence of Exemption from Non-U.S. Withholding Tax. A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is subject to tax, or any tax treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver, within a reasonable period of time, to the Borrower (with a copy to the Administrative Agent), as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law (including, if relevant, a certificate of residence) as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is able to complete, execute and deliver such documentation legally and without undue prejudice.

(f)    Borrower Indemnification for Failure to Pay Required Taxes, etc. Without duplication of any obligation in paragraph (b) or (c) hereof, the Loan Parties shall indemnify the Administrative Agent and the Lenders for any Indemnified Taxes payable or paid by the Administrative Agent or the Lenders or required to be withheld or deducted from a payment the Administrative Agent or the Lenders and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender shall use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes, so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender (as the case may be), result in any additional costs, expenses or risks or be otherwise disadvantageous to it. Payment under this indemnification must be made within fifteen days from the date any of the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefore accompanied by appropriate evidence of the Tax and its payment.

(g)    Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which the Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Party under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as applicable, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to any Loan Party pursuant to this paragraph (g) the payment of which would place the Administrative Agent or such Lender, as applicable, in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(h)    FATCA. If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(h), “FATCA” shall include any amendments made to FATCA after the ~~Closing~~Second Amendment Effective Date that are not already included in the definition of “FATCA”.

(i)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(j)    HMRC DT Treaty Passport Scheme.

(i)    Each Lender in respect of a UK Tax Borrower which ~~becomes a party to this Agreement on the day on which this Agreement is entered into~~is a Lender on the Second Amendment Effective Date that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01 to the Second Amendment provided, however, nothing in this Section 3.01(j)( i) shall require any Lender to provide any confirmation and/or other information it has already provided prior to the Second Amendment Effective Date; and

(ii)    Each Lender in respect of a UK Tax Borrower that is not a party to this Agreement on the ~~date on which this Agreement is entered into~~Second Amendment Effective Date that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption which it executes, as applicable.

(k)    If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.01(j) (above) and a UK Tax Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(i)    that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(ii)    HM Revenue & Customs has not given the UK Tax Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the relevant UK Tax Borrower has notified that Lender in writing, that Lender and the relevant UK Tax Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Tax Borrower to obtain authorisation to make that payment without a UK Tax Deduction.

(l)    If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 3.01(j) above, no UK Tax Borrower shall make a Borrower DTTP Filing or file any form relating to HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees.

(m)    A UK Tax Borrower shall promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(n)    Each Lender which becomes a party to this Agreement after the ~~date of this Agreement~~Second Amendment Effective Date shall indicate, in the relevant Assignment and Assumption upon becoming a Lender, for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in (in relation to a UK Tax Borrower): (A) not a U.K. Qualifying Lender; (B) a U.K. Qualifying Lender (other than a Treaty Lender); or (C) a Treaty Lender. If a Lender fails to indicate its status in accordance with this Section 3.01(n) then such Lender shall be treated for the purposes of this Agreement (including by each UK Tax Borrower) as if it not a UK Qualifying Lender until such time as it notifies the UK Tax Borrower which category applies. For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 3.01(n).

(o)    VAT.

(i)    All amounts expressed in a Loan Document to be payable by any party to this Agreement (a “Party”) to any Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 3.01(o)(ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that Party).

(ii)    If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration):

(A)    where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this Section 3.01(o)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on the supply; and

(B)    where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)    Where a Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)    Any reference in this Section 3.01(o) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)    In relation to any supply made by a Recipient to any Party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(p)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of any Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(q)     Definitions. For the purposes of this Section 3.01, the references to “Borrower” and “Loan Party” shall include the European Borrowers and, the references to “Lender” shall include any L/C Issuers.

SECTION 3.02    Making or Maintaining Eurocurrency Rate Loans.

(a)     Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower), on any Interest Rate Determination Date with respect to any Eurocurrency Rate Loans, that by reason of circumstances affecting the London interbank market (i) adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Eurocurrency Rate” or (ii) the “Adjusted Eurocurrency Rate” does not adequately and fairly reflect the cost to the Lenders of funding the subject Eurocurrency Rate Loans, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurocurrency Rate Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Committed Loan Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b)    Illegality or Impracticability of Eurocurrency Rate Loans In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining, converting to or continuation of its Eurocurrency Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) the Administrative Agent is advised by the Required Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurocurrency Rate Loans has become impracticable, as a result of contingencies occurring after the ~~date hereof~~Second Amendment Effective Date which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (in writing by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) Lenders constituting the Required Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurocurrency Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurocurrency Rate Loan then being requested by the Borrower pursuant to a Committed Loan Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurocurrency Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans (in the case of Affected Loans that are denominated in an Alternative Currency, with an Applicable Rate equal to the Base Rate plus a margin that is 1.00% less than the margin that would otherwise be applicable to Eurocurrency Rate Loans of such Class) on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurocurrency Rate Loan then being requested by the Borrower pursuant to a

Committed Loan Notice, the Borrower shall have the option, subject to the provisions of Section 3.04, to rescind such Committed Loan Notice as to all Lenders by promptly giving notice (in writing by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 3.02(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurocurrency Rate Loans in accordance with the terms hereof.

(c)    Booking of Eurocurrency Rate Loans. Subject to Sections 3.01 and 3.05, any Lender may make, carry or transfer Eurocurrency Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(d)    Assumptions Concerning Funding of Eurocurrency Rate Loans. Calculation of all amounts payable to a Lender under this Section 3.02 and under Sections 3.03 and 3.04 shall be made as though such Lender had actually funded each of its relevant Eurocurrency Rate Loans through the purchase of a Eurocurrency deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of “Adjusted Eurocurrency Rate” in an amount equal to the amount of such Eurocurrency Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of such Lender to a domestic office of such Lender in the United States; provided, however, each Lender may fund each of its Eurocurrency Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.02 and under Sections 3.03 and 3.04.

SECTION 3.03    Increased Cost; Capital Adequacy.

(a)    Compensation for Increased Costs and Taxes. Subject to the provisions of Section 3.01 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (regardless of whether the underlying law, treaty or governmental rule, regulation or order was issued or enacted prior to the ~~date hereof~~Second Amendment Effective Date), including the introduction of any new law, treaty or governmental rule, regulation or order but excluding solely proposals thereof, or any determination of a court or Governmental Authority, in each case that becomes effective after the ~~date hereof~~Second Amendment Effective Date (provided that the introduction of any new law, treaty or governmental rule, regulation or order, or any determination of a court or Governmental Authority with respect to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, in each case that becomes effective after the ~~Closing~~Second Amendment Effective Date shall be considered a change in law whether promulgated before or after the ~~Closing~~Second Amendment Effective Date), or (B) any guideline, request or directive by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the ~~date hereof~~Second Amendment Effective Date: (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Taxes or Indemnified Taxes, which are exclusively covered by Section 3.01 hereof) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder or thereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurocurrency Rate Loans that are reflected in the definition of “Adjusted Eurocurrency Rate”) or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurocurrency Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, so long as such Lender generally requires similar obligors under other credit facilities of this type made available by such Lender to similarly so compensate such Lender, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 3.03, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, that, with respect to a Lender other than a Lender listed on the signature pages ~~hereof~~to the Second Amendment on the ~~Closing~~Second Amendment Effective Date, no such additional amount shall be required to be paid unless such law, treaty, governmental rule, regulation, order, change therein, interpretation, administration or application thereof, or determination becomes effective, or such guideline, request or directive is issued or made, after the effective date of the Assignment and Assumption pursuant to which such Lender became a Lender (provided that the introduction of any new law, treaty or governmental rule, regulation or order, or any determination of a court or Governmental Authority with respect to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, in each case that becomes effective after the date of such Assignment and Assumption shall be considered a change in law whether promulgated before or after such date).

(b)    Capital Adequacy Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the adoption, effectiveness, phase-in or applicability after the

~~Closing~~Second Amendment Effective Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity, but including the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not promulgated before or after the ~~Closing~~Second Amendment Effective Date) and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III (whether or not promulgated before or after the ~~Closing~~Second Amendment Effective Date), or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the ~~date hereof~~Second Amendment Effective Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy or liquidity), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 3.03(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

SECTION 3.04    Funding Losses.

The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Eurocurrency Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Committed Loan Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Committed Loan Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurocurrency Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

SECTION 3.05    Matters Applicable to Requests for Compensation. ~~(a)~~

(a) Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 3.01, 3.02, 3.03 or 3.04, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 3.01, 3.02, 3.03 or 3.04 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 3.05 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.

(b)    Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(c)    Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 3.01(f), 3.03 or 3.04 of this Agreement, unless the Administrative Agent or a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date the Lender incurs the respective increased costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, taxes, loss, expense or liability reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by Borrower pursuant to Section 3.01(f), 3.03 or 3.04, as the case may be, to the extent the costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to Borrower that it is obligated to pay the respective amounts pursuant to Section 3.01(f), 3.03 or 3.04, as the case may be. This Section 3.05(c) shall have no applicability to any Section of this Agreement other than Section 3.01(f), 3.03 or 3.04.

SECTION 3.06    Replacement of Lenders Under Certain Circumstances. ~~(a)~~

(a) If at any time (w) the Borrower becomes obligated to pay additional amounts or indemnity payments (other than amounts in respect of Other Taxes or VAT) described in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 as a result of any condition described in such Sections, (x) any Lender becomes a Defaulting Lender, (y) any Lender refuses to make any Extension pursuant to Section 2.16 or (z) any Lender becomes a Non-Consenting Lender, then the Borrower may~~, on ten (10) Business Days’ prior written notice to the Administrative Agent and~~

~~such Lender,~~ (1) terminate the unused Revolving Commitment of such Lender and repay the Loans of such Lender on a non-pro rata basis or (2) with respect to any such Lenders, replace such Lender (in its capacity as a Lender under the applicable Facility, subject to such Extension or if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee paid) all of its rights and Obligations under this Agreement (in respect of the applicable Class of Loans or Commitments subject to such Extension or if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) to one or more Eligible Assignees; provided that (A) in the case of any Eligible Assignees in respect of Non-Consenting Lenders, the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree and (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.

(b)    Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans of the applicable Class and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans of the applicable Class, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In the event that a Lender does not comply with the requirements of this clause (b) within one Business Day after ~~receipt of such notice~~the Borrower’s request, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.07 on behalf of any Lender being replaced pursuant to Section 3.06(a) above, and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section ~~10.07.~~10.07 upon payment of the amount set forth in clause (ii) of the immediately preceding sentence.

(c)    Notwithstanding anything to the contrary contained above, (i) any Lender that acts as a L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced in such capacity hereunder except in accordance with the terms of Section 9.07.

(d)    In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all directly and adversely affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of Loans or Commitments and (iii) either the directly and adversely affected Lenders holding more than 50.1% of such directly and adversely affected Total Outstandings, and aggregate unused Revolving Commitments or the Required Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.07    Survival.

All of the Borrower’s obligations under this Article 3 shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE 4.

CONDITIONS PRECEDENT

SECTION 4.01    Conditions Precedent to Closing Date.

The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver by each Lender of the following conditions precedent:

(a)    The Administrative Agent shall have received copies of the Historical Financial Statements and the Pro Forma Balance Sheet.

(b)    The Administrative Agent and the Arrangers shall have received all documentation and other information about the Borrower, each other Loan Party and each European Borrower at least 3 Business Days prior to the Closing Date as has been reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Administrative Agent or the Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(c)    The Administrative Agent shall have received with respect to the Borrower, each other Loan Party and each European Borrower (if applicable): (i) Organizational Documents certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of the Borrower, each other Loan Party or a director of the European Borrowers, as applicable, to be true and complete as of the Closing Date; (ii) resolutions or other action duly adopted by the board of directors (or other governing body) of the Borrower, each other Loan Party and each European Borrower authorizing and approving the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; (iii) resolutions of the shareholders of the UK Borrower authorizing and approving the execution, delivery and performance of this Agreement; (iv) resolutions of the shareholders and the board of directors of UK Holdco approving an amendment to the articles of association of UK Holdco; (v)

shareholders’ resolutions of the Belgian Borrower approving the change of control provisions in the Loan Documents; (vi) incumbency certificates and/or other certificates (as customary in the Relevant Jurisdiction and containing specimen signatures) of Responsible Officers authorized to act in connection with this Agreement and the other Loan Documents to which the Borrower, each other Loan Party and each European Borrower is a party (and, in the case of the UK Borrower, confirming that borrowing the Loans would not cause any borrowing or similar limit binding on the UK Borrower to be exceeded and certifying that each copy document relating to it specified in this Article 4, is correct, complete and the original of such copy document is in full force and effect and has not been amended or superseded as at a date no earlier than the Closing Date); (vii) such certificates of good standing or the equivalent from the Borrower’s, each other Loan Party’s and each European Borrower’s jurisdiction of organization or formation, as applicable, relating to the existence of the Borrower, each other Loan Party and each European Borrower (where available in such jurisdiction); (viii) a copy of a non-bankruptcy certificate and commercial extract relating to the Belgian Borrower dated not earlier than 2 Business days before Closing Date; and (ix) an up-to-date copy of the mortgage keeper’s certificates for the mortgages dated 30 years back and for the pledges on business dated 10 years back, in respect to the real property and the business of the Belgian Borrower.

(d)    Since December 31, 2014, there shall not have occurred a circumstance or condition that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(e)    The Administrative Agent (or its counsel) shall have received this Agreement, executed and delivered by each Agent, the Borrower, each European Borrower and each Lender listed in Schedule 2.01, which schedule shall be on file with the Administrative Agent.

(f)    (i) The Administrative Agent shall have received from the Borrower and each Guarantor either (A) a counterpart of the Security Agreement or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of each such Security Agreement) that the Borrower and each Guarantor has signed a counterpart of the Security Agreement, (ii) the Administrative Agent shall have received from the Borrower either (A) a counterpart of the UK Holdco Pledge Agreement or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of such UK Holdco Pledge Agreement) that the Borrower has signed a counterpart of the UK Holdco Pledge Agreement, (iii) the Administrative Agent shall have received from the Borrower and each Guarantor either (A) a counterpart of the Guarantee Agreement or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of each such Guarantee Agreement) that the Borrower and each Guarantor has signed a counterpart of the Guarantee Agreement, and (iv) the Agents shall have received, on or before the Closing Date, all documents and instruments required to create and perfect the Collateral Agent’s security interests in the Collateral for the benefit of the Secured Parties to the extent required by the Loan Documents, including (w) Uniform Commercial Code financing statements required by Law or reasonably requested by the Collateral Agent (to the extent required by the Security Agreement) to be filed, registered, published or recorded to create or perfect (if and to the extent required by the Security Agreement) the Liens (subject only to Liens permitted pursuant by Section 7.01) intended to be created under the Loan Documents, (x) fully executed Intellectual Property Security Agreements in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of the intellectual property assets listed in Schedule II to the Security Agreement, (y) a completed Perfection Certificate dated the Closing Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, and (z) all Collateral consisting of intercompany notes, stock certificates (or equivalent) and, if applicable, blank executed stock transfer forms of the Borrower and its Restricted Subsidiaries (including UK Holdco) and other Instruments to the extent certificated or evidenced by notes and required to be delivered under the Loan Documents, and, to the extent applicable, all such documents and instruments shall have been so filed, registered, published or recorded or other arrangements reasonably satisfactory to such Agent for such filing, registration, publication or recordation shall have been made.

(g)    Each Loan Party and each European Borrower shall have obtained each order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, as is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Loan Document and (ii) the legality, validity, binding effect or enforceability of any such Loan Document, except for those approvals, consents, exemptions, authorizations or other actions, notices or filings referred to in Section 5.04.

(h)    There will not exist (pro forma for the Transactions and the financing thereof) any default under any Material Indebtedness of Borrower or its Subsidiaries.

(i)    The Borrower and its Subsidiaries will have no Indebtedness for borrowed money other than (i) Indebtedness under the Loan Documents, (ii) Indebtedness under the Senior Notes, (iii) letters of credit and surety bonds, (iv) intercompany Indebtedness, (v) all existing lines of credit and credit facilities of Foreign Subsidiaries set forth on Schedule 4.01(i) and (vi) other Indebtedness permitted under Section 7.03.

(j)    The Administrative Agent shall have received (a) a customary written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Closing Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, (b) a customary written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Closing Date) of Latham & Watkins LLP, counsel for Administrative Agent and (c) a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of each of Eubelius CVBA, counsel for the Belgian Borrower, and Loyens & Loeff CVBA/SCRL, counsel for Administrative Agent. The Loan Parties and the European Borrowers hereby request such counsel to deliver such opinions.

(k)    The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit O.

(l)    All fees and expenses required to be paid or reimbursed on the Closing Date to the Administrative Agent, the Arrangers and the Lenders (including reasonable out-of-pocket expenses and reasonable fees, disbursements and other charges of counsel to the Administrative Agent and of any local counsel to the Administrative Agent and the Arrangers), to the extent invoiced at least three Business Days prior to the Closing Date, shall have been paid in full (which amounts may be offset against the proceeds of the initial Credit Extension, if any).

(m)    The Administrative Agent shall have received a notice with respect to the initial Borrowing, as required by Article 2.

(n)    Collateral Agent shall have received a certificate from the applicable Loan Party’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 6.07(a) is in full force and effect.

(o)    There shall not exist any action, suit, investigation, litigation, proceeding or hearing, pending or threatened in any court or before any arbitrator or Governmental Authority that affects the Transactions that would be material to the Lenders.

Without limiting the generality of the provisions of Article 9, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02    Conditions Precedent to All Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than in connection with (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or (ii) an Additional Facility incurred to finance, or in connection with, a Permitted Acquisition or other permitted Investment in which case the relevant conditions precedent shall be specified in the applicable Additional Facility Agreement) is subject to satisfaction or waiver (in accordance with Section 10.01) of the following conditions precedent:

(a)    The representations and warranties of the Borrower, each other Loan Party and each European Borrower contained in Article 5 and each other Loan Document shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) as of such earlier date.

(b)    No Default or Event of Default shall have occurred and be continuing or would result from such Credit Extension or from the application of the proceeds therefrom.

(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension delivered by the Borrower (or any European Borrower, if applicable) hereunder and each Credit Extension (other than, in each case, in connection with any circumstance described in clauses (i)  or (ii) of the first parenthetical in the first sentence of this Section) shall be deemed to constitute a representation and warranty by the Borrower and the European Borrowers on and as of the date of the applicable Credit Extension as to the matters specified in clauses (a) and (b) above in this Section.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and the European Borrowers (in the case of each European Borrower, solely with respect to itself) represents and warrants to the Agents and the Lenders on the Closing Date and on each other Credit Date that:

SECTION 5.01    Corporate Status.

Each Loan Party, each European Borrower and each of their Restricted Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company or other entity in good standing under the laws of the jurisdiction of its incorporation or organization (or the equivalent thereof in the case of Foreign Subsidiaries to the extent such concept is applicable in the Relevant Jurisdiction, provided that with respect to the European Borrowers the concept of good standing does not exist under the laws of Belgium), (ii) has all the requisite power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing (where relevant) in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, authorization or good standing, except (1) in the case of each of the foregoing clauses (i) (other than with respect to the Borrower and each European Borrower), (ii) and (iii), to the extent failure to comply therewith would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (2) as a result of any transaction expressly permitted under Sections 7.04 or 7.05 hereof.

SECTION 5.02    ~~SECTION 5.01~~ Corporate Power and Authority.

Each Loan Party and each European Borrower has the applicable power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance by it of each of such Loan Documents. As of the Closing Date each Loan Party and each European Borrower has duly executed and delivered each of the Loan Documents to which it is a party, and each of such Loan Documents upon execution constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights, good faith and fair dealing and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 5.03    No Violation.

Neither the execution, delivery or performance by each Loan Party or each European Borrower of the Loan Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Collateral Documents) nor the consummation of the transactions contemplated therein (i) will violate any provision of any requirement of Law applicable to any Loan Party or any European Borrower, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents) upon any of the property or assets of any Loan Party or any European Borrower pursuant to the terms of any material Contractual Obligation of any Loan Party, any European Borrower or any of their Restricted Subsidiaries, (iii) will violate any provision of any Organizational Document of any Loan Party or any European Borrower or (iv) require any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as have been obtained on or prior to the Closing Date; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (i), (ii) or (iv) to the extent that such conflict, breach, contravention or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.04    Governmental Authorization; Other Approvals.

No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Closing Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any such Loan Document, except for (a) filings necessary to perfect the Liens (if and to the extent required to be perfected under the Collateral Documents) on the Collateral granted by the Loan Parties in favor of the Secured Parties or to release existing Liens in connection with the Transactions and (b) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.05    Financial Statements; No Material Adverse Effect; Solvency, etc.

(a)    Financial Statements. The ~~Historical Financial Statements~~most recent audited financial statements delivered pursuant to Section 6.01(a) fairly present in all material respects the financial condition and results of operation and cash flows of GCP as of such dates and for such periods in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise disclosed)~~, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments~~.

(b)    Solvency. On and as of the Closing Date, after giving effect to this Agreement and the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

(c)    ~~Pro Forma Financial Statements. The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated subsidiaries as at September 30, 2015 (including the notes thereto) (the “Pro Forma Balance Sheet”), a copy of which has heretofore been furnished to the Administrative Agent, has been prepared giving effect as if such events had occurred on~~

~~such date to the Transactions. The Pro Forma Balance Sheet has been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated subsidiaries as at September 30, 2015, assuming that the events specified in the preceding sentence had actually occurred at such date.~~Reserved.

(d)    No Material Adverse Effect. In the case of the Closing Date, since December 31, 2014 and, in all other cases, since the date of the most recent audited financial statements delivered pursuant to Section 6.01(a) there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 5.06    Litigation and Environmental Matters.

There are no actions, suits, hearings or proceedings, at law or in equity, pending or, to the knowledge of any Responsible Officer of the Borrower, threatened in writing against the Loan Parties or any of the Restricted Subsidiaries that, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

SECTION 5.07    Disclosure.

No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party or any European Borrower to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole, as of the time it was furnished, contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each of the Borrower and each European Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.08    Use of Proceeds, Margin Regulation.

(a)    The proceeds of the Term Loans and the Revolving Loans shall be used in a manner consistent with the uses set forth in Section 6.11.

(b)    No European Borrower nor any Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation T, Regulation U or Regulation X of the FRB.

SECTION 5.09    Taxes.

The Loan Parties and each of their Restricted Subsidiaries have timely filed or caused to be filed all tax returns and reports which are required to be filed, except where failure to file any such returns would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have paid or caused to be paid all taxes required to be paid by the Loan Parties or any Restricted Subsidiary or any assessments made against them or any of their respective material properties, assets, income, businesses and franchises and all other material taxes, fees or other charges imposed on them or any of their respective properties, assets, income, businesses and franchises by any Governmental Authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Loan Parties or any such Restricted Subsidiary, as the case may be), except where failure to take any such action would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided) which would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10    ERISA Compliance.

Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Pension Plan and Benefit Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) each Pension Plan and Benefit Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS or may rely on a favorable opinion letter issued by the IRS, (iii) there are no pending or, to the knowledge of any Responsible Officer of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Plan or Pension Plan, (iv) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Benefit Plan or Pension Plan, (v) no ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur, (vi) each Foreign Pension Plan is in compliance and in good standing (to the extent such concept exists in the relevant jurisdiction) in all respects with all laws, regulations and rules applicable thereto, including all funding requirements, and the respective requirements of the governing documents for such Foreign Pension Plan, (vii) other than in respect of the UK DB Plan, neither the Borrower, nor any Subsidiary or Affiliate of the Borrower, nor any ERISA Affiliate is or has at any time been the employer or “connected” with or an “associate” (as those terms are used in the UK Pensions Act 2004) of the employer of a UK defined benefit pension plan and (viii) no Contribution Notice or Financial Support Direction has been issued or threatened to be issued and no circumstances exist which are reasonably likely to lead to the issuance of any Contribution Notice or Financial Support Direction in relation to the UK DB Plan or to any Loan Party, any Subsidiary or Affiliate of the Borrower or any ERISA Affiliate.

SECTION 5.11    Ownership of Property~~(c)~~ .

(a)    Title. The Loan Parties and each of their Restricted Subsidiaries has good and marketable title or, with respect to real property, valid fee simple title (or in each case, the relevant foreign equivalent, if any) to, or a subsisting leasehold interest in (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and as limited by general principles of equity that restrict the availability of equitable remedies), or a valid contractual agreement or other valid right to use, all such Person’s real property used or intended to be used in the business of the Loan Parties and their Restricted Subsidiaries, and good title (or relevant foreign equivalent) to, a valid leasehold interest in, or valid contractual rights or other valid right to (or an agreement for the acquisition of same) use all such Person’s other property (but excluding IP Rights), and, in each case, none of such property is subject to any Lien except for Permitted Liens and except where the failure to have such title or other property interest described above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)    Real Estate. As of the Closing Date, Schedule 5.11(b) contains a true, accurate and complete list of all Material Real Property that is owned by the Loan Parties.

SECTION 5.12    Subsidiaries.

(a)    Organization. Schedule 5.12 sets forth as of the Closing Date a true, complete and correct list of the Borrower and each Subsidiary of any Loan Party and (i) its jurisdiction of incorporation or organization and (ii) other than with respect to the Borrower, its ownership (by holder and percentage interest).

(b)    Capitalization. As of the Closing Date, all of the issued and outstanding Capital Stock of each Restricted Subsidiary of the Borrower has been duly authorized and validly issued, and, to the extent applicable in the case of Foreign Subsidiaries, is fully paid and non-assessable and is owned as set forth on Schedule 5.12, free and clear of all Liens except for Permitted Liens.

SECTION 5.13    Compliance with Law.

Neither the Loan Parties nor any of their Restricted Subsidiaries is in default under or in violation of any requirement of Law, except for such defaults or violations that (a) are being contested in good faith by appropriate proceedings or (b) either in any one case or in the aggregate, would not have a Material Adverse Effect.

SECTION 5.14    Investment Company Act.

Neither the Loan Parties nor any of their Restricted Subsidiaries is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 5.15    Environmental Matters.

(i) The operations of and the real property owned or operated by the Loan Parties and any of their Restricted Subsidiaries are in compliance with all applicable Environmental Laws except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ii) the Loan Parties and any of their Restricted Subsidiaries have obtained and will continue to maintain all Environmental Permits, and all such Environmental Permits are in good standing and the Loan Parties and their Restricted Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except where failure to so obtain, maintain or comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (iii) neither the Loan Parties nor any of their Restricted Subsidiaries nor any of their present or past properties or operations (whether owned or leased) is subject to: (A) any Environmental Claim or other written claim, notice, request for information, judgment, order, decree or agreement from or with any Governmental Authority or private party related to any actual or alleged violation of or non-compliance with Environmental Laws or Environmental Permits to the extent any of the foregoing would reasonably be expected to have a Material Adverse Effect, (B) any pending or, to the knowledge of any Responsible Officer of the Borrower, threatened judicial or administrative proceeding, action, suit or investigation related to any Environmental Laws or Environmental Permits which would reasonably be expected to have a Material Adverse Effect, (C) any Remedial Action which if not taken would reasonably be expected to have a Material Adverse Effect or (D) any liabilities, obligations or costs arising from the Release or threat of a Release of a Contaminant into the environment where such Release or threat of a Release would reasonably be expected to have a Material Adverse Effect; (iv) neither the Loan Parties nor any of their Restricted Subsidiaries have received any written notice or claim to the effect that any Loan Party or any Restricted Subsidiary is or may be liable to any Person as a result of the Release or threat of a Release of a Contaminant into the environment, which notice or claim would reasonably be expected to result in a Material Adverse Effect, and (v) no Environmental Lien has attached to any property (whether owned or leased) of the Loan Parties or any of their Restricted Subsidiaries which would, if determined adversely, reasonably be expected to have a Material Adverse Effect, nor are there any facts or circumstances currently known to the Loan Parties or any of the Restricted Subsidiaries that may reasonably be expected to give rise to such an Environmental Lien.

SECTION 5.16    Labor Matters.

As of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party or any European Borrower pending or, to the actual knowledge of any Responsible Officer of any Loan Party or any European Borrower, threatened, except to the extent that strikes, lockouts or slowdowns would not reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties or any European Borrower have not been in violation of the FLSA or any Laws (including, of the applicable national law with respect to any non-US jurisdiction) dealing with such matters to the extent that any such violation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except to the extent that such liability would not reasonably be expected to have a Material Adverse Effect, all payments due from any Loan Party or any European Borrower, or for which any claim may be made against any Loan Party or any European Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party or any European Borrower. Except as set forth on Schedule 5.16, as of the Closing Date, no Loan Party or European Borrower is a party to or bound by any material collective bargaining agreement. As of the Closing Date, there are no representation proceedings pending or, to the actual knowledge of any Responsible Officer of any Loan Party or any European Borrower, threatened to be filed with the National Labor Relations Board or other applicable Governmental Authority (or the foreign equivalent thereof, as applicable), and no labor organization or group of employees of any Loan Party or any European Borrower has made a pending demand for recognition to the extent that such proceeding or demand would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the consummation of the Transactions contemplated by the Loan

Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any European Borrower is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

SECTION 5.17    Intellectual Property.

Each Loan Party and Restricted Subsidiary owns or holds licenses or other rights to or under all of the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor (collectively, “IP Rights”) that are necessary for the operation of its business as currently conducted except where the failure to own or hold such IP Rights would not reasonably be expected to result in a Material Adverse Effect. No Loan Party nor any Restricted Subsidiary has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the IP Rights owned by a Loan Party or Restricted Subsidiary which would reasonably be expected to have a Material Adverse Effect, nor has any other Person brought any written claim against any Loan Party or any Restricted Subsidiary that any IP Rights owned by any Loan Party or its Restricted Subsidiaries has infringed or otherwise violated any IP Rights of any such other Person which would reasonably be expected to have a Material Adverse Effect.

SECTION 5.18    Collateral Documents.

The Collateral Documents, upon execution and delivery thereof, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral and, (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made only to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent only to the extent required by any Collateral Document), such Collateral Document will constitute, to the extent effected by such filings, recordings and taking of possession, fully perfected first priority Liens under U.S. law on, and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent required under the Collateral Document subject to no other Liens other than Permitted Liens.

SECTION 5.19    Patriot Act.

(a)    None of the Borrower, any European Borrower or any other Loan Party is in material violation of any material Anti-Terrorism Laws.

(b)    The use of proceeds of the Loans will not violate in any material respect the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V).

The representations and warranties contained in this Section 5.19 made by each European Borrower, solely with respect to itself, are subject to and limited by any Applicable Law applicable to such European Borrower.

SECTION 5.20    FCPA; Anti-Corruption Laws.

No part of the proceeds of the Loans will be used, directly, or, to the knowledge of any Responsible Officer of the Borrower or any European Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Anti-Corruption Laws.

The representations and warranties contained in this Section 5.20 made by each European Borrower, solely with respect to itself, are subject to and limited by any Applicable Law applicable to such European Borrower.

SECTION 5.21    Sanctioned Persons.

(a)    None of the Loan Parties nor any Restricted Subsidiary is currently the target of: (i) any U.S. sanctions administered by the OFAC or the U.S. Department of State; or (ii) any sanctions imposed under similar laws or regulations enacted by the European Union, any member state thereof or the United Kingdom that apply to the Loan Parties or the Restricted Subsidiaries.

(b)    Neither the Borrower nor any European Borrower will, to its knowledge, directly or indirectly, use the proceeds of the Loans in any manner that will result in a violation by any Lender of any U.S. sanctions administered by the OFAC or the U.S. Department of State.

(c)    The representations and warranties contained in this Section 5.21 made by each European Borrower, solely with respect to itself, are subject to and limited by any Applicable Law applicable to such European Borrower.

SECTION 5.22    Certain Matters Regarding the Belgian Borrower.

The Belgian Borrower does not qualify as a small or medium sized entity for the purpose of the Belgian law of 21 December 2013 regarding the financing of small and medium sized entities.

SECTION 5.23    Central Administration: COMI.

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of the European Borrowers is situated in its jurisdiction of incorporation or organization as applicable.

ARTICLE 6.

AFFIRMATIVE COVENANTS

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations (other than contingent obligations with respect to then unasserted claims, Secured Bank Product Obligations and Designated Credit Lines) shall have been paid in full and (iii) all outstanding Letters of Credit have been Cash Collateralized, the Borrower, with respect to itself and each of its Restricted Subsidiaries, hereby covenants and agrees with the Credit Parties that after the Second Amendment Effective Date:

SECTION 6.01    Financial Statements.

The Borrower will furnish to the Administrative Agent (which the Administrative Agent shall provide to the Lenders):

(a)    within ninety (90) days after the end of each fiscal year of the Borrower, the Consolidated balance sheet and related statements of operations, and Consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such year for the Borrower and its Subsidiaries, setting forth in each case, in comparative form, the Consolidated figures for the previous fiscal year and including a customary narrative management’s discussion and analysis of the financial condition and results of operations for such period, all audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit (other than as a result of (i) the fact that the final maturity of any Indebtedness is less than one year from the date of such opinion or (ii) any actual or potential inability to satisfy any financial maintenance covenant for any period)) to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP;

(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of any fiscal year of the Borrower, the unaudited Consolidated balance sheet and related statements of operations, and Consolidated statements of income, stockholders’ equity and cash flows for the Borrower and its Subsidiaries, as of the end of and for such fiscal quarter and the elapsed portion of the fiscal year, setting forth in each case, in comparative form the Consolidated figures for the previous fiscal year and including a customary narrative management’s discussion and analysis of the financial condition and results of operations for such period, all certified by one of the Borrower’s Responsible Officers as presenting in all material respects the financial condition and results of operations of the Borrower, the other Loan Parties, the European Borrowers and their Subsidiaries on a Consolidated basis in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes;

(c)    within ninety (90) days after the commencement of each fiscal year of the Borrower, a detailed, Consolidated budget by quarter for the applicable fiscal year for the Borrower and its Subsidiaries;

(d)    promptly after the same become publicly available, copies of (i) all material periodic and other reports, proxy statements and other materials filed by any Loan Party or any European Borrower with the SEC or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be, and (ii) SEC Forms 10-K and 10-Q for the Borrower (for so long as the Borrower is subject to the reporting requirements under the Exchange Act); provided that no such delivery shall be required hereunder with respect to each of the foregoing to the extent that such are publicly available via EDGAR or another publicly available reporting system and the Borrower has advised the Administrative Agent of the filing thereof;

(e)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any European Borrower as any Agent or any Lender may reasonably request provided that nothing in this clause (e) shall require the Borrower or its Restricted Subsidiaries to provide information (i) which constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law, (iii) which is subject to attorney-client or similar privilege or constitutes attorney work-product or (iv) restricted by binding obligations; and

(f)    simultaneously with the delivery of each set of Consolidated financial statements referred to in Section 6.01(a) and (b) above, the related consolidating financial statements (which may be in footnote form) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such Consolidated financial statements.

SECTION 6.02    Certificates; Other Information.

(a)    Notwithstanding the foregoing, the obligations in clauses (a) and (b) of Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the Consolidated financial statements of the Borrower (or any direct or indirect parent thereof) or (B) the Borrower’s (or any direct or indirect parent thereof) SEC Form 10-K or 10-Q, as applicable, filed with the SEC; provided that (i) to the extent such information relates to any direct or indirect parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, or such other independent registered public accounting firm reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as a result of (i) the fact that the final maturity of any Indebtedness is less than one year from the date of such opinion or (ii) any actual or potential inability to satisfy any financial maintenance covenant for any period).

(b)    (i) No later than five (5) days after the delivery of the financial statements referred to in ~~Section~~Sections 6.01(a) and (b) ~~commencing with the fiscal quarter ended June 30, 2016,~~, the Borrower shall deliver a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which shall set forth reasonably detailed calculations of ~~Excess Cash Flow (with respect to the financial statements delivered pursuant to Section 6.01(a)) and~~ the Total Leverage Ratio and Interest Coverage Ratio (with respect to all such financial statement deliverables) but not, for the avoidance of doubt, calculations of Excess Cash Flow).

(ii)    No later than five (5) days after delivery of the financial statements referred to in Section 6.01(a), Borrower shall deliver a certificate with updated schedules to Section II.B of the Perfection Certificate or certifying that there have been no changes to such information since the Perfection Certificate or any update thereof was last delivered to the Administrative Agent.

(c)     ~~(b)~~ Any of the delivery requirements relating to written financial information set forth in Section 6.01 may be satisfied by either (x) the Borrower posting such information in electronic format readable by the Administrative Agent and the Lenders to a secure address on the world wide web (the “Informational Website”) which is accessible by the Administrative Agent and the Lenders or (y) the Borrower delivering such financial information in electronic format to the Administrative Agent and the Administrative Agent’s posting such information to an Informational Website. The accommodation provided by the foregoing sentence shall not impair the right of the Administrative Agent, or any Lender through the Administrative Agent, to request and receive from the Borrower physical delivery of specific financial information provided for in this Section 6.01. The Borrower shall give the Administrative Agent and each Lender (or, if applicable, the Administrative Agent shall give each Lender) written or electronic notice each time any information is delivered by posting to the Informational Website. The Loan Parties and European Borrowers shall be responsible for and shall bear all risk associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.

(d)     ~~(c)~~ The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties and the European Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or any of its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 6.03    Notices.

The Borrower will furnish to the Administrative Agent prompt written notice (which the Administrative Agent shall provide to the Lenders) of the occurrence of any of the following after any Responsible Officer of any Loan Party or any European Borrower obtains knowledge thereof:

(a)    a Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Loan Party or any Subsidiary of the Borrower that has a reasonable likelihood of adverse determination and such determination would reasonably be expected to result in a Material Adverse Effect;

(c)    an ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

(d)    a Foreign Plan Event that, alone or together with any other Foreign Plan Event that has occurred, would reasonably be expected to result in a Material Adverse Effect,

(e)    any investigation or proposed investigation by the Pensions Regulator that may lead to the issuance of a Contribution Notice or Financial Support Direction in respect of the UK DB Plan, or the receipt by any Loan Party, any Subsidiary or Affiliate of the Borrower or any ERISA Affiliate of a Contribution Notice or Financial Support Direction, which, alone or taken together, would reasonably be expected to result in a Material Adverse Effect; or

(f)    the triennial actuarial valuation of the UK DB Plan where such valuation would reasonably be expected to result in a Material Adverse Effect, or

(g)    any other development that reasonably would be expected to result in a Material Adverse Effect.

Each notice delivered under this Section 6.03 shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 6.04    Payment of Obligations.

Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (b) the failure to make payment would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 6.05    Preservation of Existence, Etc.

Each Loan Party and European Borrower will do all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, and IP Rights material to the conduct of its business and comply with its Organizational Documents, in each case except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or Disposition permitted under Section 7.04 or Section 7.05, as applicable. Each Loan Party and each European Borrower shall obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.06    Maintenance of Properties.

Each Loan Party and European Borrower will keep and maintain all tangible property material to the conduct of its business in good working order and condition (ordinary wear and tear, casualty loss and condemnation excepted), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and except for Dispositions permitted under Section 7.05.

SECTION 6.07    Maintenance of Insurance. ~~(a)~~

(a) Each Loan Party and European Borrower shall maintain insurance with financially sound and reputable insurers (or, to the extent consistent with business practices in effect on the Closing Date or reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as is consistent with business practices in effect on the Closing Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment.

(b)    Not later than thirty (30) days after the Closing Date (or the date any such insurance is obtained, in the case of insurance obtained after the Closing Date), the Borrower shall ensure (or, in the case of clause (iii), use commercially reasonable efforts to ensure) that (i) property, casualty, fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to name the Collateral Agent as additional insured or loss payee on behalf of the Secured Parties, as applicable, (ii) commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured and (iii) each such property, casualty, fire, extended coverage or liability policy referred to in this Section 6.07(b) requires that the applicable insurer endeavor to provide the Collateral Agent not less than thirty (30) days’ prior written notice of any cancellation of coverage, non-payment of premium, non-renewal, reduction of coverage or reduction of coverage limits (and give the Collateral Agent the right to cure defaults in the payment of premiums in accordance with the terms under the Loan Documents). The Borrower shall use commercially reasonable efforts to deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, other than in the ordinary course of business, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent, of payment of the premium therefor in accordance with its terms.

(c)    If any portion of any Material Real Property subject to a Mortgage is at any time located in a Flood Zone and is located in a community that participates in the Flood Program, then Borrower shall or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply in all material respects with the Flood Program and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 6.08    Compliance with Laws; UK Pensions. ~~(a)~~

(a) Each Loan Party and each European Borrower will comply (i) in all material respects with all Anti-Terrorism Laws and regulations promulgated by OFAC and (ii) with all other Applicable Laws (including, but not limited to, ERISA, Environmental Laws (including, but not limited to, not releasing or disposing of any Contaminants except in compliance with all Environmental Laws), FLSA, the UK Bribery Act 2010, OSHA, all Environmental Permits, and the orders, writs, injunctions, decrees or directives of any Governmental Authority applicable to it or to its business or property, in the case of all Applicable Laws other than Anti-Terrorism Laws and regulations promulgated by OFAC, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)    Each Loan Party, each Restricted Subsidiary and Affiliate of the Borrower and any ERISA Affiliate will ensure that the UK DB Plan is the only UK defined benefit pension plan in relation to which (i) they are an employer or (ii) to which they are “connected” with or an “associate” (as those terms are used in the UK Pensions Act 2004) of a UK defined benefit pension plan employer, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.09    Books and Records.

Each Loan Party and each European Borrower will keep proper books of record and accounts in accordance with GAAP and in which full, true and correct entries in all material respects are made of all material dealings and transactions in relation to its business and activities.

SECTION 6.10    Inspection Rights.

Each Loan Party and each European Borrower will permit any representatives designated by the Administrative Agent, upon reasonable prior notice and during normal business hours, one (1) time per calendar year (or more frequently if an Event of Default has occurred and is continuing) and at the Loan Parties’ (or the European Borrowers’, as applicable) reasonable expense, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and independent accountants (so long as such Loan Party or such European Borrower, as applicable, is afforded an opportunity to be present) and to examine and make extracts from its books and records. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding obligation or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11    Use of Proceeds. ~~The~~

Letters of Credit and the proceeds of ~~Term~~the Loans ~~made hereunder on the First Amendment Effective Date~~ will be used by the Borrower ~~to refinance the Term Loans outstanding prior to the First Amendment Effective Date. The proceeds of the Revolving Loans made hereunder on the Closing Date will be used by the Borrower~~ (or any European Borrower, as applicable)~~, (i) to finance the Transactions and the Transaction Expenses, (ii) to fund upfront fees and any original issue discount required to be funded on the Closing Date and (iii) for working capital purposes. Letters of Credit issued on the Closing Date shall be used to backstop or replace letters of credit outstanding on the Closing Date under facilities no longer available to the Borrower or its subsidiaries and for other purposes to be agreed in writing by the Administrative Agent. Letters of Credit and the proceeds of the Revolving Loans will be used by the Borrower (or any European Borrower, as applicable) after the Closing~~ on or after the Second Amendment Effective Date for working capital, capital expenditures and general corporate purposes (including, without limitation, to make Investments, Restricted Payments, acquisitions and any other transactions, in each case, not prohibited by this Agreement), including to fund the redemption (including any satisfaction and discharge), in whole or in part, of the Borrower’s 9.500% Senior Notes due 2023 and fees, costs and expenses payable in connection with the Refinancing Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

SECTION 6.12    Unrestricted Subsidiaries; Covenant to Guarantee Obligations and Give Security~~(a) . (a)~~ .

(a)    The Borrower may at any time designate any Restricted Subsidiary (other than any European Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (x) immediately before and after such designation, no Event of Default shall have occurred and be continuing, and (y) no Subsidiary may be designated as or shall otherwise constitute an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes, any Junior Financing or Indebtedness incurred under Section 7.03(a)(i). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Borrower or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the net book value of such Person’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b)    Upon (A) the formation or acquisition of any new direct or indirect Restricted Subsidiary by any Loan Party or the designation in accordance with Section 6.12(a) of any existing direct or indirect Unrestricted Subsidiary as a Restricted Subsidiary, (B) any Subsidiary commencing to constitute a Domestic Subsidiary, or (C) any Restricted Subsidiary constituting a Domestic Subsidiary Guaranteeing or becoming a borrower or issuer under any Additional Notes or any other Permitted Additional Junior Debt incurred pursuant to Section 7.03(~~y~~a), the Borrower shall, in each case at the Borrower’s expense:

(i)    within sixty (60) days after such formation, acquisition, designation or Guarantee (or such longer period as the Administrative Agent may agree in its reasonable discretion): (A) cause each such Restricted Subsidiary that is a wholly owned Domestic Subsidiary (other than any Excluded Subsidiary), to duly execute and deliver to the Administrative Agent a Guarantee Agreement or joinder thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, Guaranteeing the Obligations; (B) cause such Loan Party forming or acquiring each such Restricted Subsidiary (other than any Immaterial Subsidiary), to execute and deliver to the Administrative Agent all documentation reasonably required by the Administrative Agent to evidence a perfected pledge of the Capital Stock of such Restricted Subsidiary to be pledged under the Collateral Documents, provided, that (1) if any such Subsidiary is an Excluded Foreign Subsidiary, shares of Capital Stock of such Subsidiary to be pledged shall be limited to 65% of the outstanding shares of voting Capital Stock and 100% of the outstanding non-voting Capital Stock of such Subsidiary and (2) (I) if such Subsidiary is not a wholly owned Subsidiary to the extent the Organizational Documents or other applicable agreements of such Subsidiary prohibit or require the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of a Lien on the Capital Stock of such Subsidiary, (II) if such Subsidiary is an Excluded Subsidiary that is not a direct Excluded Subsidiary of a Loan Party or (III) if Applicable Law prohibits the creation of a Lien on the Capital Stock of such Subsidiary, then in each case, no shares of Capital Stock of such Subsidiary are required to be pledged to secure the Obligations; (C) cause each such Restricted Subsidiary that becomes a Guarantor pursuant to the foregoing clause (A) to furnish to the Administrative Agent a description of any Material Real Property owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent and the Borrower; (D) cause each such Restricted Subsidiary that becomes a Guarantor pursuant to the foregoing clause (A), to duly execute and deliver to the Administrative Agent Mortgages with respect to Material Real Property, Security Agreement Supplements, Intellectual Property Security Agreements and other Security Agreements, as specified by, and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (consistent with the Mortgages to be delivered under Section 6.12(c) and Security Agreements, Intellectual Property Security Agreement and other Collateral Documents in effect on the Closing Date), granting a Lien in substantially all personal property of such Restricted Subsidiary that constitutes Collateral and all Material Real Property, in each case securing the

Obligations of such Restricted Subsidiary under its Guarantee Agreement; (E) cause each such Restricted Subsidiary that becomes a Guarantor pursuant to the foregoing clause (A) to deliver any and all certificates representing Capital Stock of a Restricted Subsidiary (other than any Immaterial Subsidiary) owned by such Restricted Subsidiary, in each applicable case accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments, if any, evidencing the intercompany indebtedness held by such Restricted Subsidiary having a principal amount in excess of $10,000,000, if any, indorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer in accordance with the terms of the Security Agreement; provided, that, in the case of the Capital Stock of any Restricted Subsidiary to be pledged under the Collateral Documents, (1) if any such Subsidiary is an Excluded Foreign Subsidiary, shares of Capital Stock of such Subsidiary to be pledged shall be limited to 65% of the outstanding shares of voting Capital Stock and 100% of the outstanding non-voting Capital Stock of such Subsidiary and (2) (I) if such Subsidiary is not a wholly owned Subsidiary to the extent the Organizational Documents or other applicable agreements of such Subsidiary prohibit or require the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of a Lien on the Capital Stock of such Subsidiary, (II) if such Subsidiary is an Excluded Subsidiary that is not a direct Excluded Subsidiary of a Loan Party or (III) if Applicable Law prohibits the creation of a Lien on the Capital Stock of such Subsidiary, then in each case, no shares of Capital Stock of such Subsidiary are required to be pledged to secure the Obligations; and (F) subject to the limitations set forth in this Section 6.12, Section 6.14 and the other Loan Documents, take and cause such Restricted Subsidiary to take whatever action (including the recording of Mortgages with respect to Material Real Property, the filing of Uniform Commercial Code financing statements (or comparable documents or instruments under other applicable Law) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages and the other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms (except as such enforceability may be (w) limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors’ rights and remedies generally from time to time in effect, (x) subject to capital maintenance rules and general principles of equity, regardless of whether considered in a proceeding in equity or at law (including similar principles, rights and defenses under the law of any other applicable jurisdiction), (y) subject to the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (z) subject to the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries);

(ii)    within sixty (60) days after the reasonable request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of a customary legal opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.12(b) as the Administrative Agent may reasonably request; and

(iii)    as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to Material Real Property owned by such Restricted Subsidiary that is the subject of such request the deliverables set forth in Section 6.12(c); provided that environmental assessment reports shall only be delivered to the extent already available to the Borrower or applicable Loan Party;

provided, that, notwithstanding the forgoing in this Section 6.12, for the avoidance of doubt none of the following Persons shall be required to deliver a Guarantee (or grant security in connection therewith) of the Obligations hereunder: (a) Excluded Subsidiaries; (b) any Subsidiary that is prohibited by Applicable Law, rule or regulation or, to the extent that such obligation would prevent the granting of such Guarantee, by any Contractual Obligation existing on the ~~Closing~~Second Amendment Effective Date or existing at the time of acquisition thereof from Guaranteeing the Obligations (to the extent such Contractual Obligation was not created in contemplation of such acquisition) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received); (c) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or Investment permitted by Section 7.02 that is an obligor under any ~~secured~~Secured Indebtedness permitted to be assumed pursuant to Section 7.03(i) (and not incurred in contemplation of such Permitted Acquisition) and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case to the extent such ~~secured~~Secured Indebtedness prohibits such subsidiary from becoming a Guarantor and in each case to the extent permitted by Applicable Law; (d) subsidiaries for which the provision of such guarantee would result in adverse tax consequence to the Borrower or one of its Subsidiaries (as reasonably determined by the Borrower in consultation with the Administrative Agent) and (e) subsidiaries where the burden or cost of providing a Guarantee outweighs the benefit to the Lenders, as determined in the reasonable discretion of the Administrative Agent and the Borrower. The Administrative Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the ~~Closing~~Second Amendment Effective Date) or any other compliance with the requirements of this Section 6.12 and Section 6.14 where it and the Borrower reasonably determine that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Security Agreements.

(c)    Prior to, on or within the time periods set forth on Schedule 6.12 (which periods may be extended by the Administrative Agent acting in its reasonable discretion), each Loan Party shall have delivered to the Collateral Agent: (a) a fully executed Mortgage in respect of each Material Real Property, which Mortgage shall be recorded promptly to create valid and enforceable Liens (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the first priority Liens on the Material Real Property granted by the Loan Parties in favor of the Secured Parties), subject to Liens permitted by Section 7.01, on each such Material Real Property subject to a Mortgage in favor of the Collateral Agent (or such other trustee as may be required or desired under local law)

for its benefit and for the benefit of the Secured Parties, and such financing statements and any other instruments necessary to grant such a mortgage lien under the laws of any applicable jurisdiction, (b) title insurance policies in form, scope and amount reasonably satisfactory in all respects to the Administrative Agent, which have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent and which contain no exceptions to title other than exceptions acceptable to the Administrative Agent, (c) customary written opinions (addressed to Administrative Agent, Collateral Agent and the Lenders) of applicable local counsel with respect to the due authorization, execution and delivery and the enforceability and perfection of the Mortgages and any related fixture filings; (d) an ALTA/ACSM survey reasonably satisfactory to the Administrative Agent and certified to the Collateral Agent, or an existing survey and affidavit sufficient for the title insurance policies to be issued in the required form; (e) a completed Flood Certificate with respect to each Material Real Property subject to a Mortgage, which Flood Certificate shall (i) be addressed to the Administrative Agent, (ii) be completed by a company which has guaranteed the accuracy of the information contained therein, and (iii) otherwise comply with the Flood Program; (f) evidence describing whether the community in which the Material Real Property subject to a Mortgage is located participates in the Flood Program; (g) if the Flood Certificate states that the Material Real Property subject to a Mortgage is located in a Flood Zone, the applicable Loan Party’s written acknowledgement of receipt of written notification from the Administrative Agent (i) as to the existence of such Material Real Property subject to a Mortgage, and (ii) as to whether the community in which such Material Real Property subject to a Mortgage is located is participating in the Flood Program; (h) if the Material Real Property subject to a Mortgage is located in a Flood Zone and is located in a community that participates in the Flood Program, a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 6.07 (including, without limitation, flood insurance policies) and the applicable provisions of the Collateral Documents; (i) with respect to each Material Real Property subject to a Mortgage, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title company to issue the title policies and endorsements contemplated above; and (j) evidence reasonably acceptable to the Administrative Agent of payment by Borrower of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above.

(d)    Within the time periods set forth on Schedule 6.12 (which periods may be extended by the Administrative Agent acting in its reasonable discretion), each Loan Party shall have executed and delivered to the Collateral Agent all documentation required by Collateral Agent to evidence a perfected pledge of 65% of the outstanding shares of voting Capital Stock and 100% of the outstanding non-voting Capital Stock of each Material First Tier Foreign Subsidiary (other than UK Holdco) under the relevant laws of its jurisdiction of organization.

~~SECTION 6.13    Maintenance of Ratings~~

SECTION 6.13    ~~(d) . The Borrower shall use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower, and a public rating of the Facilities by each of S&P and Moody’s.~~ Reserved.

SECTION 6.14    Further Assurances.

(a)    Each Loan Party and each European Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the Transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties (and in each case, to the extent required under this Agreement and the applicable Collateral Documents).

(b)    If any Material Real Property is acquired by any Loan Party after the Closing Date, the Borrower will notify the Collateral Agent promptly and within sixty (60) days (or such longer period as agreed to by the Administrative Agent) of such acquisition the Borrower will cause such Material Real Property to be subjected to a Lien securing the Obligations and will take and deliver, and cause the other Loan Parties to take and deliver, such actions and deliverables as shall be necessary to grant and perfect such Liens, including the actions and deliverables described in Section 6.14(a) and Section 6.12(c), all at the expense of the Loan Parties; provided that environmental assessment reports shall only be delivered to the extent already available to the Borrower or applicable Loan Party.

(c)    Notwithstanding anything to the contrary in Section 6.12, this Section 6.14 or any other Loan Document (except as expressly agreed by such Loan Party), no Loan Party or Restricted Subsidiary shall be required, nor shall the Administrative Agent be authorized, (i) to perfect any pledges, security interests and mortgages (x) by means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s) and filings in the applicable real estate records with respect to mortgaged properties or any fixtures relating to mortgaged properties, (B) filings in United States government offices with respect to IP Rights as expressly required by the Loan Documents, (C) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of intercompany notes, stock certificates (or equivalent) of the Borrower and its Restricted Subsidiaries and other Instruments to the extent certificated or evidenced by notes, (D) mortgages in respect of Material Real Property as expressly required in the Loan Documents or (E) necessary perfection steps with respect to the pledge of the Capital Stock of UK Holdco and any other Material First Tier Foreign Subsidiary under the relevant laws of its jurisdiction of organization; (ii) to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account (other than uncertificated securities control agreements with respect to uncertificated equity interests constituting securities under Article 8 of the UCC, if any); (iii) except as specified in clause (i)(E) above or as expressly agreed by the Borrower, to take any action in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction) or (iv) enter into any landlord lien waivers, estoppels or collateral access letters and (y) any other assets that, in the reasonable judgment of the Administrative Agent and the Borrower, the cost of creating, perfecting or maintaining such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets shall be excessive in view of the value of such assets or the practical benefit to the Lenders afforded thereby.

(d)    Notwithstanding anything to the contrary in Section 6.12, this Section 6.14 or any other Loan Document, no European Borrower shall be liable for any Obligations of the Borrower or any of the Guarantors, nor shall it grant any security interest in any of its assets to secure any Obligations.

SECTION 6.15    Post-Closing Covenants.

Each of the Loan Parties shall satisfy the requirements set forth on Schedule 6.12 on or before the date specified for such requirement or such later date to be determined by Administrative Agent in its reasonable discretion

SECTION 6.16    COMI~~(a)~~ .

The UK Borrower shall not deliberately change its “centre of main interests” (as that term is used in Article 3(1) of the Regulation).

ARTICLE 7.

NEGATIVE COVENANTS

So long as (i) any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations not then due and payable, Secured Bank Product Obligations and Designated Credit Lines) hereunder which is accrued and payable shall remain unpaid or unsatisfied or (ii) any Letter of Credit that has not been Cash Collateralized shall remain outstanding, the Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, after the Second Amendment Effective Date:

SECTION 7.01    Liens.

Create, Incur or permit to exist any Lien ~~upon~~that secures obligations under any Indebtedness of the Borrower or any Guarantor, on any asset or property of the Borrower or any ~~Restricted Subsidiary~~Guarantor, other than Permitted Liens.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 7.02    Investments.

Make or hold any Investments, except:

(a)    Investments ~~(i)~~ by the Borrower or any ~~Loan Party~~Restricted Subsidiary in or to the Borrower or any ~~Subsidiary Guarantor, (ii) by any Restricted Subsidiary that is not a Loan Party in or to the Borrower, any Subsidiary Guarantor or in any other Restricted Subsidiary that is also not a Loan Party~~Restricted Subsidiary (provided that, in the case of loans ~~to the Borrower or any~~by a Restricted Subsidiary ~~Guarantor~~that is not a Loan Party to a Loan Party, all payments thereon must be expressly subordinated to the Obligations under the Loan Documents, it being understood that ~~the Borrower or~~ such ~~Subsidiary Guarantor~~Loan Party may make payments thereon prior to the occurrence (but not during the continuance) of an Event of Default under Section 8.01(a), (e) or (f))~~, (iii) in the form of loans by any Loan Party to any Restricted Subsidiary that is not a Loan Party or (iv) by the Borrower and any Subsidiary Guarantor in or to any Restricted Subsidiaries that are not Loan Parties that, solely in the case of Investments in the form of capital contributions to and purchases of Capital Stock of such Restricted Subsidiaries, do not exceed the greater of $150,000,000 and 50% of LTM EBITDA (determined at the time made) in an aggregate amount at any time outstanding (in the case of clause (iv), determined without regard to any write-downs or write-offs of such Investments)~~;

(b)     Investments consisting of acquisitions of the Capital Stock of any Person engaged in a Similar Business or all or substantially all of the assets of, or assets constituting a business unit, line of business or division of, any Person engaged in a Similar Business; provided that upon the making of such Investment, such Person becomes (or such assets are acquired by) a Restricted Subsidiary;

(c)    Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, amalgamated, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Restricted Subsidiary;

(d)    Investments in cash, Cash Equivalents or Investment Grade Securities;

(e)    Investments in receivables owing to the Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice;

(f)    Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practice;

(g)    Management Advances;

(h)    Investments received in settlement of debts created in the ordinary course of business or consistent with past practice and owing to the Borrower or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(i)    Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(j)    Investments existing or pursuant to agreements or arrangements in effect on the ~~Closing~~Second Amendment Effective Date and described in Schedule 7.02(j) to the Second Amendment (or to the extent not listed on such Schedule 7.02(j), where the fair market value of all such Investments is less than $10,000,000 in the aggregate) and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (i) as required by the terms of such Investment as in existence on the ~~Closing~~Second Amendment Effective Date or (ii) pursuant to a permitted Investment under another provision of this Section 7.02;

(k)    Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 7.03;

(l)    pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens”;

(m)    any Investment to the extent made using Capital Stock of the Borrower (other than Disqualified Capital Stock) or Capital Stock of any Parent Entity as consideration;

(n)    any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 7.08 (except those described in Section 7.08(a), (c), (f), (g), (h), (i), (l), (n) and (~~n~~u));

(o)    Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with this Agreement;

(p)    (i) Guarantees of Indebtedness not prohibited by Section 7.03 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business~~,~~ and (ii) performance guarantees with respect to obligations that are permitted hereunder;

(q)    Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited hereunder;

(r)    Investments of a Restricted Subsidiary acquired after the ~~Closing~~Second Amendment Effective Date or of an entity merged or amalgamated into the Borrower or merged or amalgamated into or consolidated with a Restricted Subsidiary after the ~~Closing~~Second Amendment Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(s)    Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(t)    contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(u)    Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $60,000,000 and 25% of LTM EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication of any amounts that build the Available Amount);

(v)    additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding, not to exceed the greater of $60,000,000 and 25% of LTM EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication of any amounts that build the Available Amount); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a), (b) or (c) above and shall not be included as having been made pursuant to this clause (v);

(w)    any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of $60,000,000 and 25% of LTM EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication of any amounts that build the Available Amount); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a), (b) or (c) above and shall not be included as having been made pursuant to this clause;

(x)    Investments relating to a Receivables Subsidiary that, in the good faith determination of the Borrower, are necessary or advisable to effect any Receivables Facility or any repurchase in connection therewith;

(y)    ~~Investments to be made on or around the Closing Date in connection with the Transactions;~~ Reserved;

(z)    Investments consisting of Restricted Payments permitted under Section 7.06, Permitted Liens and Dispositions permitted under Section 7.05;

(aa)    transactions entered into in order to consummate a Permitted Tax Restructuring;

(bb)    Investments that are made with Excluded Contributions;

(cc)    ~~any Investment made pursuant to any Transaction Agreement or otherwise in connection with the Spin-Off and in connection with the other Transactions and any costs and expenses (including all legal, accounting and other professional fees and expenses) related thereto or used to fund amounts owed to Affiliates in connection with the Transactions (including dividends to any Parent Entity of the Borrower to permit payment by such Parent Entity of such amounts);~~ Reserved;

(dd)    so long as no Event of Default has occurred and is continuing (or would result therefrom), (i) Investments (together with Restricted Payments pursuant to Section 7.06(q)(i)) in an aggregate amount outstanding at the time made not to exceed the greater of $~~50,000,000~~100,000,000 and ~~20~~40% of LTM EBITDA at such time and (ii) Investments in an amount equal to the Available Amount as in effect immediately prior to the time of the making of such Investment~~.~~ ; and

(ee)    so long as no Event of Default has occurred and is continuing (or would result therefrom), other Investments, if after giving pro forma effect to the making of any such Investment, the Total Leverage Ratio is less than or equal to 2.00 to 1.00.

For purposes of determining compliance with this Section 7.02, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (~~dd~~ee) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such Investment (or any portion thereof) to the extent such Investment would be permitted to be incurred under such clause at the time of such classification or reclassified, and the Borrower will only be required to include the amount and type of such Investment in one or more of the above clauses.

SECTION 7.03    Indebtedness.

Incur any Indebtedness (including Acquired Indebtedness); except:

(a)    (i) any Additional Notes and (ii) any Indebtedness of the Loan Parties or the European Borrowers under the Loan Documents (including any Replacement Loans or Replacement Notes) and Incremental Equivalent Term Indebtedness of any Loan Party incurred pursuant to Section 2.14(a)(vi)(D);

(b)    Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations is not prohibited by the terms hereof; provided Guarantees by a Loan Party of Indebtedness of Foreign Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred under Sections 7.03(d) and 7.03(k)) shall be limited to Indebtedness of Foreign Subsidiaries (plus committed amounts) guaranteed by any Loan Party on the ~~Closing~~Second Amendment Effective Date (and Refinancing Indebtedness in respect thereof) plus additional Indebtedness incurred following the ~~Closing~~Second Amendment Effective Date in an aggregate principal amount not to exceed $75,000,000 at any time outstanding (excluding the amount of any Refinancing Indebtedness in respect of Indebtedness Guaranteed by any Credit Party on the ~~Closing~~Second Amendment Effective Date);

(c)    Indebtedness of the Borrower owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any Restricted Subsidiary; provided, however, that: (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary, and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Borrower or a Restricted Subsidiary, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be;

(d)    (i) any Indebtedness outstanding (including Designated Credit Lines) on the ~~Closing~~Second Amendment Effective Date and described in Schedule 7.03(d) to the Second Amendment (or to the extent not listed on such Schedule 7.03(d), where the fair market value of all such Indebtedness is less than $10,000,000 in the aggregate) and any Guarantees thereof, (ii) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or clauses (e), (i), (u) or (v) of this Section 7.03 (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) and (iii) Management Advances;

(e)    Indebtedness of (x) the Borrower or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms hereof; provided that such Indebtedness is in an aggregate amount at any time outstanding not to exceed (i) the greater of $25,000,000 and 10.0% of LTM EBITDA at the time Incurred plus (ii) unlimited additional Indebtedness if after giving effect to such acquisition, merger or consolidation, either:

(1)    the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 7.03(v)~~,~~;

(2)    either (x) the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries would not be lower or (y) the Total Leverage Ratio of the Borrower and the Restricted Subsidiaries would not be higher, in each case, than immediately prior to such acquisition, merger or consolidation~~,~~; or

(3)    such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary); provided that, in the case of this clause (3), the only obligors with respect to such Indebtedness shall be those Persons who were obligors of such Indebtedness prior to such acquisition, merger or consolidation;

(f)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(g)    Indebtedness (i) represented by Capital Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (i)  and then outstanding (and any Refinancing Indebtedness in respect thereof), does not exceed the greater of $60,000,000 and 5.0% of Total Assets (determined at the time Incurred) at any time outstanding and (ii) arising out of Sale and Leaseback Transactions the aggregate attributable value of which, when taken together with the aggregate attributable value of all Sale and Leaseback Transactions Incurred pursuant to this clause (ii) and then outstanding, does not exceed the greater of $60,000,000 and 5.0% of Total Assets (determined at the time Incurred) at any time outstanding;

(h)    Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, customer guarantees, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Borrower or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practice; (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (iii) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice; (iv) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business or consistent with past practice; (v) any customary treasury, depositary, cash management, automatic clearinghouse arrangements, overdraft protections, credit or debit card, purchase card, electronic funds transfer, cash pooling or netting or setting off arrangements or similar arrangements in the ordinary course of business~~;~~ or consistent with past practice; and (vi) Settlement Indebtedness;

(i)    Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Borrower and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition;

(j)    Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (j) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Borrower from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Capital Stock, Designated Preferred Stock or an Excluded Contribution or any Cure Amount) of the

Borrower, in each case, subsequent to the ~~Closing~~Second Amendment Effective Date and any Refinancing Indebtedness in respect thereof (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Borrower and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (j) to the extent such Net Cash Proceeds or cash have been applied to make Restricted Payments;

(k)    Indebtedness (including letters of credit and Designated Credit Lines) of Foreign Subsidiaries in an aggregate amount not to exceed the greater of $90,000,000 and 35.0% of LTM EBITDA (determined at the time Incurred) at any time outstanding (and any Refinancing Indebtedness in respect thereof);

(l)    Indebtedness consisting of promissory notes issued by the Borrower or any of its Subsidiaries to any current or former employee, director or consultant of the Borrower, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Borrower or any Parent Entity that is permitted under Section 7.06;

(m)    Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business or consistent with past practice;

(n)    Indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (n) and then outstanding (and any Refinancing Indebtedness in respect thereof) will not exceed the greater of $60,000,000 and 6.0% of Total Assets (determined at the time Incurred) at any time outstanding;

(o)    Indebtedness Incurred in respect of a Receivables Facility;

(p)    Indebtedness of the Borrower or any of its Restricted Subsidiaries arising pursuant to any Permitted Tax Restructuring;

(q)    assumed Indebtedness of the seller of any business or assets permitted to be acquired by the Borrower or any Restricted Subsidiary hereunder, which when taken together with the principal amount of Indebtedness Incurred pursuant to this clause (q) and then outstanding (and any Refinancing Indebtedness in respect thereof) will not exceed $50,000,000 (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(r)    any obligation, or guaranty of any obligation, of the Borrower or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Borrower or a Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice for all or any portion of the amounts payable by such customers to the Person extending such credit;

(s)    Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the ~~Closing~~Second Amendment Effective Date, including that (i) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (ii) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(t)    obligations in respect of Disqualified Capital Stock in an amount not to exceed $25,000,000 outstanding at any time;

(u)    Indebtedness represented by the Senior Notes (other than any “Additional Notes” as defined in ~~the~~any Senior Notes Indenture), including any Guarantee thereof; and

(v)    (i) any other Indebtedness incurred by the Borrower or any ~~Loan Party and (ii) any issuance of shares of Preferred Capital Stock by any Foreign Subsidiary~~of its Restricted Subsidiaries; provided that in each case the Fixed Charge Coverage Ratio shall be not less than 2.00:1.00, as of the last day of the most recently ended Test Period for which financial statements are internally available and after giving Pro Forma Effect to such Incurrence (and the application of the proceeds thereof).

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(i) subject to clause (ii) below, in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (a) through (v) above, the Borrower, in its sole discretion, will classify, and may from time to time reclassify, such Indebtedness so long as such Indebtedness is permitted to be Incurred and any related Liens are permitted to be Incurred at the time of reclassification;

(ii) all Indebtedness outstanding on the ~~Closing~~Second Amendment Effective Date under the Loan Documents shall be deemed Incurred on the ~~Closing~~Second Amendment Effective Date under clause (a)(ii);

(iii) in the case of any Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness such amount shall not include the ~~aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) Incurred in connection with such refinancing~~Additional Refinancing Amount; and

(iv) Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(v) the principal amount of any Disqualified Capital Stock of the Borrower or a Restricted Subsidiary, or Preferred Capital Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(vi) Indebtedness permitted by this Section 7.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.03 permitting such Indebtedness;

(vii) notwithstanding anything in this covenant to the contrary, in the case of any Indebtedness incurred to refinance Indebtedness initially incurred in reliance on a clause of this Section 7.03 measured by reference to a percentage of LTM EBITDA or Total Assets at the time of Incurrence, if such refinancing would cause the percentage of LTM EBITDA or Total Assets restriction to be exceeded if calculated based on the percentage of LTM EBITDA or Total Assets on the date of such refinancing, such percentage of LTM EBITDA or Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced, plus ~~premiums (including tender premiums), defeasance, costs and fees in connection with such refinancing~~(b) the Additional Refinancing Amount; and

(viii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Capital Stock or Disqualified Capital Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 7.03.

SECTION 7.04    Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, except that:

(a)    any Restricted Subsidiary may merge with or liquidate into (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent and the Jurisdictional Requirements shall be satisfied or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, (A) a Loan Party shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02 and any Indebtedness corresponding to such Investment must be permitted by Section 7.03;

(b)    (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party (in the case of any merger or consolidation with or into any European Borrower, so long as such European Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such European Borrower in a manner ~~reasonable~~reasonably acceptable to the Administrative Agent and the Jurisdictional Requirements shall be satisfied) and (ii) any Subsidiary (other than any European Borrower) may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the business of the Borrower (provided that a Loan Party may dissolve or liquidate only into another Loan Party);

(c)    the Borrower or any Restricted Subsidiary may merge with any other Person in order to (i) effect an Investment permitted pursuant to Section 7.02 (provided that (A) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.12 and (B) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02) or (ii) to effect the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 6.12; provided that if the Borrower is a party to any transaction effected pursuant to this Section 7.04(c), (1) no Event of Default exists or would result therefrom, (2) the Borrower shall be the continuing and surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent and (3) the Jurisdictional Requirements shall be satisfied;

(d)    so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected; provided that if the Borrower or any European Borrower, as applicable, is a party to any transaction effected pursuant to this Section 7.04(d), (i) the Borrower or any European Borrower, as applicable, shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent and (ii) the Jurisdictional Requirements shall be satisfied; and

(e)    so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, in each case, by and among Restricted Subsidiaries, the purpose of which is to effect the Permitted Tax Restructuring.

Notwithstanding the foregoing, (a) any Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its assets to the Borrower, (b) any Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its assets to any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction and (c) any Guarantor may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of such Guarantor, reincorporating such Guarantor in another jurisdiction, or changing the legal form of such Guarantor.

SECTION 7.05     Dispositions.

Make any Disposition except:

(a)    Dispositions that are expressly excluded from the definition of “Asset Disposition”; and

(b)    (i) Asset Dispositions where the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Borrower, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap), (ii) in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and (iii) the proceeds of such Asset Disposition are applied in accordance with Section 2.05(b)(ii).

For the purposes of Section 7.05(b)(ii), the following will be deemed to be cash:

(1)    the assumption by the transferee of Indebtedness or other liabilities, contingent or otherwise, of the Borrower or a Restricted Subsidiary (other than Subordinated Indebtedness of the Borrower or a Loan Party) and the release of the Borrower or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition, or the cancellation or termination of any such Indebtedness or liability in connection therewith;

(2)    securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)    consideration consisting of Indebtedness of the Borrower (other than Subordinated Indebtedness) received after the ~~Closing~~Second Amendment Effective Date from Persons who are not the Borrower or any Restricted Subsidiary; and

(5)    any Designated Non-Cash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received after the Second Amendment Effective Date pursuant to this Section 7.05 that is at that time outstanding, not to exceed the greater of $20,000,000 and 2.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

SECTION 7.06    Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except:

(a)     (x) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement; or (y) the redemption, repurchase or retirement of Indebtedness if, at the date of any redemption notice, such ~~payment~~redemption, repurchase or retirement would have complied with the provisions hereof as if it were and is deemed at such time to be a Restricted Payment at the time of such notice;

(b)    (i) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock (“Treasury Capital Stock”) or Junior Financing made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Capital Stock or Designated Preferred Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Capital Stock or Designated Preferred Stock or through an Excluded Contribution or through any Cure Amounts) of the Borrower; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (c) of the Available Amount and (ii) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 7.06(m), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Capital Stock of a Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(c)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Junior Financing made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 7.03;

(d)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Capital Stock of the Borrower or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Preferred Capital Stock of the Borrower or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 7.03;

(e)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Junior Financing or Disqualified Capital Stock or Preferred Capital Stock of a Restricted Subsidiary:

(i)    to make AHYDO payments, to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Capital Stock or Preferred Capital Stock; or

(ii)    consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(f)    a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Capital Stock) of the Borrower or of any Parent Entity held by any future, present or former employee, director or consultant of the Borrower, any of its Subsidiaries or of any Parent Entity (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause (f) do not exceed $20,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $40,000,000 in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i)    the cash proceeds from the sale of Capital Stock (other than Disqualified Capital Stock or Designated Preferred Stock) of the Borrower and, to the extent contributed to the capital of the Borrower (other than through the issuance of Disqualified Capital Stock or Designated Preferred Stock or an Excluded Contribution or any Cure Amounts), Capital Stock of any Parent Entity, in each case to members of management, directors or consultants of the Borrower, any of its Subsidiaries or any Parent Entity that occurred after the ~~Closing~~Second Amendment Effective Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the Available Amount; plus

(ii)    the cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the ~~Closing~~Second Amendment Effective Date; less

(iii)    the amount of any Restricted Payments made in previous calendar years pursuant to clauses (i) and (ii) of this clause (f);

and provided further that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former members of management, directors, employees or consultants of the Borrower or any Restricted ~~Subsidiaries~~Subsidiary or any Parent Entity in connection with a repurchase of Capital Stock of the Borrower or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;

(g)    the declaration and payment of dividends on Disqualified Capital Stock or Preferred Capital Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 7.03;

(h)    purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(i)    dividends, loans, advances or distributions to any Parent Entity or other payments by the Borrower or any Restricted Subsidiary in amounts equal to the aggregate of (without duplication):

(i)    the amounts required for any Parent Entity to pay any Parent Entity Expenses or any Related Taxes; and

(ii)    amounts constituting or to be used for purposes of making payments to the extent specified in Sections 7.08(b), (c) and (e).

(j)    ~~the declaration and payment by the Borrower of dividends on the common stock or common equity interests of the Borrower or any Parent Entity (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock or common equity interests to the extent required by the terms of any such exchangeable securities)~~other Restricted Payments, if after giving pro forma effect to the payment of any such Restricted Payment, the Total Leverage Ratio is less than or equal to ~~1.75 to 1.00~~2.00 to 1.00; provided, that any Restricted Payments made in reliance on this clause (j) shall reduce the Available Amount in an amount equal to the amount of such Restricted Payment, but the Available Amount shall not be reduced below zero as a result thereof;

(k)    payments by the Borrower, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Borrower or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock~~,~~; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock not prohibited by this covenant (as determined in good faith by the Board of Directors);

(l)    Restricted Payments that are made with Excluded Contributions;

(m)    (i) the declaration and payment of dividends on Designated Preferred Stock of the Borrower issued after the ~~Closing~~Second Amendment Effective Date as permitted by Section 7.03; (ii) the declaration and payment of dividends to a Parent Entity in an amount sufficient to allow the Parent Entity to pay dividends to holders of its Designated Preferred Stock issued after the ~~Closing~~Second Amendment Effective Date; and (iii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Capital Stock; provided, however, that, in the case of clause (ii), the amount of all dividends declared or paid pursuant to such clause shall not exceed the cash proceeds received by the Borrower or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Capital Stock or an Excluded Contribution or any Cure Amounts) of the Borrower, from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clauses (i) and (iii), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or declaration of such dividends on such Refunding Capital Stock, after giving effect to such payment on a pro forma basis the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness pursuant Section 7.03(v);

(n)    dividends or other distributions of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or Cash Equivalents);

(o)    distributions or payments of Receivables Fees;

(p)    any Restricted Payment made pursuant to any Transaction Agreement or otherwise in connection with the Spin-Off and in connection with the other Transactions and any costs and expenses (including all legal, accounting and other professional fees and expenses) related thereto or used to fund amounts owed to Affiliates in connection with the Transactions (including dividends to any Parent Entity of the Borrower to permit payment by such Parent Entity of such amounts);

(q)    so long as no Event of Default has occurred and is continuing (or would result therefrom), (i) Restricted Payments (together with Investments pursuant to Section 7.02(dd)(i)) in an aggregate amount outstanding at the time made not to exceed the greater of $~~50,000,000~~100,000,000 and ~~20~~40% of LTM EBITDA at such time and (ii) Restricted Payments in an amount equal to the Available Amount as in effect immediately prior to the time of the making of such Restricted Payment; ~~and~~

(r)    mandatory redemptions of Disqualified Capital Stock issued as a Restricted Payment or as consideration for an Investment permitted under Section ~~7.02.~~ 7.02; and

(s)    so long as no Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments made to pay, or to allow the Borrower or any Parent Entity to pay, dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount per annum no greater than 6.0% of the Market Capitalization.

For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a) through (~~r~~s) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such Restricted Payment (or any portion thereof) to the extent such Restricted Payment would be permitted to be incurred under such clause at the time of such classification or reclassified, and the Borrower will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses; provided that the Borrower shall not be permitted to reclassify any Restricted Payment as being permitted under clause (j) above.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Borrower acting in good faith.

SECTION 7.07    Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the ~~date hereof~~Second Amendment Effective Date or any business reasonably related, supportive, complementary, corollary or ancillary thereto or reasonable extension thereof.

SECTION 7.08    Transactions with Affiliates.

Enter into or conduct any Affiliate Transaction other than:

(a)    any Restricted Payment permitted to be made pursuant to Section 7.06 or any Investment permitted to be made pursuant to Section 7.02 (other than Section 7.02(n));

(b)    any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Entity, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Borrower, in each case in the ordinary course of business or consistent with past practice;

(c)    any Management Advances (or cancellation thereof) and any waiver or transaction with respect thereto;

(d)    (i) any transaction between or among the Borrower and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries and (ii) any merger or consolidation with any Parent Entity, provided that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Borrower or another Parent Entity with no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Borrower or another Parent Entity and such merger or consolidation is otherwise consummated in compliance with Section 7.04;

(e)    the payment of compensation, fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Borrower, any Parent Entity or any Restricted Subsidiary (whether directly or indirectly and including through any Controlled Investment Affiliate of such directors, officers or employees);

(f)    the entry into and performance of obligations of the Borrower or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the ~~Closing Date (or, if entered into in connection with the Spin-Off and not in effect on the Closing Date, as in effect on the Spin-Off~~Second Amendment Effective Date~~)~~, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 7.08 and Section 7.11 or to the extent not more disadvantageous to the Lenders in any material respect;

(g)    any customary transaction with a Receivables Subsidiary including a Securitization Repurchase Obligation and sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(h)    transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Borrower or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Borrower or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(i)    transactions with any Person that is an Affiliate of the Borrower (other than an Unrestricted Subsidiary) solely because the Borrower owns, directly or through a Restricted Subsidiary, an equity interest in, or controls, such Person;

(j)    issuances or sales of Capital Stock (other than Disqualified Capital Stock or Designated Preferred Stock) of the Borrower or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Borrower or any Restricted Subsidiary;

(k)    any transactions (i) pursuant to the Transactions, the Transaction Agreements and any actions pursuant thereto or contemplated thereby, including the payment of all costs and expenses (including all legal, accounting and other professional fees and expenses) related to the Transactions, (ii) described on Schedule 7.08 to the Second Amendment or (iii) in the case of each of clauses (i) and (ii), any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Borrower and its Restricted Subsidiaries than the original agreement or arrangement as in existence on the ~~Closing Date (or if such agreement or contract is not in effect on the Closing Date or in the case of the Transaction Agreements, their respective dates)~~Second Amendment Effective Date;

(l)    transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the definition of “Affiliate Transactions”;

(m)    the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the ~~Closing~~Second Amendment Effective Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the ~~Closing~~Second Amendment Effective Date will only be permitted under this clause (m) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect;

(n)    subject to the restrictions in this Agreement with respect to purchases of the Loans, any purchase by the Borrower’s Affiliates of Indebtedness or Disqualified Capital Stock of the Borrower or any of their Restricted Subsidiaries the majority of which Indebtedness or Disqualified Capital Stock is purchased by Persons who are not the Borrower’s Affiliates; provided that such purchases by the Borrower’s Affiliates are on the same terms as such purchases by such Persons who are not the Borrower’s Affiliates;

(o)    (i) investments by Affiliates in securities of the Borrower or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Borrower or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities of the Borrower or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(p)    payments by any Parent Entity, the Borrower and the Restricted Subsidiaries pursuant to ~~any~~(i) the Tax Sharing Agreement or (ii) any other tax sharing ~~agreements~~agreement or other equity ~~agreements~~agreement in respect of Related Taxes among any such Parent Entity, the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries;

(q)    payments, Indebtedness and Disqualified Capital Stock (and cancellation of any thereof) of the Borrower and its Restricted Subsidiaries and Preferred Capital Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Board of Directors of the Borrower in good faith;

(r)    employment and severance arrangements between the Borrower or its Restricted Subsidiaries and their respective ~~offers~~officers and employees in the ordinary course of business or entered into in connection with the Transactions;

(s)    any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or equity interests in any Restricted Subsidiary permitted under Section 7.05 or entered into with any Business Successor, in each case, that the Borrower determines in good faith is either fair to the Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions; ~~and~~

(t)    any Permitted Tax Restructuring~~.~~; and

(u)    transactions permitted by, and complying with, the provisions of Section 7.04.

SECTION 7.09    Burdensome Agreements.

Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) (x) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary in cash or otherwise on its Capital Stock or (y)  pay any Indebtedness or other obligations owed to the Borrower or any Restricted Subsidiary, (ii) make any loans or advances to the Borrower or any Restricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary, or (iii) sell, lease or transfer any of its property or assets to the Borrower or any Restricted Subsidiary; provided that (x) the priority of any Preferred Capital Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction, in each case other than:

(a)    any encumbrance or restriction pursuant to (i) ~~the~~any Senior Notes Indenture or the Senior Notes or (ii) any other agreement or instrument, in ~~each~~the case of this clause (ii), in effect at or entered into on the ~~Closing~~Second Amendment Effective Date;

(b)    any encumbrance or restriction pursuant to any Loan Document (including any Replacement Loans and Replacement Notes) or any Incremental Equivalent Term Indebtedness;

(c)    any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(d)    any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Borrower or was merged, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person succeeds the Borrower and assumes the obligations of the Borrower in accordance with the terms hereof, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Borrower or any Restricted Subsidiary when such Person becomes the successor of the Borrower;

(e)    any encumbrance or restriction (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license (including, without limitation, licenses of intellectual property) or other contract or agreement; (ii) contained in mortgages, pledges, charges or other security agreements permitted hereunder or securing Indebtedness of the Borrower or a Restricted Subsidiary permitted hereunder to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or (iii) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary;

(f)    any encumbrance or restriction pursuant to Purchase Money Obligations and Capital Lease Obligations permitted hereunder, in each case, that impose encumbrances or restrictions on the property so acquired;

(g)    any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Borrower or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(h)     any encumbrance or restriction pursuant to customary provisions in leases, licenses, shareholder agreements, joint venture agreements and other similar agreements, organizational documents and instruments;

(i)    ~~encumbrances~~any encumbrance or ~~restrictions~~restriction arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

(j)    any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practice;

(k)    any encumbrance or restriction pursuant to Hedging Obligations;

(l)     any encumbrance or restriction pursuant to other Indebtedness, Disqualified Capital Stock or Preferred Capital Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the ~~Closing~~Second Amendment Effective Date pursuant to the provisions of Section 7.03 that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(m)    ~~restrictions~~any encumbrance or restriction created in connection with any Receivables Facility that, in the good faith determination of the Borrower, are necessary or advisable to effect such Receivables Facility;

(n)    any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the ~~Closing~~Second Amendment Effective Date pursuant to Section 7.03 if ~~the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than (i) the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith as in effect on the Closing Date or (ii) in comparable financings (as determined in good faith by the Borrower) and where, in the case of clause (ii),~~ the Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments on the Loans;

(o)    any encumbrance or restriction existing by reason of (i) any lien permitted under Section 7.01 or (ii) any Investment permitted under Section 7.02 ; or

(p)    any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (a) to (o) of this Section 7.09 or this clause (p) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (a) to (o) of this Section 7.09 or this clause (p); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Lenders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Borrower).

SECTION 7.10    Reserved.

SECTION 7.11    Amendments of Certain Documents.

Amend or otherwise modify (a) any of its Organizational Documents in a manner material and adverse to the Administrative Agent or the Lenders or (b) any subordination terms of any Junior Financing Documentation in any manner material and adverse to the interests of the Administrative Agent or the Lenders (as reasonably determined in good faith by the Borrower) (unless otherwise permitted by an applicable intercreditor agreement or subordination agreement), in each case without the consent of the Administrative Agent.

SECTION 7.12    Fiscal Year.

The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and to the covenants contained herein that are deemed reasonably necessary by the Administrative Agent, and not objected to by the Required Lenders, to reflect such change in fiscal year.

SECTION 7.13    Reserved.

SECTION 7.14    Financial Covenants.

Except with the written consent of the Required Revolving Lenders, the Borrower shall not permit (x) the Total Leverage Ratio to be greater than 4.50:1.00 and (y) the Interest Coverage Ratio to be less than 2.00:~~1.00,~~1.00 (each, a “Financial Covenant”), in each case, as of the last day of any Test Period, commencing with the Test Period ending on the last day of the first full fiscal quarter of the Borrower following the Closing Date. Notwithstanding the foregoing, at the election of the Borrower (which election may be made no more than twice during the term of this Agreement), exercised by written notice delivered by the Borrower to the Administrative Agent at any time prior to the date that is 30 days following the consummation of a Permitted Acquisition, the Total Leverage Ratio set forth in clause (x) above shall be increased to 5.00:1.00 (including, but not limited to, for determining any ratios, baskets, representations and warranties or other covenants herein); provided that such increase in the Total Leverage Ratio (i) shall not go into effect until the consummation of such Permitted Acquisition and (ii) shall only apply for a period of eighteen months from and after the consummation of such Permitted Acquisition.

ARTICLE 8.

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01    Events of Default.

Any of the following events, acts, occurrences or states of facts shall constitute an “Event of Default” for purposes of this Agreement:

(a)    Failure to Make Payments When Due. There shall occur a default in the payment of (i) principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit when due; (ii) interest on any of the Loans or any fee pursuant to Section 2.09 when due and such default in payment shall continue for five (5) Business Days; or (iii) any other amount owing hereunder or under any other Loan Document when due and such default in payment shall continue for ten (10) days; or

(b)    Representations and Warranties. Any representation or warranty made by or on the part of the Borrower, any other Loan Party or any European Borrower, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect in any material respect when made or deemed made; or

(c)    Covenants. The Borrower, any European Borrower or any Loan Party shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article ~~VII~~7 (in the case of any Financial Covenant, subject to the cure rights contained in Section 8.02(c) and the proviso at the end of this clause (c)) hereof or Sections 6.03(a), 6.05 (as to the Borrower and any European Borrower) 6.11 or 6.15 (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent; provided that any Event of Default as a result of the Borrower’s failure to comply with Section 7.14 shall not constitute an Event of Default with respect to any of the Term Facilities until the date on which the Required Revolving Lenders have declared all Revolving Loans and related Obligations to be immediately due and payable in accordance with the provisions of Section 8.02 as a result of the Borrower’s failure to perform or observe any term, covenant or agreement contained in Section 7.14 and such declaration has not been rescinded; provided, further, that each Financial Covenant is subject to cure pursuant to Section  8.02(c); or

(d)    Default Under Other Loan Documents. Any Loan Party or any European Borrower shall default in the performance or compliance with any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this Section 8.01) and such default shall continue unremedied for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent; or

(e)    Insolvency Proceedings, Etc. (i) Any Loan Party, any European Borrower or any of the Material Subsidiaries institutes or consents to, or fails to contest in good faith, the institution of any involuntary proceeding under any Debtor Relief Law against any Loan Party, any European Borrower or any of the Material Subsidiaries, or makes a general assignment for the benefit of creditors applies for or consents to, or fails to contest in good faith, the entry of an order for relief or the appointment of any receiver, trustee, bankruptcy trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer for it or for all or a substantial part of its property; or (ii) any order for relief is entered in any proceeding under any Debtor Relief Law or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise) against any Loan Party, any European Borrower or any of the Material Subsidiaries or any receiver, trustee, bankruptcy trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed for it or for all or a substantial part of its property or business and such appointment shall remain undischarged or unstayed for a period of sixty (60) days or in the case of any proceeding commenced or application made under the laws of any jurisdiction other than the United States with respect to the UK Borrower which is being contested in good faith or is frivolous or vexatious, such proceeding or application is not discharged, stayed or dismissed within twenty (20) days; or (iii) any involuntary proceeding under any Debtor Relief Law shall be instituted against any Loan Party, any European Borrower or any of the Material Subsidiaries without the application or consent of such Person and either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or in the case of any proceeding commenced under the laws of any jurisdiction other than the United States with respect to the UK Borrower which is being contested in good faith or is frivolous or vexatious, such proceeding or application is not discharged, stayed or dismissed within twenty (20) days; or (iv) any Loan Party, any European Borrower or any of the Material Subsidiaries shall take any corporate or other organizational action to authorize any of the actions set forth above in this subsection (e); or

(f)    Inability to Pay Debts. Any Loan Party, any European Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

(g)    Default Under Other Agreements. (i) The Borrower, any European Borrower or any of the Material Subsidiaries shall fail to make any payment beyond the applicable grace period with respect thereto, if any, whether at stated maturity or otherwise, of any amount pursuant to any Material Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents), or (ii) a default shall occur in the performance or observance of any agreement under any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required), such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to the stated maturity thereof; provided that this clause (g)(ii) shall not apply to (x) ~~secured~~Secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (y) such Indebtedness that is required to be prepaid upon a “Change of Control” (or equivalent term) so long as on or prior to the date the events constituting such “Change of Control” (or equivalent term) occur, either (I) the terms of such Indebtedness have been amended to eliminate the requirement to make such offer, (II) such Indebtedness has been defeased or discharged so that such requirement shall no longer apply (and, in the event such “Change of Control” (or equivalent term) is subject to a requirement that a specific credit ratings event or similar condition subsequent occur, no Event of Default shall exist until such time as the specific credit ratings event or similar condition subsequent has also occurred resulting in the obligor under such Indebtedness becoming unconditionally obligated to make such offer) or (III) solely in the case of Indebtedness of any Person acquired by the Borrower or any of its Subsidiaries where such “Change of Control” (or equivalent term) under such Indebtedness resulted from the Borrower or one of its Subsidiary’s acquisition of such Person, (x) the sum of Available Liquidity plus any available debt financing commitments from any Revolving Lender or any Affiliate of a Revolving Lender or any other financial institution of nationally recognized standing available to the Borrower or its Subsidiaries for purposes of refinancing such Indebtedness is at least equal to the aggregate amount that would be required to repay such Indebtedness pursuant to any required “Change of Control offer” (or equivalent term) pursuant to the terms of such Indebtedness at all times prior to the expiration of the rights of the holders of such Indebtedness to require the repurchase or repayment of such Indebtedness as a result of such acquisition and (y) the Borrower or the applicable Subsidiary complies with the provisions of such Indebtedness that are applicable as a result of such acquisition (including by consummating any required “Change of Control offer” (or equivalent term) for such Indebtedness; provided, further, that this clause (g) shall not apply if such failure is remedied or waived by the holders of such Indebtedness prior to any termination of the Revolving Commitments or acceleration of the Loans pursuant to Section 8.02; or

(h)    Judgments. One or more judgments or decrees shall be entered against any Loan Party, any European Borrower or any Material Subsidiary for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by independent third-party insurance company or an indemnitor as to which coverage or indemnification, as the case may be, has not been disclaimed) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    Collateral Documents. At any time after the execution and delivery thereof, any of the Collateral Documents shall cease to be in full force and (other than as permitted pursuant to the provisions thereof or hereof) cease to create a valid and perfected lien on and security interest in, any material portion of the Collateral having the lien priority required by this Agreement and the Collateral Documents, except (i) to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent (through no fault of the Loan Parties) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or (ii) as a result of the sale, release or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents; or

(j)    ERISA. An ERISA Event shall occur that would reasonably be expected to have a Material Adverse Effect and the same shall remain undischarged for a period of thirty (30) consecutive days during which period any action shall not be legally taken to attach or levy upon any material assets of any Loan Party to enforce any such liability; or

(k)    Guaranties. Any material Guarantee under the Guarantee Agreement shall (other than in accordance with its terms) cease to be in full force and effect in accordance with its terms (other than as permitted pursuant to the terms hereof and thereof), or any material Guarantor shall deny or disaffirm in writing such Guarantor’s obligations under the Guarantee Agreement (other than a discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l)    Change of Control. A Change of Control shall occur; or

(m)    UK Pensions. (i) The Pensions Regulator shall issue a Contribution Notice or Financial Support Direction to any Loan Party, any Restricted Subsidiary or Affiliate of the Borrower or any ERISA Affiliate or (ii) any Person takes any action which would trigger an employer debt payable to the UK DB Plan under section 75 or section 75A of the UK Pensions Act 1995, in each case except as would not have a Material Adverse Effect.

SECTION 8.02    Remedies Upon Event of Default.

(a)    ~~(a)~~ If any Event of Default occurs and is continuing (other than an Event of Default under Section 8.01(c)(ii) as a result of the Borrower’s failure to comply with Section 7.14 but subject at all times to Section 8.02(c), unless the conditions of the proviso contained therein have been satisfied), the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i)    declare the Commitments to be terminated, whereupon such Commitments shall be terminated;

(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be, whereupon all such sums shall become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the European Borrowers;

(iii)    require that the Borrower Cash Collateralize the L/C Obligations issued and then outstanding (in an amount equal to the then stated amount thereof); and

(iv)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Section 8.01(e) or (f) with respect to the Borrower or any European Borrower, the obligation of each Lender to make Loans and any L/C Obligations (and the Commitments) shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without notice of any kind, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)    ~~(b)~~ If any Event of Default under Section 8.01(c)(ii) as a result of the Borrower’s failure to comply with Section 7.14 occurs and is continuing, the Administrative Agent may and, at the request of the Required Revolving Lenders, shall take any or all of the following actions:

(i)     ~~(i)~~ declare the commitment of each Lender to make Revolving Loans and any L/C Obligations to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)     ~~(ii)~~ declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the Revolving Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)     ~~(iii)~~ require that the Borrower Cash Collateralize the outstanding L/C Obligations; and

(iv)     ~~(iv)~~ exercise on behalf of itself and the Revolving Lenders all rights and remedies available to it and the Revolving Lenders under the Loan Documents or applicable Laws, in each case under or in respect of the Revolving Facility.

(c)     Right to Cure.

(i)     Notwithstanding anything to the contrary contained in Section 8.01 or this Section 8.02, in the event that the Borrower fails (or, but for the operation of this Section 8.02(c), would fail) to comply with the requirements of any Financial Covenant pursuant to the terms thereof, then, from the end of the most recently ended fiscal quarter of the Borrower until the expiration of the tenth Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Section 6.01 (the last day of such period being the “Anticipated Cure Deadline”), the Borrower shall have the right to receive any cash equity contribution made to the Borrower (which shall be in the form of common equity or other equity on terms and conditions reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrower of such Cure Right, such Financial Covenant shall be recalculated giving effect to a pro forma adjustment by which Consolidated EBITDA for such fiscal quarter (and for any subsequent period that includes such fiscal quarter) of the Borrower shall be increased, solely for the purpose of measuring such Financial Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of the Available Amount) or determining the Applicable Rate), by an amount equal to the Cure Amount; provided, that (A) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which a Cure Right is not exercised, (B) the Cure Amount shall be no greater than the amount required for purposes of complying with such Financial Covenant, (C) a Cure Right shall not be exercised more than five times during the term of the Revolving Facility, and (D) to the extent that the Cure Amount (x) is used to repay Indebtedness, there shall be no pro forma or other reduction in Indebtedness or Consolidated Cash Interest Expense, as applicable, with the Cure Amount for determining compliance with such Financial

Covenant for the fiscal quarter for which the Cure Right is exercised; provided, that the Cure Amount shall reduce Indebtedness or Consolidated Cash Interest Expense, as applicable, in future quarters to the extent used to reduce Indebtedness, or (y) is not used to repay Indebtedness, there shall be no reduction in Indebtedness or Consolidated Cash Interest Expense, as applicable, by cash netting for determining compliance with such Financial Covenant for the fiscal quarter for which the Cure Right is exercised; provided, that the Cure Amount shall reduce Indebtedness in future quarters by cash netting to the extent applicable.

(ii)     If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the relevant Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of such Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Financial Covenant that had occurred shall, in each case, be deemed cured for the purposes of this Agreement.

(iii)    Upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them, to terminate the Revolving Commitments held by them, or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of any Financial Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline.

(iv)     The Revolving Lenders shall be under no obligation to make any Revolving Loans or issue any Letters of Credit (other than automatic extension(s) of Auto-Renewal Letter(s) of Credit without increasing the face amount thereof) following a breach of any Financial Covenant until the Cure Amount has actually been received by the Borrower.

SECTION 8.03    Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent in accordance with Section 6.02 of the Security Agreement.

SECTION 8.04    Rights not Exclusive.

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE 9.

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01    Appointment of Agents.

Deutsche Bank is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Deutsche Bank to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and the other Loan Documents. ~~Goldman Sachs~~Bank of America, N.A. is hereby appointed as the Syndication Agent hereunder, and each Lender hereby authorizes ~~Goldman Sachs~~Bank of America, N.A. to act as the Syndication Agent in accordance with the terms hereof and the Loan Documents. ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.~~Citibank, N.A., Goldman Sachs, KeyBank National Association, and PNC Capital Markets LLC are hereby appointed Documentation Agents hereunder, and each Lender hereby authorizes ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.~~Citibank, N.A., Goldman Sachs, KeyBank National Association, and PNC Capital Markets LLC to act as Documentation Agents in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article 9 are solely for the benefit of the Agents and Lenders and no Loan Party or European Borrower shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. Each of the Syndication Agent and Documentation Agents, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the ~~Closing~~Second Amendment Effective Date, neither ~~Goldman Sachs~~Bank of America, N.A. in its capacity as the Syndication Agent, nor ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated or Citigroup Global Markets Inc.~~Citibank, N.A., Goldman Sachs, KeyBank National Association, or PNC Capital Markets LLC in their respective capacities as the Documentation Agents, shall have any obligations but shall be entitled to all benefits of this Article 9. Each of the Syndication Agent and Documentation Agents may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower.

SECTION 9.02    Powers and Duties.

Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

SECTION 9.03    General Immunity.

(a)    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or any European Borrower to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party, any European Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the L/C Obligations or the component amounts thereof.

(b)    Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.01) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.01).

(c)    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 and Section 10.05 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.03 and of Section 9.06 and Section 10.05 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties, the European Borrowers and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

SECTION 9.04    Agents Entitled to Act as Lender.

The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any European Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders.

SECTION 9.05    Lenders’ Representations, Warranties and Acknowledgment.

(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b)    Each Lender, by delivering its signature page to ~~this Agreement~~the Second Amendment or an Assignment and Assumption or a Joinder Agreement and ~~funding~~providing its ~~Term Loans and/or~~ Revolving ~~Loans~~Commitments on the ~~Closing~~Second Amendment Effective Date or by the funding of any Additional Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable on the ~~Closing~~Second Amendment Effective Date or as of the date of funding of such Additional Loans.

(c)    Each Lender acknowledges that the Borrower may purchase Term Loans hereunder from the Lenders from time to time, subject to the restrictions set forth in the definition of “Eligible Assignee” and in Section 10.07.

SECTION 9.06    Right to Indemnity.

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Loan Party or any European Borrower for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s bad faith, gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

SECTION 9.07    Successor Administrative Agent and Collateral Agent.

(a)    The Administrative Agent shall have the right to resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by the Required Lenders. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders. Upon any such notice of resignation or any such removal, the Required Lenders shall have the right, with the Borrower’s consent (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent; provided that Borrower consent shall not be required if an Event of Default pursuant to Section 8.01(a), (e) or (f) has occurred and is continuing. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent (consented to by the Borrower, if applicable), the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Administrative Agent in its role as Collateral Agent on behalf of the Lenders or L/C Issuers under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Collateral Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of Deutsche Bank or its successor as Administrative Agent pursuant to this Section 9.07 shall also constitute the resignation or removal of Deutsche Bank or its successor as Collateral Agent. After any retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section 9.07 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

(b)    In addition to the foregoing, Collateral Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Collateral Agent signed by the Required Lenders. Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders. Upon any such notice of resignation or any such removal, the Required Lenders shall have the right, with the Borrower’s consent (not to be unreasonably withheld or delayed), to appoint a successor Collateral Agent; provided that Borrower consent shall not be required if an Event of Default pursuant to Section 8.01(a), (e) or (f) has occurred and is continuing. Until a successor Collateral Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Collateral Agent on behalf of the Lenders or L/C Issuers under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

SECTION 9.08    Collateral Documents and Guaranty~~(a)~~ Agents under Collateral Documents and Guaranty.

(a)    Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee Agreement, the Collateral and the Collateral Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Hedging Obligations. Subject to Section 10.01, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable may, and each Lender, on behalf of themselves and their respective Affiliates as Secured Bank Product Providers and Designated Credit Line Providers (and each other Designated Credit Line Provider, by its delivery to the Administrative Agent of notice of its provision of a Designated Credit Line and its acceptance of the benefit of the Collateral), irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Security Agreement and any customary intercreditor agreements as required herein for the benefit of the Lenders and the other Secured Parties, and to execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement or the designation of a Guarantor as an Unrestricted Subsidiary in accordance with Section 6.12, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.01) have otherwise consented, or if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under this Section 9.08, or (ii) release any Guarantor from the Guarantee Agreement pursuant to Section 12 of the Guarantee Agreement or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.01) have otherwise consented or if such Person otherwise ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents or (iii) to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document in lieu of any release permitted pursuant to this Section 9.08, and the Administrative Agent or Collateral Agent, as applicable, may subordinate any such Liens on the Collateral to another Lien permitted under Section 7.01 that the Administrative Agent or Collateral Agent, as applicable, determines in its commercially reasonable judgment was intended by operation of Law or otherwise to be subordinate to another Lien permitted under Section 7.01.

(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)    Release of Collateral and Guarantees, Termination of Loan Documents. Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (i) contingent indemnity obligations that are not due and payable and (ii) obligations and liabilities in respect of any Bank Products or Designated Credit Lines) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (except to the extent Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuer shall have been made), all obligations under the Loan Documents and all security interests created by the Loan Documents and the guarantees made herein shall automatically terminate and, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Secured Bank Product Provider or Designated Credit Line Provider) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan

Document, whether or not on the date of such release there may be outstanding Obligations in respect of Bank Products or Designated Credit Lines. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(d)    The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.09    Withholding Taxes.

To the extent required by ~~any Applicable Laws~~applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.09. The agreements in this Section 9.09 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 9.10    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party or any European Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or Obligation under a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Sections 2.03, 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(c)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05. out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or L/C Issuers may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11    Secured Bank Product Providers and Designated Credit Line Providers.

Each Secured Bank Product Provider, by its acceptance of the benefits of the Collateral, and each Designated Credit Line Provider, by its delivery to the Administrative Agent of notice of its provision of a Designated Credit Line and its acceptance of the benefits of the Collateral, as applicable, agrees to be bound by Section 6.02 of the Security Agreement and this Article 9. Each Secured Bank Product Provider and each Designated Credit Line Provider shall indemnify and hold harmless each Agent and each of its directors, officers, employees, or agents, to the extent not reimbursed by the Loan Parties or the European Borrowers, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or its directors, officers, employees, or agents in connection with such provider’s Secured Bank Product Obligations or Designated Credit Lines, as applicable; provided, however, that no Secured Bank Product Provider or Designated Credit Line Provider shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. No Swap Contract, other Bank Product agreement or Designated Credit Line will create (or be deemed to create) in favor of any Secured Bank Product Provider or Designated Credit Line Provider, as applicable, that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents. By accepting the benefits of the Collateral, each such Secured Bank Product Provider and Designated Credit Line Provider shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 9.11.

ARTICLE 10.

MISCELLANEOUS

SECTION 10.01    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower, any other Loan Party or any European Borrower therefrom, shall be effective unless (x) in the case of any amendment necessary or reasonably advisable to implement the terms of any Additional Term Loans, Additional Revolving Loans or Extension Offers, as applicable, in accordance with the terms hereof, in writing signed solely by the Borrower, the European Borrowers, the Administrative Agent and the relevant Additional Term Lenders, Additional Revolving Lenders or Lenders accepting such Extension Offer, as applicable, and (y) in the case of any other amendment, in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), the Administrative Agent and the Borrower, the European Borrowers or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)    change the stated currency in which any Lender is required to make Loans or the Borrower or any European Borrower is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(b)    extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01 or Section 4.02, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(c)    postpone any date scheduled for any payment of principal (including final maturity) or interest under Section 2.07 or Section 2.08 or fees under Section 2.09, without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver (or amendment to the terms of) of any mandatory prepayment of the Loans, any obligation of the Borrower or the European Borrowers to pay interest at the Default Rate, or any Default or Event of Default shall not constitute such a postponement of any date scheduled for the payment of principal, interest or fees and it further being understood that any change to the definition of “First Lien Leverage Ratio” or the component definitions thereof shall not constitute a postponement of such scheduled payment);

(d)    reduce or forgive the principal of, or the rate of interest specified herein on any Loan or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of “First Lien Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in any rate of interest); provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower or the European Borrowers to pay interest at the Default Rate;

(e)    change any provision of this Section 10.01 or the definition of “Required Lenders”, “Required Revolving Lenders”, or any other provision hereof specifying the number or percentage of Lenders (but only to the extent reducing such number or percentage) required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender (it being understood that, with the consent of the Required Lenders or Required Revolving Lenders, as applicable, (if such consent is otherwise required) or the Administrative Agent (if the consent of the Required Lenders or Required Revolving Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or Required Revolving Lenders, as applicable, on substantially the same basis as the Term Commitments or Revolving Commitments, as applicable);

(f)    change the definition of “Pro Rata Share”, Section 2.12(a), Section 2.13, or Section 8.03 hereto or Section 6.02 of the Security Agreement in any manner that would alter the pro rata sharing of payments or other amounts required thereby without the written consent of Lenders holding more than 50% of the outstanding Loans and Commitments of each Class directly and adversely affected thereby; provided that the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making such determination; provided further that modifications to Sections 2.12(a), 2.13 or 8.03, Section 6.02 of the Security Agreement or the definition of “Pro Rata Share” in connection with (x) any buy back of Term Loans by the Borrower pursuant to Section 10.07(j), (y) any amendment pursuant to Section 2.14 or (z) any amendment effectuating an Incremental Equivalent Term Indebtedness, in each case, shall only require approval (to the extent any such approval is otherwise required) of the Required Lenders; or

(g)    release all or substantially all of the Collateral or release any material Guarantor from its obligations under the Guarantee Agreement in any transaction or series of related transactions except as expressly provided in the Loan Documents (including a transaction permitted under Section 7.04 or Section 7.05), without the written consent of each Lender directly and adversely affected thereby;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by any L/C Issuer (in addition to the Lenders required above), directly and adversely affect the rights or duties of such L/C Issuer under this Agreement or any L/C Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, directly and adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document, (iii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification, (iv) only the consent of the Required Revolving Lenders shall be necessary to amend or waive the terms and provisions of Section 7.14, Section 8.01(c) (solely as it relates to Section 7.14), and related definitions, if any, solely as used in such Sections, but not as used in other Sections of this Agreement and no such amendment or waiver of any such terms or provisions (and such related definitions) shall be permitted without the consent of the Required Revolving Lenders, and (v) in connection with an amendment that addresses solely a re-pricing transaction in which any tranche of Term Loans is refinanced with a replacement tranche of term loans that bear (or is modified in such a manner such that the resulting term loans bear) a lower effective yield (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as Lenders in respect of the repriced tranche of Term Loans or modified Term Loans shall be required for such Permitted Repricing Amendment but any such non-continuing Lender shall be entitled to any applicable fee under Section 2.09(d) as if such non-continuing Lender was a Non-Consenting Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the European Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in Section 10.01 but without limitation of Section 2.15, in the event that the Borrower ~~request~~requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders or of all the Lenders directly and adversely affected thereby and such modification or amendment is agreed to by the Required Lenders, then with the consent of the Borrower, the European Borrowers and the Required Lenders, the Borrower, the European Borrowers and the Required Lenders shall be permitted to amend the Agreement without the consent of the Non-Consenting Lenders to provide for (a) the termination of the Commitment of each Non-Consenting Lender that are (x) Revolving Lenders, (y) Term Lenders or (z) both, at the election of the Borrower, the European Borrowers and the Required Lenders, (b) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Required Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment, (c) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Required Lender or Lenders, as the case may be, as may be necessary to repay in full with accrued interest, at par, the outstanding Loans of the Non-Consenting Lenders immediately before giving effect to such amendment and (d) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (a), (b) and (c).

In addition, notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary to integrate any Additional Term Commitment, Additional Revolving Commitment, Additional Revolving Facility Commitment, Extended Revolving Commitment, Additional Term Loans, Additional Revolving Loans, Extended Term Loans, Extended Revolving Loans and Credit Agreement Refinancing Indebtedness in a manner consistent with Sections 2.14, 2.15 and 2.16 as may be necessary to establish any of the foregoing as a separate Class or tranche from any existing Term Commitments, Revolving Commitments, Term Loans or Revolving Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Refinanced Term Loans, (c) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing (except by virtue of amortization or prepayment of the Refinanced Term Loans prior to the time of such incurrence) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable (taken as a whole) to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest Maturity Date of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower, without the need to obtain the consent of any Lender, if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Further, notwithstanding anything to the contrary contained in Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Further, the Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party or any European Borrower in any case shall entitle any Loan Party or any European Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.01 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party, and, if signed by any European Borrower, such European Borrower.

SECTION 10.02    Notices and Other Communications; Facsimile Copies.

(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be delivered by hand or overnight courier service, mailed by certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Borrower, any European Borrower, or any other Loan Party, or the Administrative Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties (provided that any notices to any European Borrower may be delivered to the Borrower as representative for the European Borrowers); and

(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article 2 shall not be effective until actually received by such Person; provided, further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.03(c) as designated by Administrative Agent from time to time. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to any Agent, the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, any Lender or any applicable L/C Issuer pursuant to Article 2 if such Person has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic transmission (e.g., portable document format (“pdf”)). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the European Borrowers, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Collateral Agent or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any European Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith, material breach or willful misconduct of the Administrative Agent, the Collateral Agent, their controlled Affiliates or any of their respective officers, directors, employees, agents, controlling persons or members; provided, however, that in no event shall any Person have any liability to any other Person hereunder for indirect, special, incidental, exemplary, consequential or punitive damages (as opposed to direct or actual damages); provided that nothing in this sentence shall limit any Loan Party’s indemnification obligations set forth herein.

(e)    Change of Address, Etc. The Borrower, any European Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Agent, each L/C Issuer and each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower or the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the

Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(f)    Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including electronic Committed Loan Notices) purportedly given by or on behalf of the Borrower or any European Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and any European Borrower shall indemnify the Agent Parties and each Lender from all actual losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or any European Borrower in accordance with Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03    No Waiver; Cumulative Remedies; Enforcement.

No failure by any Agent or any Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and shall be in addition to and independent of any rights, remedies, powers and privileges provided by Law or any of the other Loan Documents.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties, any European Borrower or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party or any European Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.04    Attorney Costs, Expenses and Taxes.

The Borrower agrees upon and following the Closing Date (a) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arrangers and their respective Affiliates for all reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), and the consummation and administration of the Transactions contemplated hereby and thereby (in the case of legal fees and expenses, limited to reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent, the Collateral Agent, the Arrangers and their respective Affiliates, and such other local counsel in each Material Real Property jurisdiction as reasonably necessary (and other counsel retained with the Borrower’s consent), unless the interests of the Administrative Agent and the Lenders are in actual or perceived conflict, in which case one (1) additional counsel may be appointed for the affected Persons (taken as a whole)), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arrangers and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Loan Documents or in connection with the Loans made (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or during any workout, restructuring or negotiations in respect of such Loans) (in the case of legal fees and expenses, limited to reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders, such other local counsel as is reasonably necessary, and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict notifies the Borrower of the existence of such conflict, of another firm of counsel for such affected Persons. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees, and other reasonable out-of-pocket expenses incurred by any Agent but, with respect to clause (a) shall not include the expenses and fees of any other consultants or advisors without the prior consent of the Borrower. All amounts due under this Section 10.04 shall be paid promptly (but in any event within 30 days) following receipt by the Borrower of a written invoice relating thereto setting forth such expenses in reasonable detail. The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all other Obligations. If any Loan Party or any European Borrower fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, upon 5 Business Days’ prior written notice such amount may be paid on behalf of such Loan Party or such European Borrower by the Administrative Agent, the Collateral Agent, any Arranger or any Lender, in its sole discretion. This Section 10.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 10.05    Indemnification by the Borrower.

(a)    In addition to the payment of expenses pursuant to Section 10.04, whether or not the Transactions shall be consummated, the Borrower and its Subsidiaries shall indemnify and hold harmless each Agent-Related Person, each Arranger, each L/C Issuer, each Lender and their respective Affiliates, and the respective directors, officers, employees, counsel, agents, members, controlling persons, attorneys-in-fact, trustees, advisors and other ~~representative~~representatives, permitted assign and successor of each of the foregoing (collectively, the “Indemnitees”) from and against any and all liabilities, any and all losses, damages, and claims and reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating or defending any of the foregoing (including Attorney Costs (which shall be limited to one (1) counsel to the Administrative Agent and the Lenders (plus one local counsel to the Administrative Agent and the Lenders in each appropriate jurisdiction), and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict, of another firm of counsel for such affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the Transactions, including the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the Transactions contemplated thereby or the consummation of the Transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Contaminants on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any inquiry or investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is instituted by a third party or by Borrower, Borrower’s equity holders, Affiliates, creditors or any other Loan Party or European Borrower) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims, fees or expenses (w) are incurred with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities, etc., arising from any non-Tax claim, (x) have been determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its controlled Affiliates, or their respective officers, directors, employees, agents, advisors or controlling persons or members, (y) arise from a material breach of any Loan Document (as determined by a court of competent jurisdiction in a final non-appealable judgment) by any such Indemnitee or its controlled Affiliates, or their respective officers, directors, employees, agents, advisors or controlling persons or members or (z) arise from any claim, litigation, investigation or proceeding (including any inquiry or investigation) that does not involve an act or omission by Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than in connection with the a Person acting in its capacity as an Arranger, L/C Issuer, Administrative Agent or any other Agent or co-agent (if any) designated by the Arrangers, in each case in their respective capacities as such, or an Agent solely in connection with its syndication activities as contemplated hereunder). By accepting the benefits of this Section 10.05, each Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to clauses (w), (x), (y) or (z) of the foregoing sentence. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through telecommunications, electronic or other information transmission systems (including IntraLinks) in connection with this Agreement except to the extent such damages have resulted from the willful misconduct, bad faith, gross negligence or material breach of such party or any of its affiliates or related parties, as determined in a final, non-appealable judgment of a court of competent jurisdiction. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the Transactions contemplated hereunder or under any of the other Loan Documents is consummated. The Borrower shall not be liable for any settlement in connection with any Indemnified Liabilities effected without the Borrower’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if there is a final judgment against such Indemnitee, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements by reason of such settlement or judgment in accordance with the other provisions of this Section 10.05. The Borrower shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.

(b)    All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (including documentation reasonably supporting such demand). The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(c)    To the fullest extent permitted by Applicable Law, none of the Borrower or any European Borrower, on the one hand, nor the Indemnitees, on the other, shall assert, and each such party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, the Borrower or any European Borrower, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that such waiver does not otherwise affect the indemnification and reimbursement obligations of the Borrower in Section 10.04 and this Section 10.05.

(d)    In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the Borrower from any liability that it may have to such Indemnitee hereunder, except to the extent that the Borrower is materially prejudiced by such failure. Notwithstanding the above, following such notification, the Borrower may elect in writing to assume the defense of such proceeding, and, upon such election, the Borrower will not be liable for any legal costs subsequently incurred by such Indemnitee (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) the Borrower has failed to provide counsel reasonably satisfactory to such Indemnitee in a timely manner, (ii) counsel provided by the Borrower reasonably determines its representation of such Indemnitee would present it with a conflict of interest or (iii) the Indemnitee reasonably determines that there are actual conflicts of interest between the Borrower and the Indemnitee, including situations in which there may be legal defenses available to the Indemnitee which are different from or in addition to those available to the Borrower.

SECTION 10.06    Marshalling; Payments Set Aside.

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower or any European Borrower is made to any Agent or any Lender, or any Agent or any Lender enforces any security interest or exercises any right of setoff, and such payment or the proceeds of such enforcement or setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.07    Successors and Assigns~~(a) . (a)~~ .

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns permitted hereby, except that neither the Borrower nor any European Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or Section 10.07(h), as the case may be, or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participation in L/C Obligations) at the time owing to it) upon the giving of notice to the Borrower and the Administrative Agent; provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent shall not be less than $2,500,000 in the case of any assignment in respect of the Revolving Facility, or $1,000,000 (or lesser amounts if agreed between the Borrower and the Administrative Agent), in the case of any assignment in respect of any Term Loans, provided, that contemporaneous assignments by or to two or more Approved Funds related to the same Lender (or Affiliates thereof) shall be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) except in the case of assignments ~~(x)~~ of ~~Term~~Revolving Loans or Revolving Commitments to a Lender~~,~~ or an Affiliate of a Lender ~~or an Approved Fund, (y) made to Deutsche Bank AG or (z) made by Deutsche Bank to the extent that such assignments are made in the primary syndication to Eligible Assignees to whom the Borrower has consented prior to the Closing Date~~, each of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, so long as no Event of Default in respect of Section 8.01(a), (e) or (f) has occurred and is continuing, the Borrower consents to such assignment (which consent shall not be unreasonably withheld or delayed, and provided that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after a Responsible Officer having received notice thereof); (iii) unless otherwise consented to by the Borrower, so long as the list thereof is available to all Lenders, no such assignment shall be to a Disqualified Institution that is a Disqualified Institution as at the date of the proposed assignment, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (iv) shall not (x) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (v) any assignment of a Revolving Commitment must be approved by the Administrative Agent and the L/C Issuer (each such consent not to be unreasonably withheld or delayed); (vi) the parties (other than the Borrower unless its consent to such assignment is required hereunder) to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (B) manually execute and deliver to the Administrative Agent an Assignment and Assumption; (vii) the parties to each assignment shall deliver to the Administrative Agent such forms, certificates or other evidence, if any, with respect to ~~United States~~U.S. federal income tax withholding matters as the assignee under such

Assignment and Assumption may be required to deliver pursuant to Section 3.01(d), together with a payment to the Administrative Agent of a processing and recordation fee in the amount of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and such processing and recordation fee shall not apply to any assignments by any Arranger or any of its Affiliates; provided further, that only a single fee shall apply to contemporaneous assignments by or to two or more Approved Funds related to the same Lender (or Affiliates thereof); and (viii) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto on the effective date specified in the Assignment and Assumption but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower or any European Borrower, as applicable, (at its expense) shall promptly execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error and the Borrower, any European Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender (with respect to (i) any entry relating to such Lender’s Loans, and (ii) the identity of the other ~~Lender’s~~Lenders (but not any information with respect to such other Lenders’ Loans) at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby agrees that, to the extent Administrative Agent acts in its capacity as non-fiduciary agent of the Borrower for purposes of maintaining the Register as set forth in this Section 10.07(c), Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.” Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, and the right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof such be effective until recorded therein. This Section 10.07(c) shall be construed so that the Loans, L/C Obligations and L/C Borrowings are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower, any European Borrower or the Administrative Agent, sell participations to any Eligible Assignee, excluding, to the extent the list thereof has been made available to all Lenders, Disqualified Institutions (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument shall provide that the voting rights of such Participant are limited to matters which, under Section 10.01, require a unanimous vote of all Lenders or the vote of all directly and adversely affected Lenders (to the extent the Participant is directly and adversely affected). Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(d) (it being understood that the documentation required under Section 3.01(d) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) and such Participant agrees to be bound by such Sections and Section 3.06. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other rights or obligations under the Loan Documents (each such register, a “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(e)    A Participant shall not be entitled to receive any greater payment under Section 3.01, Section 3.04 or Section 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and such Participant complies with Section 3.01 and Section 3.06 as if such Participant were a Lender. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01 and Section 3.06 as though it were a Lender.

(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower or any European Borrower under this Agreement (including its obligations under Section 3.01, Section 3.04 or Section 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)    Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may, without the consent of or notice to the Administrative Agent or the Borrower, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 10.07(b)).

(i)    Notwithstanding anything herein to the contrary, if at any time any Revolving Lender that is also acting as an L/C Issuer assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) of this Section, such Revolving Lender may upon 30 days’ written notice to the Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving

Lenders a successor L/C Issuer hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of such Revolving Lender as an L/C Issuer. If any such Revolving Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in unreimbursed L/C Borrowings pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such Revolving Lender to effectively assume the obligations of such Revolving Lender with respect to such Letters of Credit.

(j)    Notwithstanding the foregoing or anything to the contrary set forth herein, any Lender may, at any time, without any consent, assign all or a portion of its Term Loans to the Borrower (x) in accordance with Section 2.05(a)(iv) or (y) through open market purchases, in each case, on a non-pro rata basis, provided that:

(i)    no Event of Default has occurred or is continuing or would result therefrom;

(ii)    for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to the Borrower;

(iii)    no assignment of Term Loan to the Borrower may be purchased with proceeds of any Revolving Loan;

(iv)    each Lender participating in any assignment to the Borrower shall acknowledge and agree that in connection with such assignment, (1) the assignee then may have, and later may come into possession of Excluded Information; (2) such Lender has independently and, without reliance on the Borrower, any other Loan Party or any European Borrower, the Agents or any other Agent-Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information; (3) none of the Borrower, any other Loan Party or any European Borrower, the Agents or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, any other Loan Party and any European Borrower, the Agents and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; and (4) that the Excluded Information may not be available to the Agents or the other Lenders; and

(v)    immediately upon purchase by the Borrower pursuant to this Section 10.07(j), the Term Loans so purchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document and, in connection with any Term Loans purchased and cancelled pursuant to this Section 10.07(j), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

SECTION 10.08    Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and their respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential) on a “need to know” basis; (b) to the extent required or requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall notify the Borrower as soon as practicable of such requested disclosure to the extent permitted by Applicable Law); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 or other confidentiality obligations owed to the Borrower or any of its Affiliates (or as may otherwise be reasonably acceptable to the Borrower for the benefit of the Borrower), (i) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement other than a Disqualified Institution; (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (f) with the prior written consent of the Borrower; (g) to the extent such Information becomes generally available to the public other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or otherwise not in violation of any confidentiality obligation owed to the Borrower or any of its Affiliates; (h) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender (provided that the Agent or Lender that discloses any Information pursuant to this clause (h) shall notify the Borrower as soon as practicable following such requested disclosure to the extent permitted by Applicable Law); (i) on a confidential basis (x) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Agent or Lender) in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit

Extensions. For the purposes of this Section 10.08, “Information” means all information received from any European Borrower or any Loan Party relating to any European Borrower, any Loan Party or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by such European Borrower or such Loan Party and not in violation of any confidentiality obligation known by such Agent or Lender to be owed to the Borrower or any of its Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in any event a reasonable degree of care.

Each of the Agents and the Lenders acknowledge that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws.

SECTION 10.09    Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), each Lender and their Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any other Loan Party or any European Borrower, any such notice being waived by each of the Borrower (on its own behalf and on behalf of each Loan Party) and each European Borrower, and without notice to any other Person (other than Administrative Agent), to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by (other than payroll, trust, petty cash, employee benefit or tax accounts), and other Indebtedness (in whatever currency) at any time owing by, such Lender or any such Affiliate to or for the credit or the account of the respective Loan Parties or any European Borrower against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made any demand under this Agreement or any other Loan Document, and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and their respective Affiliates under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.

Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of the Borrower or any Subsidiary, it being understood that (a) the Capital Stock of any Foreign Subsidiary does not constitute such an asset and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s or any European Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.05(b).

SECTION 10.10    Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11    Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute a single contract. Delivery by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 10.12    Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document (other than any intercreditor agreement), the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13    Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification obligations to the extent not then due and payable, Letters of Credit that have been Cash Collateralized in a manner satisfactory to the applicable L/C Issuer or Secured Bank Product Obligations and Designated Credit Lines) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding except as set forth in Section 2.03(j).

SECTION 10.14    Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 10.15    Service of Process.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Such service may be made by mailing or delivering a copy of such process to such European Borrower or such Loan Party at the address set forth in Section 10.02. Nothing in this Section 10.15 shall affect the right of any Lender or the Administrative Agent to serve legal process in any other manner permitted by Applicable Law or affect the right of any Lender or the Administrative Agent to bring any suit, action or proceeding against each European Borrower, each Loan Party or its property in the courts of other jurisdictions.

SECTION 10.16    GOVERNING LAW~~(a) . (a)~~ .

(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEW YORK THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b)    EACH OF THE BORROWER, EACH OTHER LOAN PARTY AND EACH EUROPEAN BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ANY AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY OTHER LOAN PARTY OR ANY EUROPEAN BORROWER OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 10.17    WAIVER OF RIGHT TO TRIAL BY JURY.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE

ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 10.18    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower, each other Loan Party and each European Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party, each European Borrower and their respective Affiliates, on the one hand, and the Administrative Agent, Arrangers and the Lenders, on the other hand, (B) each of the Borrower, the other Loan Parties and the European Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower, each other Loan Party and each European Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party, any European Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arrangers nor any Lender has any obligation to the Borrower, any other Loan Party, any European Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties, the European Borrowers and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party, any European

Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower, each other Loan Party and each European Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.19    Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.20    Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrower, each European Borrower, the Lenders and the Administrative Agent, and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and when the conditions set forth in Section 4.01 shall have been satisfied or waived, and thereafter shall be binding upon and inure to the benefit of the Borrower, each European Borrower, each Agent and each Lender and their respective permitted successors and assigns, except that neither the Borrower nor any European Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.21    PATRIOT Act Notice.

Each Lender and L/C Issuer that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party and each European Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party and each European Borrower, which information includes the name and address of each Loan Party and each European Borrower and other information that will allow such Lender, L/C Issuer or the Administrative Agent, as applicable, to identify each Loan Party and each European Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent, any Lender or any L/C Issuer, provide all documentation and other information that the Administrative Agent, such Lender or such L/C Issuer requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

SECTION 10.22    Affiliate Activities.

The Borrower and its Subsidiaries each acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through Affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments, in each case in accordance with Applicable Law. Such investment and other activities may involve securities and instruments of the Borrower, each European Borrower and their respective Affiliates, as well as of other entities and Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the Borrower, each European Borrower and their respective Affiliates, or (iii) have other relationships with the Borrower, each European Borrower and their respective Affiliates. In addition, such Agents and Arrangers and their respective Affiliates may provide investment banking, underwriting and financial advisory services to such other entities and Persons. Such Agents and Arrangers and their respective Affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower, each European Borrower and their respective Affiliates or such other entities. The transactions contemplated by this Agreement and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

SECTION 10.23    Obligations Several; Independent Nature of Lenders’ Rights.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 10.24    Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 10.25    Parallel Debt.

~~(a)~~   (a) Each Loan Party irrevocably and unconditionally covenants in favor of the Collateral Agent to pay to the Collateral Agent amounts (the “Parallel Debt”) equal to any amounts owing from time to time by that Loan Party to any Secured Party under any Loan Document (the “Original Debt”) as and when the Original Debt falls due for payment.

(b)    Each Loan Party and the Collateral Agent acknowledge that:

(i)    the Parallel Debt of the Loan Parties shall be decreased to the extent that the Original Debt of the Loan Parties has been irrevocably paid or discharged;

(ii)    the Original Debt of the Loan Parties shall be decreased to the extent that the Parallel Debt of the Loan Parties has been irrevocably paid or discharged; and

(iii)    the amount of the Parallel Debt of each Loan Party shall at all times be equal to the amount of its Original Debt.

(c)    The obligations of each Loan Party under paragraph (a) above are several, separate and independent from, and shall not in any way affect, its Original Debt, nor shall the amounts for which each relevant Loan Party is liable under its Parallel Debt be limited or affected by its Original Debt, and the Collateral Agent may enforce any payment obligation under the Parallel Debt in its own name as an independent and separate right (and its claims in respect of the Parallel Debt shall not be held on trust).

(d)    No (contractual or legal) set-off shall be permitted between any liabilities owed by the Collateral Agent to the Loan Parties and the Parallel Debt owed by the relevant Loan Parties to the Collateral Agent.

(e)    Without limiting or affecting the Collateral Agent’s rights against the Loan Parties (whether under this Section 10.25 or under any other provision of the Loan Documents), each Loan Party acknowledges that:

(i)     nothing in this Section 10.25 shall impose any obligation on the Collateral Agent to advance any sum to the Loan Parties or otherwise under any Loan Document, except in its capacity as Lender (if applicable); and

(ii)    for the purpose of any vote taken under any Loan Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender (if applicable).

(f)    Notwithstanding any of the foregoing, any and all payments made by the Loan Parties under any of the Loan Documents shall be deemed to be made for, and be accounted against, the Original Debt, unless otherwise notified by the Administrative Agent, and the Collateral Agent shall have no right to claim payments under the Parallel Debt unless the Administrative Agent has instructed the Collateral Agent to do so following an Event of Default.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GCP APPLIED TECHNOLOGIES INC., as the Borrower

By:
Name:
Title:

GRACE CONSTRUCTION PRODUCTS LIMITED, as the UK Borrower

By:
Name:
Title:

GRACE N.V.,
as the Belgian Borrower

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as the Administrative Agent and a Lender

By:
Name:
Title:

[●], as a Lender

By:
Name:
Title:

SCHEDULE 2.01

COMMITMENTS

Revolving Commitments

Lender	Commitment	Treaty Passport Scheme Reference Number and Jurisdiction of Tax Residence (if applicable)
Deutsche Bank AG New York Branch	$65,000,000	7/D/70006/DTTP, Germany
Bank of America, N.A.	$65,000,000	13/B/7418/DTTP, United States
Goldman Sachs Bank USA	$48,666,666.67	13/G/351779/DTTP, United States
Citibank, N.A.	$48,666,666.67	13/C/62301/DTTP, United States
PNC Bank, National Association	$48,666,666.66	13/P/63904/DTTP, United States
KeyBank National Association	$44,000,000	13/K/216374/DTTP, United States
Citizens Bank, N.A.	$30,000,000	13/C/356159/DTTP, United States
Total:	$350,000,000	—

L/C Commitment

Lender	Commitment	Percentage
Deutsche Bank AG New York Branch	$25,000,000	50%
Bank of America, N.A.	$25,000,000	50%
Total:	$50,000,000	—

SCHEDULE 7.01(j)

EXISTING LIENS

1. None.

SCHEDULE 7.02(j)

EXISTING INVESTMENTS

1.	Construction Products Dubai, Inc. holds: (i) a 49% interest in Cormix Middle East, LLC, a company organized and existing under the laws of Dubai; and (ii) a 49% interest in Emirates Chemicals, LLC, a company organized and existing under the laws of Dubai.

SCHEDULE 7.03(d)

EXISTING INDEBTEDNESS

1. The Foreign Credit Facilities set forth below and the guarantees thereof by any Loan Party.

Subsidiary	Country	Bank	Currency	Amount (Million USD)
GCP Applied Technologies Africa (Pty) Ltd.	South Africa	Citibank	ZAR	$1.8
Emirates Chemicals LLC	United Arab Emirates	HSBC	AED	$2.5
GCP Uygulamali Teknolojile ve Yapi Kimyasallari Sanayi ve Ticaret A.S.	Turkey	İş Bank	TRY	$1.3
GCP Uygulamali Teknolojile ve Yapi Kimyasallari Sanayi ve Ticaret A.S.	Turkey	Garanti Bank	TRY	$1.6
GCP Canada Inc.	Canada	Bank of America	CAD	$5.9
W.R. Grace Argentina SA	Argentina	BBVA	ARS	$0.3
W.R. Grace Argentina SA	Argentina	HSBC	ARS	$0.5
Grace Brazil Ltda.	Brazil	Bradesco	BRL	$1.8
Grace Brazil Ltda.	Brazil	Itau	BRL	$0.9
Grace Colombia SA	Colombia	Banco de Occidente	COP	$1.2

GCP Applied Technologies S.A. de C.V.	Mexico	HSBC	MXN	$2.4
GCP Applied Technologies Holdings (Thailand)	Thailand	Bank of America	USD	$1.0
GCP Applied Technologie (Malaysia) Sdn. Bhd	Malaysia	Bank of America	MYR	$0.4
GCP Chemicals KK	Japan	Bank of America	USD	$0.5
GCP (Hong Kong) Ltd.	Hong Kong	Bank of America	USD	$1.0
GCP Australia Pty. Ltd	Australia	Bank of America	USD	$3.0
GCP Applied Technologies (India) Pvt. Ltd.	India	Bank of America	USD	$12.0
GCP (Singapore) Private Ltd.	Singapore	Bank of America	USD	$2.0
PT GCP Applied Technologies Indonesia	Indonesia	Bank of America	USD	$1.0
GCP Applied Technologies Products (Philippines) Inc.	Philippines	Bank of America	USD	$1.0
GCP Applied Technologies (China) Ltd.	China	Bank of America	USD	$15.0
GCP Applied Technologies (China) Ltd.	China	HSBC	CNY	$1.5

Total				$58.7

SCHEDULE 7.08

TRANSACTIONS WITH AFFILIATES

1. None.